Exhibit 2.1 EXECUTION VERSION Confidential STOCK PURCHASE AGREEMENT BY AND AMONG KINETX, INC., as the Company, INTUITIVE MACHINES, INC., as the Buyer, THE SHAREHOLDERS SIGNATORY HERETO as the Majority Shareholders, UPON JOINDER, THE ADDITIONAL SHAREHOLDERS SIGNATORY HERETO as the Non-Majority Shareholders, and together with the Majority Shareholders, the Sellers, AND SHAREHOLDER REPRESENTATIVE SERVICES LLC as the Sellers’ Representative, Dated as of August 6, 2025

TABLE OF CONTENTS Page - i - ARTICLE 1 DEFINITIONS ........................................................................................................................ 2 1.1 Definitions ......................................................................................................................... 2 1.2 Interpretive Provisions ..................................................................................................... 18 ARTICLE 2 PURCHASE AND SALE OF THE COMPANY STOCK ................................................... 20 2.1 Purchase and Sale of the Company Stock. ....................................................................... 20 2.2 Transactions to be Effected at the Closing....................................................................... 20 2.3 Purchase Price Adjustment .............................................................................................. 23 2.4 Withholding ..................................................................................................................... 25 ARTICLE 3 THE CLOSING ..................................................................................................................... 25 3.1 Closing; Closing Date ...................................................................................................... 25 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLERS .................................... 26 4.1 Binding Obligations ......................................................................................................... 26 4.2 No Defaults or Conflicts .................................................................................................. 26 4.3 Governmental Authorization ........................................................................................... 26 4.4 Company Stock ................................................................................................................ 26 4.5 Litigation .......................................................................................................................... 27 4.6 Brokers ............................................................................................................................. 27 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY SUBSIDIARIES ......................................................................................... 27 5.1 Organization and Qualification ........................................................................................ 27 5.2 Binding Obligations. ........................................................................................................ 27 5.3 No Defaults or Conflicts. ................................................................................................. 28 5.4 Governmental Authorization ........................................................................................... 29 5.5 Capitalization ................................................................................................................... 29 5.6 Litigation .......................................................................................................................... 29 5.7 Subsidiaries ...................................................................................................................... 29 5.8 Financial Statements. ....................................................................................................... 30 5.9 Intellectual Property. ........................................................................................................ 31 5.10 Compliance with Laws .................................................................................................... 33 5.11 Contracts. ......................................................................................................................... 33 5.12 Government Contracts ..................................................................................................... 35 5.13 Taxes ................................................................................................................................ 40 5.14 Permits ............................................................................................................................. 43 5.15 Employee Benefit Plans. .................................................................................................. 43 5.16 Employee and Labor Matters. .......................................................................................... 45 5.17 Environmental Compliance ............................................................................................. 48 5.18 Insurance .......................................................................................................................... 48 5.19 Real Property. .................................................................................................................. 49 5.20 Title to Assets .................................................................................................................. 50 5.21 Affiliate Transactions ...................................................................................................... 50 5.22 Absence of Certain Changes or Events. ........................................................................... 50 5.23 Brokers ............................................................................................................................. 51 5.24 Books and Records .......................................................................................................... 51 5.25 Indebtedness..................................................................................................................... 52 5.26 Undisclosed Liabilities .................................................................................................... 52 5.27 Certain Payments. ............................................................................................................ 52 5.28 Customers and Suppliers. ................................................................................................ 53 5.29 Engineering Corporation Status and Professional Licenses ............................................ 53

5.30	Assets.	53
5.31	Privacy and Data Security	54
5.32	Exclusivity of Representations	55
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE BUYER		55
6.1	Organization	55
6.2	Binding Obligations	55
6.3	No Defaults or Conflicts	56
6.4	Governmental Authorization	56
6.5	Litigation	56
6.6	Brokers	56
6.7	Investment Purpose	56
6.8	Non-Reliance	56
ARTICLE 7 COVENANTS		57
7.1	Conduct of Business Prior to the Closing	57
7.2	Public Announcements	59
7.3	Retention of Books and Records	59
7.4	Tax Matters.	60
7.5	Sellers' Representative.	63
7.6	Seller Release	65
7.7	Regulatory and Other Authorizations; Notices and Consents.	65
7.8	No Solicitation or Negotiation	66
7.9	Further Assurances	66
7.10	Termination of 401(k) Plan	66
7.11	Withholding and Payroll Tax Matters	66
ARTICLE 8 CONDITIONS TO CLOSING		67
8.1	Conditions to Obligations of the Sellers and the Company	67
8.2	Conditions to Obligations of Buyer	67
ARTICLE 9 SURVIVAL; INDEMNIFICATION		69
9.1	Survival	69
9.2	Indemnification.	69
9.3	Indemnification Procedure	70
9.4	Certain Limitations.	72
9.5	Knowledge and Investigation	72
9.6	Escrow Release	72
9.7	Exclusive Remedies	73
ARTICLE 10 TERMINATION		73
10.1	Termination	73
10.2	Effect of Termination	74
ARTICLE 11 MISCELLANEOUS		74
11.1	Expenses	74
11.2	Amendment	74
11.3	Entire Agreement	74
11.4	Headings	75
11.5	Notices	75
11.6	Exhibits and Disclosure Schedules.	76
11.7	Waiver	76
11.8	Binding Effect; Assignment	76
11.9	No Third Party Beneficiary	76

- ii -

- iii - 11.10 Counterparts ..................................................................................................................... 76 11.11 Governing Law ................................................................................................................ 77 11.12 Consent to Jurisdiction and Service of Process ............................................................... 77 11.13 WAIVER OF JURY TRIAL ............................................................................................ 77 11.14 Specific Performance ....................................................................................................... 77 11.15 Severability ...................................................................................................................... 77 11.16 Conflict Waiver ................................................................................................................ 77 11.17 Attorney-Client Privilege ................................................................................................. 78

- iv - Exhibits Exhibit A Company Subsidiaries Exhibit B Balance Sheet Rules Exhibit C Form of Escrow Agreement Exhibit D Example Net Working Capital Calculation Exhibit E Form of Lock-Up Agreement Exhibit F Form of Employment Agreement Exhibit G Form of Consulting Agreement Exhibit H Form of Paying Agent Agreement Exhibit I Form of IP Assignment Agreement Schedule I Payment Allocation Schedule Schedule II List of Key Employees Schedule III IP Assignment Employees Schedule IV Invoiced Contracts

STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 6th day of August, 2025, by and among Intuitive Machines, Inc., a Delaware corporation (the “Buyer”), KinetX, Inc., a California corporation (the “Company”), the shareholders of the Company signatory hereto (the “Majority Shareholders”), the additional shareholders of the Company signatory hereto, upon joinder (the “Non-Majority Shareholders” and together with the Majority Shareholders, each individually a “Seller” and collectively, the “Sellers”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Sellers (the “Sellers’ Representative”). RECITALS WHEREAS, the Sellers are the record owners of 100% of the issued and outstanding shares of capital stock of the Company (the “Company Stock”); WHEREAS, the Company directly owns (i) all of the issued and outstanding shares of capital stock of 8710112 Canada Inc. (the “8710112 Canada Stock”), which directly owns 163,750 Class A Preferred Shares of 8061289 Canada Inc. (8710112 Canada Inc. and 8061289 Canada Inc., the “Applicable Canadian Entities”), which directly owns 250,000 Class A Preferred Shares of 9496041 Canada Inc. (“NorthStar”), (ii) 45,850 Class A Common Shares and 6,001 Class B Preferred Shares of NorthStar (the “NorthStar Stock”), and (iii) 229 Class A Common Shares of 9540253 Canada Inc. (the “HoldCo Stock”), which owns 30,000 Class B Common Shares and 33,000 Class B Preferred Shares of NorthStar; WHEREAS, prior to the Closing and in connection with the sale of all of the Company Stock by the Sellers to the Buyer hereunder, the Company will (i) form a direct wholly-owned Arizona corporation (the “New Arizona Holdco”), (ii) contribute all of the 8710112 Canada Stock, the NorthStar Stock, and the HoldCo Stock (and will not contribute any other assets or property) to the New Arizona Holdco, and (iii) immediately following such contribution, distribute all of the issued and outstanding shares of capital stock of New Arizona Holdco to the Sellers, with the effect that following such distribution and through the Closing, the Company will not directly or indirectly own any issued and outstanding capital stock in the New Arizona Holdco, any of the Applicable Canadian Entities, or NorthStar (the transactions set forth in (i) through (iii) are collectively, the “Pre-Closing Spin-Out”); WHEREAS, all holders of common stock of the Company (the “Common Stockholders”) and all holders of preferred stock of the Company (the “Preferred Stockholders” and together with the Common Stockholders, the “Company Stockholders”) have entered into that certain Drag-Along Side Letter, dated as of July 1, 2025 (the “Drag-Along Agreement”), pursuant to which the Preferred Stockholders have the right to require all other Company Stockholders to sell their shares of Company Stock in connection with a Drag-Along Sale (as defined therein); WHEREAS, all of the Preferred Stockholders have approved and elected to effect the sale of the Company pursuant to this Agreement and have exercised the drag-along rights in accordance with the terms of the Drag-Along Agreement; WHEREAS, no later than three (3) Business Days following the date of this Agreement, each Non- Majority Shareholder shall execute a joinder to this Agreement pursuant to the terms of the Drag-Along Agreement; WHEREAS, each Majority Shareholder (and, upon joinder, each Non-Majority Shareholder) wishes to sell to the Buyer, and the Buyer wishes to purchase from the Majority Shareholders (and, upon joinder, the Non-Majority Shareholders), the Company Stock, upon the terms and subject to the conditions

- 2 – set forth in this Agreement (together with the other transactions contemplated by this Agreement, including the entering into and performance of the Transaction Documents, the “Transaction”). NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows: ARTICLE 1 DEFINITIONS 1.1 Definitions. The following terms, whenever used herein, shall have the following meanings for all purposes of this Agreement. “401(k) Plan” has the meaning set forth in Section 2.2(a)(ix). “401(k) Plan Termination” has the meaning set forth in Section 7.10. “8710112 Canada Stock” has the meaning set forth in the Recitals. “Accounting Firm” means RSM US, or if RSM US is unable or unwilling to serve in this role, then such other nationally recognized independent public accounting firm as agreed by the Buyer and the Sellers’ Representative in writing. “Action” means any action, suit, arbitration, claim, mediation, complaint, demand, petition, audit, allegation of Liability, investigation, inquiry, hearing, or other proceeding, in each case before any Governmental Authority, whether civil, criminal, administrative or otherwise, at law or in equity. “Adjustment Escrowed Shares” means 14,340 shares of Buyer Stock. “Affiliate” means as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by Contract or otherwise. “Agreement” has the meaning set forth in the introductory paragraph of this Agreement. “AI Technologies” has the meaning set forth in Section 5.31(f). “Anti-Corruption Laws” means any applicable Laws regarding corruption, bribery or any similar related activities that are in full force and effect in the United States and any other jurisdiction where the Company or any Company Subsidiary operates, including the United States Foreign Corrupt Practices Act and its rules and regulations. “Antitrust Laws” means the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or foreign Laws applicable to the Buyer, the Sellers, the Company or any of the Company Subsidiaries that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. “Applicable 245A U.S. Tax Resident” has the meaning set forth in Section 7.4(g)(iii). “Applicable Canadian Entities” has the meaning set forth in the Recitals.

- 3 – “Balance Sheet Date” has the meaning set forth in Section 5.8(a). “Balance Sheet Rules” means the principles and methodologies set forth on Error! Reference source not found.. “Base Amount” means an amount equal to $15,000,000. “Bid” means any bid, proposal, offer or quote for supplies, services or construction, whether solicited or unsolicited, made by the Company, any Company Subsidiary or by a contractor team or joint venture in which the Company or any Company Subsidiary is participating, that, if accepted would lead to an award of a Government Contract. “Books and Records” has the meaning set forth in Section 7.3. “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas are authorized or required by Law or executive order to close. “Buyer” has the meaning set forth in the introductory paragraph of this Agreement. “Buyer Indemnified Person” has the meaning set forth in Section 9.2(a). “Buyer Stock” means 1,434,034 shares of Class A Common Stock, par value $0.0001 per share, of Buyer. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and includes any regulations or other official guidance promulgated thereunder. “Calculation Time” means 11:59 pm CT on the Closing Date. “Change of Control Payment” means any sale or transaction related bonuses, change of control bonuses, stay or retention bonuses, severance, termination, or similar compensation and benefits that become payable by the Company or any of the Company Subsidiaries to any Relevant Service Provider, whether directly in connection with the transactions contemplated hereby or by the Transaction Documents, or following the occurrence of any additional event (in whole or in part, whether by single-trigger, double- trigger or multiple trigger conditions) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, inclusive of the employer portion of any payroll, social security, unemployment and similar Taxes related thereto. “Claims” means any and all actions, suits, claims, demands, complaints, petitions, inquiries, audits, examinations, investigations, arbitrations, mediations, hearings, proceedings, litigation, charges, causes of action, or other proceedings of any nature, whether civil, criminal, administrative, regulatory, or otherwise, and whether at law or in equity, by or before any Governmental Authority, court, arbitrator, mediator, or other tribunal, including any appeal or appellate proceeding arising therefrom. “Closing” has the meaning set forth in Section 3.1. “Closing Cash” means the aggregate cash and cash equivalents of the Company and the Company Subsidiaries on a consolidated basis, determined in accordance with the Balance Sheet Rules, as of the Calculation Time, net of (a) any outstanding checks, wires and bank overdrafts of the Company or the Company Subsidiaries, (b) Restricted Cash, and (c) any cash or cash equivalents expended for any transaction not in the ordinary course of business consistent with past practice occurring on the Closing

- 4 – Date prior to the Closing, including payment of any Indebtedness or Transaction Expenses. For the avoidance of doubt, Closing Cash may be a positive or negative number. “Closing Date” has the meaning set forth in Section 3.1. “Closing Indebtedness” means the Indebtedness of the Company and the Company Subsidiaries on a consolidated basis, as of the Calculation Time. “Closing Statement” has the meaning set forth in Section 2.3(b). “Closing Transaction Expenses” means the Transaction Expenses, as of the Calculation Time. “Closing Working Capital” means the Working Capital, determined in accordance with the Balance Sheet Rules, as of the Calculation Time. “Common Stockholder” has the meaning set forth in the Recitals. “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the introductory paragraph of this Agreement. “Company Data” means all confidential or sensitive data contained in the Systems, databases, files or other records of any of the Company or the Company Subsidiaries, whether or not in electronic form, including Personal Information and Trade Secrets. “Company Plan” means all “employee benefit plans” (as defined in Section 3(3) of ERISA), and all other employee benefit, welfare, supplemental unemployment benefit, bonus, pension, retirement, profit sharing, executive compensation, deferred compensation, incentive compensation, equity or equity-based compensation, equity purchase, equity option, equity appreciation, phantom equity, retention, severance, employment, change in control, health or other medical, dental, life, disability or other welfare benefit plan, fringe benefit, program, agreement or arrangement, whether or not subject to ERISA, whether funded or unfunded, written or unwritten, insured or self-insured, which is or has been sponsored, maintained or contributed to or required to be contributed to by the Company or any ERISA Affiliate, in each case, for the benefit of Relevant Service Providers and/or their respective dependents or beneficiaries, or pursuant to which the Company or any ERISA Affiliate has or may have any present or future liability, whether actual, potential or contingent (including such liability on account of an ERISA Affiliate). “Company Releasee” has the meaning set forth in Section 7.6. “Company Software” means all Software that is (a) owned or purported to be owned, developed (in whole or in part), used, marketed, sold, made available, distributed, licensed by the Company or any Company Subsidiary in the conduct of their respective businesses, or (b) embedded in, integrated with, bundled with, or provided in connection with any products or services of the Company or any Company Subsidiary. “Company Stockholders” has the meaning set forth in the Recitals. “Company Subsidiaries” means the Subsidiaries of the Company, which, for the avoidance of doubt, shall include the Applicable Canadian Entities.

- 5 – “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of June 5, 2024, by and between Buyer and the Company. “Consulting Agreement” means that certain Consulting Agreement, in the form attached hereto as Exhibit G, to be entered into between the Buyer and Christopher Bryan. “Contract” (and, with correlative meaning, “Contractual”) means any legally binding agreement, contract, obligation, indenture, bond, note, joint venture agreement, lease, license, instrument, commitment, arrangement or understanding, whether written or oral. “Current Assets” means, as of any date, the consolidated current assets of the Company and the Company Subsidiaries in those line items (and only those line items) included in the Example Net Working Capital Calculation, but excluding (a) cash and cash equivalents, (b) Income Tax assets, (c) deferred Tax assets, (d) reserves, allowances, and depreciation, and (e) intercompany receivables solely between the Company and any of the Company Subsidiaries (or solely between any of the Company Subsidiaries). “Current Liabilities” means, as of any date, the consolidated current liabilities of the Company and the Company Subsidiaries in those line items (and only those line items) included in the Example Net Working Capital Calculation, but excluding all (a) Indebtedness, (b) Transaction Expenses, (c) Income Tax Liabilities, and (d) deferred Tax Liabilities, and (e) all intercompany Liabilities between the Company and any of the Company Subsidiaries (or between any of the Company Subsidiaries). “Current Pre-Closing Income Taxes” means an amount equal to the sum of all of the Income Taxes of, imposed on, or payable by the Company or any of the Company Subsidiaries for any Pre-Closing Tax Period that have not been paid to the applicable Governmental Authority as of immediately prior to the Calculation Time (including such Taxes that are not yet due and payable or otherwise required to be paid to the applicable Governmental Authority as of immediately prior to the Calculation Time) in which (a) a Tax Return for the applicable Pre-Closing Tax Period has not been filed on or prior to the Closing Date and the due date (taking into account any valid extensions) of such Tax Return is after the Closing Date or (b) a Tax Return for the applicable Pre-Closing Tax Period has been filed on or prior to the Closing Date but the Taxes shown as due by the Company or a Company Subsidiary, as applicable on such Tax Return have not been fully paid as of immediately prior to the Calculation Time (but only to the extent of such unpaid Taxes reflected on such Tax Return). The amount of “Current Pre-Closing Income Taxes” shall be determined (i) in a manner consistent with the past custom and practice in preparing the Company’s or Company Subsidiary’s, as applicable, Tax Returns with respect to the applicable Income Taxes (except as otherwise required by applicable Law); (ii) by taking into account any applicable income or gain arising from the Pre-Closing Spin-Out to the extent such income or gain is required to be included pursuant to any applicable Income Tax Law; (iii) to the extent that such Tax period has not otherwise ended as of the Closing Date, by deeming the Tax period of any “controlled foreign corporation” (within the meaning of Section 957 of the Code) in which the Company held an interest in any Pre-Closing Tax Period to end as of and including the Closing Date for U.S. federal income tax purposes (and, where applicable, state and local Income Tax purposes), including for purposes of determining any inclusions required under Section 951 and 951A of the Code, and (iv) in the case of any Straddle Period, in the manner set forth in Section 7.4(a). For the avoidance of doubt, Current Pre-Closing Income Taxes in the aggregate or for any jurisdiction cannot be an amount below zero. “Data Protection Requirements” has the meaning set forth in Section 5.31(a). “Debt-Like Items” means (a) all obligations under capitalized leases with respect to which the Company or any of the Company Subsidiaries is liable, determined on a consolidated basis in accordance with GAAP; (b) any amounts for the deferred purchase price of goods and services, including any earn out

- 6 – Liabilities associated with past acquisitions; (c) any amount of any unfunded, or of any underfunding of any, pension or deferred compensation plan or similar obligations (including the amount withdrawn from any Multiemployer Plans), and in all cases, the employer’s portion of any payroll, social security, unemployment and similar Taxes relating thereto; (d) any earned but unpaid or unaccrued bonuses, commissions and any other incentive compensation paid or payable to Relevant Service Providers, and unpaid vacation and outstanding severance obligations otherwise payable to former employees or service providers of the Company or any Company Subsidiary, and in all cases, the employer’s portion of any payroll, social security, unemployment and similar Taxes relating thereto; (e) all Liabilities with respect to any Relevant Service Providers that arise before or on the Closing Date, including all Liabilities with respect to any Company Plan, all accrued salary, all workers’ compensation claims, and in all cases, the employer’s portion of any payroll, social security, unemployment and similar Taxes relating thereto; (f) all deposits and monies received in advance; (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of the Company Subsidiaries; (h) all Current Pre-Closing Income Taxes; and (i) all unpaid Pre-Closing Spin-Out Taxes. “Disagreement Deadline” has the meaning set forth in Section 2.3(c). “Disclosure Schedules” means the Schedules delivered by the Sellers to the Buyer concurrently with the execution and delivery of this Agreement. “Disputed Item” has the meaning set forth in Section 2.3(c). “Drag-Along Agreement” has the meaning set forth in the Recitals. “Encumbrance” means any lien, encumbrance, charge, claim, equitable interest, encroachment, right of way, right of first offer or refusal, adverse claim, title retention device, judgement, easement, community property interest, preemptive right, title defect, adverse claim of title, ownership, right of use, mortgage, option, pledge, or other security interest or restriction of any kind, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership. For the avoidance of doubt, “Encumbrance” shall not be deemed to include any license, option, or covenant of, or other Contractual obligation with respect to, any Intellectual Property. “Employees” means each person who, as of immediately prior to the Closing, is an active employee of the Company or any of the Company Subsidiaries. “Employment Agreements” means the Employment Agreements entered into by and between Intuitive Machines, LLC (or an Affiliate) and each Key Employee, in form and substance reasonably satisfactory to the parties thereto. “Employment Laws” has the meaning set forth in Section 5.16(b). “Environmental Claim” means any claim, notice of noncompliance or violation or Action by any Governmental Authority or Person alleging any violation of or liability arising under any Environmental Law or Permit issued or required thereunder, or the presence of, exposure to, Release, or threatened Release of any Hazardous Substance. “Environmental Laws” means any federal, state, provincial, local or municipal statute, Law or other rule, regulation, ordinance or code relating to (a) pollution (or the cleanup thereof), (b) protection of the environment, natural resources, wildlife, habitats or biodiversity (including ambient or indoor air, surface water, ground water, drinking water, land surface, sediment, or subsurface strata), (c) public or employee

- 7 – health and safety, including any employee or other illness or injury, (d) climate change, (e) the Release or threatened Release of a Hazardous Substance, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup, abatement, prevention, control or regulation of such Release or threatened Release, or (f) the management of any Hazardous Substance, including the manufacture, generation, formulation, processing, labeling, registration, reporting, licensing, use, sale, treatment, handling, storage, disposal, remediation, transportation, distribution, re-use, recycling or reclamation of any Hazardous Substance. “Environmental Permits” means any Permit required under Environmental Laws. “Equitable Exceptions” has the meaning set forth in Section 4.1. “Equity Interests” means: (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, (b) any ownership interests in a Person other than a corporation, including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, restricted stock, restricted stock units, equity appreciation rights, profits interests, phantom equity, convertible or exchangeable securities, calls or other rights to purchase or acquire any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any entity or other trade or business which is considered a single employer with the Company or any Company Subsidiary under Section 414 of the Code or 4001(a)(14) of ERISA. “Escrow Account” has the meaning set forth in Section 2.2(b)(i)(C). “Escrow Agent” means PNC Bank, National Association, or its successor in accordance with the Escrow Agreement. “Escrow Agreement” means that certain Escrow Agreement, by and among the Escrow Agent, the Buyer and the Sellers’ Representative, in the form attached hereto as Exhibit C. “Escrowed Adjustment Amount” means $150,003.60. “Escrowed Amount” means an amount equal to (a) the Escrowed Adjustment Amount, plus (b) the Escrowed Indemnity Amount, plus (c) the Escrowed Spin-Out Amount. “Escrowed Indemnity Amount” means $2,250,001.70. “Escrowed Shares” means the Adjustment Escrowed Shares, the Indemnity Escrowed Shares and the Spin-Out Escrowed Shares. “Escrowed Spin-Out Amount” means $1,050,004.28. “Estimated Closing Cash” means the Sellers’ good faith estimate of the Closing Cash, as set forth on the Pre-Closing Statement. “Estimated Closing Consideration Amount” means an amount equal to (a) the Base Amount, plus (b) Estimated Closing Cash, minus (c) Estimated Transaction Expenses, minus (c) Estimated Closing

- 8 – Indebtedness, plus (d) the Estimated Working Capital Excess (if applicable), minus (e) the Estimated Working Capital Shortfall (if applicable). “Estimated Closing Indebtedness” means the Seller’s good faith estimate of the Closing Indebtedness, as set forth on the Pre-Closing Statement. “Estimated Transaction Expenses” means the Sellers’ good faith estimate of the Closing Transaction Expenses, as set forth on the Pre-Closing Statement. “Estimated Working Capital” means the Seller’s good faith estimate of the Closing Working Capital, as set forth on the Pre-Closing Statement. “Estimated Working Capital Excess” means the amount by which the Estimated Working Capital exceeds the Working Capital Target. “Estimated Working Capital Shortfall” means the amount by which the Working Capital Target exceeds the Estimated Working Capital. “Example Net Working Capital Calculation” means the calculation set forth on Exhibit D. “Export Control Authorization” means any and all approvals, including export licensing and other authorizations under 22 C.F.R. Parts 122-130 and 15 C.F.R. Parts 730-744, required for the lawful conduct of the Company or any Company Subsidiary’s business under applicable Export Control Laws. “Export Control Laws” means all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export control Act (22 U.S.C. § 2778 et seq.), as amended; the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130); the Export Administration Act (50 U.S.C. App. §§ 2401 et seq.), as amended and continued in force by presidential order; the Export Control Reform Act of 2018 (Pub. L. No. 115-232); and the Export Administration Regulations (15 C.F.R. Part 730-774), and similar laws and regulations imposed, administered, or enforced by another country, except to the extent inconsistent with U.S. law. “Final Closing Cash” means the Closing Cash, as finally agreed or determined in accordance with Section 2.3. “Final Closing Consideration Amount” means an amount equal to (a) the Base Amount, plus (b) Final Closing Cash, minus (c) Final Transaction Expenses, minus (d) Final Closing Indebtedness, plus (e) the Final Working Capital Excess (if applicable), minus (f) the Final Working Capital Shortfall (if applicable). “Final Closing Indebtedness” means the Closing Indebtedness, as finally agreed or determined in accordance with Section 2.3. “Final Transaction Expenses” means the Closing Transaction Expenses, as finally agreed or determined in accordance with Section 2.3. “Final Working Capital” means the Closing Working Capital, as finally agreed or determined in accordance with Section 2.3. “Final Working Capital Excess” means the amount by which the Final Working Capital exceeds the Working Capital Target.

- 9 – “Final Working Capital Shortfall” means the amount by which the Working Capital Target exceeds the Final Working Capital. “Financial Statements” has the meaning set forth in Section 5.8(a). “Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Binding Obligations), Section 4.2 (No Defaults), Section 4.3 (Governmental Authorization), Section 4.4 (Company Stock) and Section 4.6 (Brokers), Sections 5.1 (Organization and Qualification), Section 5.2 (Binding Obligations), Section 5.3 (No Defaults or Conflicts), Section 5.4 (Governmental Authorization) Section 5.5 (Capitalization), Section 5.6 (Litigation), Section 5.9 (Intellectual Property), Section 5.13 (Taxes), Section 5.20 (Title to Assets), and Section 5.23 (Brokers). “Fraud” means a claim for common law fraud under the Laws of the State of Delaware in the making of the representations and warranties set forth in Article 4 and Article 5 in this Agreement and any other Transaction Document. “Funded Backlog” means the total amount of funding obligated to a Government Contract minus the total amount of direct costs, indirect costs and profit or fee incurred and allocable to such Government Contract. “GAAP” means United States generally accepted accounting principles, as in effect from on the date hereof; provided, however, that in the case of the Financial Statements, GAAP shall be as in effect on the date of the relevant Financial Statement. “Government Contract” has the meaning set forth in Section 5.12. “Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, any arbitral body or any government authority, agency, department, board, tribunal, commission or instrumentality of the United States, any foreign government, any state of the United States, or any municipality or other political subdivision thereof or of any other government in any jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Substance” means any substance, material, product or waste that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety, or is listed, classified or regulated as a “toxic substance,” “hazardous substance,” “hazardous waste” or words of similar meaning or effect, or is otherwise regulated pursuant to or which may give rise to liability under any Environmental Law or Permit issued or required thereunder, including, but not limited to, petroleum (including crude oil) and its products, by-products or fractions thereof, natural gas, natural gas liquids, liquefied natural gas and synthetic gas, friable asbestos, polychlorinated biphenyls, radon, urea formaldehyde insulation, asbestos- containing materials, radioactive materials, per- and polyfluoroalkyl substances, toxic mold, and 1-4, dioxane. “HoldCo Stock” has the meaning set forth in the Recitals. “Income Tax” means any income, franchise, gross receipts or similar Taxes, but for the avoidance of doubt, excluding any transfer, sales, use, value added, excise, filing, recording, documentary, stamp, or other similar Taxes.

- 10 – “Income Tax Return” means any Tax Return for Income Taxes. “Indebtedness” means, with respect to the Company and the Company Subsidiaries, without duplication, (a) indebtedness for borrowed money, (b) payment obligations due and owing under any interest rate, currency or other hedging agreement, (c) obligations under any performance bond or letter of credit, but only to the extent drawn, (d) Debt-Like Items, (e) for clauses (a) through (d) above, all accrued interest thereon, if any, and any termination fees, prepayment penalties, “breakage” costs or similar payments associated with the repayment of such Indebtedness, (f) all obligations secured by a purchase money mortgage or security interest or similar Encumbrance on property owned or acquired by such Person; (g) all obligations under conditional sale or other title retention agreements relating to property or assets purchased the Company, and (h) guarantees with respect to any indebtedness of any other Person of a type described in clauses (a) through (d) above. For the avoidance of doubt, Indebtedness shall not include (i) Transaction Expenses, (ii) any obligations under any performance bond or letter of credit to the extent undrawn or uncalled, (iii) any Indebtedness included in the calculation of Current Liabilities in the determination of Closing Working Capital, (iv) any intercompany Indebtedness solely among the Company and any Company Subsidiary or solely among any Company Subsidiary, or (v) any Indebtedness incurred by the Buyer and its Affiliates (and subsequently assumed by the Company or any Company Subsidiary) on the Closing Date. “Indemnity Escrowed Shares” means 215,105 shares of Buyer Stock. “Indemnified Person” has the meaning as set forth in Section 9.2(a)(iv). “Indemnifying Person” has the meaning set forth in Section 9.3. “Insurance Policies” has the meaning set forth in Section 5.17(a). “Intellectual Property” means any and all intellectual property, proprietary or industrial rights recognized or recognizable in any jurisdiction throughout the world, including any of the following: (a) trademarks, service marks, trade names, trade dress, logos, domain names, uniform resource locators, and other indicia of source and origin together with all goodwill signified thereby or otherwise associated therewith, as well as any and all applications, registrations and renewals related to the foregoing; (b) copyrights, works of authorship (whether or not copyrightable) and mask works, as well as any and all applications, registrations and renewals related to the foregoing; (c) trade secrets and confidential information or know-how, whether or not it has been reduced to writing or other tangible form, including inventions (whether or not patentable and whether or not reduced to practice), algorithms, Software, methods, promotional and informational materials, operation manuals, specifications, pictures, drawings, mock-ups, ideas, discoveries, business and marketing plans, customer lists, vendor lists, supplier lists, pricing and cost information, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data and designs and all related information (collectively, “Trade Secrets”); (d) patents including all issued patents and pending or abandoned patent applications (including all provisionals, continuations, continuations-in-part, divisions, reissues, reexaminations, substitutions, and extensions thereof), and all rights to apply for and enforce such rights, including any related inventions and improvements; and (e) all rights to use, license, assign or otherwise exploit any of the foregoing, and all rights to sue for, recover, and retain damages, costs and remedies (including attorneys’ fees) for past, present, or future infringement, misappropriation, or other violation of any of the foregoing. “Interim Financial Statements” has the meaning set forth in Section 5.8(a). “IP License” has the meaning set forth in Section 5.9(a).

- 11 – “IP License Agreement” has the meaning set forth in Section 8.2(b). “IRS” means the U.S. Internal Revenue Service. “Key Employees” means the employees listed on Schedule II. “Knowledge of the Company” or any similar phrase means the actual knowledge, after reasonable inquiry, of Christopher Bryan, Craig Cigich and Bobby Williams as of the time of determination. “Law(s)” means any foreign, federal, state or local law (including international conventions, protocols and treaties), common law, Order, statute, regulation, rule, code, executive order, injunction, judgment, decree, ordinance, policy, rule or other requirement of any Governmental Authority. “Leased Real Property” has the meaning set forth in Section 5.19(b). “Leases” has the meaning set forth in Section 5.19(b). “Liabilities” means any indebtedness, liabilities, demands, commitments or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, secured or unsecured or otherwise, whether due or to become due, whether arising out of any Contract or tort based on negligence or strict liability and whether or not the same would be required by GAAP to be stated in financial statements or disclosed in the notes thereto, and however arising and including all fees, costs and expenses related thereto. “Lock-Up Agreements” means the agreements to which specified Sellers shall be prohibited from selling, transferring, pledging, hypothecating, or otherwise disposing of any Buyer Stock received as consideration for this Transaction for a period of not less than six (6) months following the Closing Date. “Losses” means any and all deficiencies, judgments, settlements, losses, damages, liabilities, claims, interest, awards, fines, penalties, Taxes, diminution in value, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals) incurred in connection with investigating, defending, settling or satisfying any and all proceedings or Orders, and in seeking indemnification, compensation or reimbursement therefor; provided, however, that “Losses” shall not include punitive damages except to the extent such damages are awarded to a third party. “Malicious Software” means any Software, code, program, file, or script (including viruses, worms, Trojan horses, ransomware, spyware, adware, corrupted files, or other malicious code) that is capable of: (a) disrupting, damaging, disabling, harming, interfering with, permitting unauthorized access to or otherwise adversely affecting computer programs, data files, Systems, networks, or devices, or (b) accessing or misappropriating any data or information without proper authorization. “Material Adverse Effect” means any change, event, occurrence or development that has or would reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or assets of the Company and the Company Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” shall not include the impact on such business, results of operations, financial condition or assets arising out of or attributable to (a) conditions or effects that generally affect the industries in which the Company or any of the Company Subsidiaries operate (including legal and regulatory changes), (b) general economic conditions affecting any jurisdiction in which the Company or any of the Company Subsidiaries operate or the global economy generally, including changes in interest or exchange rates, (c) effects resulting from changes in equity or debt market conditions in any jurisdiction in which the

- 12 – Company or any of the Company Subsidiaries operate or the global economy generally, (d) any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, any acts of war (whether or not declared), political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States or any other country in which the Company or any of the Company Subsidiaries operate, (e) acts of God (including earthquakes, storms, fires, floods and natural catastrophes), (f) effects arising from changes or proposed changes in Laws, rules, regulations or accounting principles, (g) effects relating to or arising from the announcement of the execution of this Agreement or the transactions contemplated hereby or the identity of the Buyer or its Affiliates, (h) effects resulting from compliance with the terms and conditions of this Agreement by the Sellers, the Company or the Company Subsidiaries, (i) the failure to meet any projections or forecasts (it being understood that the change, event, occurrence or development giving rise or contributing to such failure that is not otherwise excluded pursuant to another clause of this definition may be deemed to constitute or be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect), (j) any epidemic, pandemic or disease outbreak and any material worsening of the foregoing (including COVID-19) or any shutdown or material limiting of certain United States or foreign federal, state, provincial, territorial or local government services, quarantine or similar directive, policy or other similar action by any Governmental Authority in connection with the foregoing, (k) any matter set forth on the Disclosure Schedules, or (l) any act or omission of the Buyer in material breach of this Agreement; provided, however, that any such change, event, occurrence or development with respect to clauses (a) through (f) and (j) above may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such any change, event, occurrence or development has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to other participants engaged primarily in the same industry in the geographic regions or product markets in which the Company and the Company Subsidiaries operate (in which case only the incremental disproportionate effect or effects may be taken into account in determining whether or not a Material Adverse Effect has occurred). “Material Contracts” has the meaning set forth in Section 5.11. “Majority Shareholders” has the meaning set forth in the introductory paragraph of this Agreement. “Multiemployer Plan” has the meaning set forth in Section 5.15(e). “New Arizona Holdco” has the meaning set forth in the Recitals. “Non-Majority Shareholders” has the meaning set forth in the introductory paragraph of this Agreement. “NorthStar” has the meaning set forth in the Recitals. “NorthStar Stock” has the meaning set forth in the Recitals. “NorthStar Spin-Out Stock” means the 8710112 Canada Stock, the NorthStar Stock, and the HoldCo Stock. “Notice of Disagreement” has the meaning set forth in Section 2.3(c). “OFAC” has the meaning set forth in Section 5.27(c)(i). “Open Source Software” means any Software that is distributed under a license that is generally approved by the Open Source Initiative or otherwise made available under terms that permit the use,

- 13 – modification, and distribution of the Software without requiring payment of royalties or fees, including Software licensed under the GNU General Public License (GPL), GNU Lesser GPL (LGPL), Affero GPL (AGPL), Mozilla Public License (MPL), Eclipse Public License (EPL), Apache License, BSD licenses or MIT license. “Order” means any judgment, order, writ, injunction, decision, ruling, stipulation, assessment, decree or award of, or settlement or agreement with, whether preliminary or final, any Governmental Authority. “Organizational Documents” shall mean, with respect to any Person that is not a natural person, such Person’s charter, certificate or articles of incorporation or formation, bylaws, memorandum and articles of association, operating agreement, limited liability company agreement, partnership agreement, limited partnership agreement, limited liability partnership agreement or other constituent or organizational documents of such Person. “Owned Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned by the Company or any Company Subsidiary. “Owned Real Property” has the meaning set forth in Section 5.19(a). “Paying Agent” means PNC Bank, National Association, in its capacity as paying agent. “Paying Agent Agreement” means the Paying Agent Agreement, in the form attached hereto as Exhibit H, between the Paying Agent, the Buyer and the Sellers’ Representative. “Payment Allocation Schedule” means the Payment Allocation Schedule attached hereto as Schedule I, setting forth the following information, calculated in accordance with the terms and conditions of the Company’s Organizational Documents and this Agreement (as applicable): (a) each Seller’s name, address, and email address, (b) the number of shares of each class of Company Stock held as of immediately prior to the Closing Date by each such Seller, (c) a calculation of the aggregate amount of the Estimated Closing Consideration Amount to be paid or delivered, as applicable, to each Seller in respect of each such Seller’s Company Stock, (d) a calculation of the aggregate amount of the Estimated Closing Consideration Amount to be paid or delivered, as applicable, to each Seller in respect of each such Seller’s Company Stock, and (e) the number of shares of Buyer Stock to be delivered to each Seller in respect of each such Seller’s Company Stock. “Permits” means consents, authorizations, registrations, waivers, permits, licenses, certificates, grants, qualifications, approvals, rights and all other authorizations by or of Governmental Authorities; provided, however, that “Permits” shall include any qualification to conduct business in any state issued by the secretary of state or other similar body only where any such registration is a condition of sales of the products of the Company of the Company Subsidiaries. “Permitted Encumbrances” means, (a) Encumbrances created by the acts of the Buyer or the Buyer’s Affiliates, (b) Encumbrances for Taxes, assessments and other government charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) mechanics’, workmen’s, landlord’s materialmen’s, repairmen’s, warehousemen’s, carriers’ or other like Encumbrances with respect to Real Property incurred in the ordinary course of business for amounts which are not due and payable, (d) Encumbrances relating to purchase money security interests entered into in the ordinary course of business, (e) Encumbrances in respect of pledges or deposits under workers’ compensation Laws or similar legislation, unemployment insurance or other types of social security or to secure government Contracts,

- 14 – the performance of leases, trade contacts and similar obligations, (f) Encumbrances and defects or irregularities in title to any Real Property that do not materially and adversely affect the current use, operation or value of the underlying asset, (g) easements, Encumbrances, covenants, conditions, reservations, rights of way, servitudes, encroachments, licenses, protrusions, utility company rights, restrictions of record, if any, that do not materially and adversely affect the current use operation, value or occupancy of any Real Property, (h) building and zoning laws, ordinances, codes and regulations now or hereinafter in effect relating to any Real Property that are not violated by the use, operation or occupancy of the Real Property or the characteristics of any improvements on the Real Property, (i) other Encumbrances which do not materially and adversely affect the current use, or operation of, or materially and adversely affect the value of the Real Property, (j) any Encumbrances and other matters created or suffered by any landlord, sublandlord, grantor, or licensor, as applicable, with an interest therein that do not breach the underlying Lease or materially and adversely affect the current use, operation or occupancy of any Real Property, and (k) any lease, sublease or similar occupancy arrangement or other Encumbrance set forth on Schedule 5.19(b). “Person” means any individual, corporation (including any not for profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority. “Personal Information” means: (a) any data and information that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with a natural Person (e.g., name, street address, telephone number, e- mail address, Social Security numbers, driver’s license number, passport number, credit card number, user or account number, credentials, biometric information, etc.); or (b) data or information considered “personal information,” “personally identifiable information”, “individually identifiable health information,” “protected health information,” “user data”, “customer data”, “sensitive data”, “individual data”, “personal financial information” or “personal data” (or similar term or terminology) under Privacy Laws. “Pre-Closing Statement” has the meaning set forth in Section 2.3(a). “Pre-Closing Spin-Out” has the meaning set forth in the Recitals. “Pre-Closing Spin-Out Return” means the U.S. federal income tax return of the Company for the taxable year of the Company in which the Pre-Closing Spin-Out occurs. “Pre-Closing Spin-Out Taxes” means any Taxes of, imposed on, or payable by the Company arising from or attributable to the Pre-Closing Spin-Out. “Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the Closing Date. “Pre-Closing Taxes” means any and all (a) Taxes (or the non-payment thereof) of, imposed on, or payable by the Company or any of the Company Subsidiaries for any Pre-Closing Tax Period (in the case of any Straddle Period, determined in the manner set forth in Section 7.4(a)), (b) to the extent not otherwise covered in (a), Taxes arising from the payment of the Closing Indebtedness or Closing Transaction Expenses; (c) Taxes for which the Company or any of the Company Subsidiaries becomes liable by reason of (i) being a member of an affiliated, combined, consolidated, unitary, aggregate, or similar Tax group at any time prior to the Closing, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar provision under any state, local, or foreign Tax Law, (ii) being a successor-in-interest or transferee of any other Person, Contract, any Law, or otherwise, which Taxes relate to an event or

- 15 – transaction occurring prior to Closing, or (iii) having an express or implied obligation to indemnify any other Person under any Tax allocation Contract, Tax sharing Contract, Tax indemnity Contract, or other similar Contract relating to Taxes that was executed or in effect at any time prior to Closing; (d) Transfer Taxes; and (e) Pre-Closing Spin-Out Taxes; provided, however, that Pre-Closing Taxes shall be determined (i) without duplication of any such Taxes that were included in the Final Closing Indebtedness or Final Transaction Expenses or as a Current Liability in the Final Working Capital and (ii) to the extent that such Tax period has not otherwise ended as of the Closing Date, by deeming the Tax period of any “controlled foreign corporation” (within the meaning of Section 957 of the Code) in which the Company held an interest in any Pre-Closing Tax Period to end as of and including the Closing Date for U.S. federal income tax purposes (and, where applicable, state and local Income Tax purposes), including for purposes of determining any inclusions required under Section 951 and 951A of the Code. “Preferred Stockholder” means the holders of preferred stock of the Company. “Privacy Laws” means all applicable Laws issued by any Governmental Authority, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security, or Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, Social Security number protection, Processing and security of payment card information, and email, text message, or telephone communications, including, as applicable, the Federal Trade Commission Act; the Telephone Consumer Protection Act; the Telemarketing and Consumer Fraud and Abuse Prevention Act; the Controlling the Assault of Non-Solicited Pornography and Marketing Act; the California Consumer Privacy Act (“CCPA”); the Computer Fraud and Abuse Act; the Payment Card Industry Data Security Standards; and all other similar international, federal, state, provincial and local Laws. “Privacy Policies” means each external or internal notice, statement, or other policy relating to Personal Information, including externally published, present privacy policies and terms of use. “Pro Rata Portion” means, with respect to each Seller, a fraction (expressed as a percentage) set forth opposite such Seller’s name in the Payment Allocation Schedule under the heading “Pro Rata Portion”; provided that in all cases the aggregate Pro Rata Portion of all Sellers shall equal 100%. “Process”, “Processing” or “Processed” means any operation or set of operations which is performed on Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such Personal Information. “Property Tax” has the meaning set forth in Section 7.4(a). “Real Property” has the meaning set forth in Section 5.19(b). “Recitals” means the introductory paragraphs of this Agreement. “Reference Date” means the date that is six (6) years prior to the date of this Agreement. “Registered Intellectual Property” has the meaning set forth in Section 5.9(a). “Related Parties” has the meaning set forth in Section 5.21(a). “Release” means any spill, emission, escaping, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, emitting, placing or migrating, including the movement of

- 16 – materials through, into or upon any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment, including any natural or man-made structure. For the avoidance of doubt, the term “Release” shall include the abandonment or discarding of barrels, containers or other closed receptacles containing any Hazardous Substances. “Relevant Service Provider” means any current or former employee, officer, director of the Company or any Company Subsidiary, or any other current or former individual service provider to the Company or any Company Subsidiary. “Remaining Disputed Items” has the meaning set forth in Section 2.3(c). “Representative Reserve” means $100,000. “Representatives” means, with respect to any Person, any director, officer, agent, employee, general partner, member, equityholder, advisor or representative of such Person. “Restricted Cash” means all cash and cash equivalents that is not freely useable and available because it is subject to restrictions or limitations on use or distribution either by Contract, for regulatory, legal or Tax purposes (including because of the imposition of any withholding or other Tax or any such cash or cash equivalents if were to be distributed or otherwise repatriated to the Company), or is cash and cash equivalents that is collected from customers in advance, is being held on behalf of customers and represents a liability to such customers. For the avoidance of doubt, security deposits under real estate leases constitute Restricted Cash. “Restricted Parties” means Christopher Bryan, Craig Cigich, and Bobby Williams. “Sanctions” has the meaning set forth in Section 5.27(c)(i). “Section 245A Election” has the meaning set forth in Section 7.4(g)(iii). “Securities Act” has the meaning set forth in Section 6.7. “Security Incident” means any actual or reasonably suspected (i) breach of security or other unauthorized access to, or use of, or other compromise to, the integrity or availability of any Systems, (ii) unauthorized Processing or accessing of any data or information or (iii) compromise, intrusion, misuse, interference or unauthorized access to or use of any Systems, or any unauthorized Processing of any data or information hosted, stored on or accessed (or accessible) therefrom, including any ransomware attack, distributed denial-of-service attack or any other similar incident, in each instance, regardless of whether any such an incident or breach triggers any notice or reporting obligations under applicable Laws. “Seller” has the meaning set forth in the introductory paragraph of this Agreement. “Seller Indemnifying Person” means any Seller, and, as applicable, any Affiliate, equityholder, member, partner, manager, officer, director, employee, agent, representative, successor, or assign of a Seller, against whom a claim for indemnification is asserted under this Agreement in respect of any matter for which the Seller or such related party is obligated to provide indemnification to the Buyer or any Buyer Indemnified Person pursuant to the terms of this Agreement. “Seller Indemnified Person” has the meaning set forth in Section 9.2(a)(iv). “Seller Releasor” has the meaning set forth in Section 7.6.

- 17 – “Sellers’ Representative” has the meaning set forth in the introductory paragraph of this Agreement. “Software” means any and all (a) computer programs, applications, operating systems, software tools, interfaces, utilities, firmware, and other software code of any kind (including all source code, object code, executable code, libraries and code documentation), whether in tangible or intangible form, whether standalone or embedded and whether custom-developed or commercially available; (b) databases and compilations, including any and all data and collections of data, whether machine-readable or otherwise; (c) documentation, including user manuals, technical manuals, specifications, architecture, flowcharts, designs and functional and technical requirements, in each case relating to any of the foregoing; and (d) all rights, title, and interest (including all intellectual property rights) in and to the foregoing, including all current and prior versions, modifications, enhancements, updates, upgrades, patches, improvements, and derivative works and all related records and materials. “Spin-Out Escrowed Shares” means 100,382 shares of Buyer Stock. “Straddle Period” means any Tax period beginning on or before and ending after the Closing Date. “Subsidiaries” or “Subsidiary” means, when used with respect to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities, or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly, beneficially owned or controlled by such Person or by any one or more of its Subsidiaries. “Systems” has the meaning set forth in Section 5.9(f). “Tax” or “Taxes” means any U.S. federal, state, or local, foreign, or other taxes, fees, assessments, duties, or other charges of any kind whatsoever imposed by any Governmental Authority, including income, gross receipts, gross income, commercial activities, commerce, business and occupation, premium, windfall profits, environmental, customs duties, stamp, severance, profits, withholding, payroll, employment, occupation, sales, use, value added, alternative or add-on minimum, estimated, excise, services, valuation, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, escheat, transfer, franchise, or other tax, fee, assessment, duty, or other charge of any kind whatsoever imposed by any Governmental Authority, whether calculated on a separate, consolidated, combined, unitary, or other basis, and together with any interest thereon, any penalties, additions to tax, or additional amounts with respect thereto and any interest in respect of such penalties, additions, or additional amounts, whether disputed or not. “Tax Advisor” has the meaning set forth in Section 7.11. “Tax Basis Schedule” has the meaning set forth in Section 7.4(g)(i). “Tax Contests” has the meaning set forth in Section 7.4(e). “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Termination Date” has the meaning set forth in Section 10.1(a).

- 18 – “Third Party Claim” has the meaning set forth in Section 9.3(b). “Top Customer” has the meaning set forth in Section 5.28(a). “Top Vendor” has the meaning set forth in Section 5.28(b). “Transaction Documents” means any and all agreements, documents, certificates or instruments being delivered pursuant to this Agreement, including, the Consulting Agreement, the Restrictive Covenant Agreements, the Intellectual Property Assignments, the Paying Agent Agreement, the Lock-Up Agreement and the Escrow Agreement. “Transaction Expenses” means, to the extent not paid by the Sellers, the Company or any Company Subsidiary prior to the Calculation Time for calculating Closing Transaction Expenses, (a) all fees, costs and expenses (including legal, accounting and financial advisory expenses and all brokers’, finders’ or similar fees in connection with the transactions contemplated hereby or by the Transaction Documents) incurred or otherwise payable by the Company or any of the Company Subsidiaries in connection with the transactions contemplated by this Agreement, (b) any fees and expenses associated with obtaining necessary or appropriate waivers, consents, or approvals of any Governmental Authority or third parties on behalf of the Company or any of the Company Subsidiaries in connection with the transactions contemplated hereby or by the Transaction Documents; (c) any fees or expenses associated with obtaining the release and termination of any Encumbrances in connection with the transactions contemplated hereby or by the Transaction Documents; (d) all Change of Control Payments, (e) 50% of the costs, expenses and amounts payable to the Escrow Agent, (f) 50% of the costs, expenses and amounts payable to the Paying Agent, and (h) the Transfer Taxes allocated to the Sellers in Section 7.4(d). “Transfer Taxes” has the meaning set forth in Section 7.4(d). “Treasury Regulations” mean the United States Treasury regulations promulgated under the Code. “Unaudited Financial Statements” means, for each of the fiscal years ended December 31, 2023 and December 31, 2024, the unaudited consolidated (a) balance sheets, (b) statements of operations, (c) statements of stockholders’ equity and (d) statements of cash flows, in each case, for the Company and the Company Subsidiaries. “Unfunded Backlog” means the total price or estimated cost of a Government Contract minus the Funded Backlog associated with such Government Contract. “Unpaid Withholding and Payroll Taxes” has the meaning set forth in Section 7.11. “Withholding Remediation Plan” has the meaning set forth in Section 7.11. “Working Capital” means, at any date, all Current Assets minus all Current Liabilities. For the avoidance of doubt, Working Capital may be a positive or negative number and shall exclude Closing Cash and Closing Indebtedness. “Working Capital Target” means $724,000. “Valuation” has the meaning set forth in Section 7.4(g)(i). 1.2 Interpretive Provisions. Unless the express context otherwise requires:

- 19 – (a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean United States Dollars; (d) references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement; (e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) the words “party” or “parties” or “parties hereto” shall refer to the parties to this Agreement; (g) references herein to any gender shall include each other gender; (h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (i) references herein (but not in the Disclosure Schedules) to any Contract (including this Agreement) means such Contract as amended, supplemented or modified from time to time in accordance with the terms thereof; (j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (k) references herein to any Law mean such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; (l) the word “or” is not exclusive; (m) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder; (n) references herein to documents having been “made available” to the Buyer, “delivered to” the Buyer, “provided” to the Buyer or other phrases or similar import, will mean that such documents have been uploaded to the virtual data room hosted by SecureDocs at least two (2) Business Days prior to the date of this Agreement (other than with respect to the Pre-Closing Statement); and (o) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP.

- 20 – ARTICLE 2 PURCHASE AND SALE OF THE COMPANY STOCK 2.1 Purchase and Sale of the Company Stock. (a) Upon and subject to the terms and conditions set forth in this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase from the Sellers, all right, title and interest in and to, the Company Stock, free and clear of all Encumbrances, other than restrictions on transfer arising under applicable securities Laws. (b) The aggregate consideration for the purchase and sale of the Company Stock contemplated by this Section 2.1 will be (a) an amount paid in cash equal to the Estimated Closing Consideration Amount and (b) Buyer Stock, and shall be subject to adjustment following the Closing pursuant to the terms hereof. The parties hereto acknowledge and agree that the number of shares of Buyer Stock has been calculated on the basis that such shares have a value of $10.46. 2.2 Transactions to be Effected at the Closing. At or prior to the Closing, the following transactions shall be effected by the parties to this Agreement: (a) The Sellers and/or the Company, as applicable, shall deliver, or cause to be delivered, to the Buyer: (i) the Pre-Closing Statement as required by Section 2.3(a); (ii) stock certificates representing all of the Company Stock, duly endorsed for transfer or accompanied by a duly executed stock power; (iii) evidence, in form and substance reasonably satisfactory to the Buyer, of the resignations or removal of the members of the board of directors of the Company (or similar governing body) and officers of the Company and the Company Subsidiaries as requested by the Buyer, such resignations or removal to be effective concurrently with the Closing; (iv) a properly completed and duly executed IRS Form W-9 or IRS Form W-8, as applicable, from each Seller; (v) a certificate and notice in compliance with Treasury Regulations Sections 1.1445- 2(c)(3) and 1.897-2(h)(2), certifying that the Company is not, and has not at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, duly executed by the Company and dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer; (vi) payoff letters, in form and substance reasonably satisfactory to Buyer, evidencing the discharge or payment in full of any Indebtedness (the “Payoff Letters”), in each case duly executed by each holder of such Closing Indebtedness as reflected in such Payoff Letter and in the Pre-Closing Statement, which Payoff Letters shall also provide for terminations of Encumbrances and other instruments of discharge to release any Encumbrances related to such Indebtedness; (vii) certificates of good standing (or their equivalents) for the Company issued by the Secretary of State of the State of California and all jurisdictions in which the Company is qualified to do business, dated as of a date not more than five (5) Business Days prior to the Closing Date;

- 21 – (viii) the consents set forth on Schedule 5.3; (ix) evidence reasonably acceptable to Buyer and in accordance with Section 7.10 that the Company has terminated the KinetX, Inc. 401(k) Plan (the “401(k) Plan”); (x) invoices reasonably satisfactory to the Buyer evidencing the amount of Transaction Expenses of the type contemplated by clause (a) of the definition thereof due and owing as of the Closing Date; (xi) the Escrow Agreement, duly executed by the Sellers’ Representative; (xii) the Employment Agreements, duly executed by each of the Key Employees; (xiii) the Lock-Up Agreements, duly executed by each Seller; (xiv) the Paying Agent Agreement, duly executed by the Sellers’ Representative; (xv) the Consulting Agreement, duly executed by Christopher Bryan; (xvi) the Restrictive Covenant Agreements, each form reasonably acceptable to Buyer and the Restricted Parties, duly executed by the Restricted Parties; (xvii) an Intellectual Property Assignment, in the form attached hereto as Exhibit I (the “IP Assignment Agreement”), duly executed by the individuals set forth on Schedule III; (xviii) evidence that any and all agreements between the Company and one or more Seller, or by and among the Sellers with respect to the Company or the Company Stock have been terminated, which termination shall include a release in a form satisfactory to the Buyer, effective as of the Closing Date; (xix) a certificate of the Chief Executive Officer of the Company certifying in good faith (A) the Payment Allocation Schedule was prepared in accordance with the terms and conditions of this Agreement and the Organizational Documents of the Company as in effect immediately prior to the Closing; and (B) the information set forth on such Payment Allocation Schedule is true, correct and complete; (xx) a certificate of the Secretary of the Company in form and substance reasonably acceptable to the Buyer, certifying as to (A) the authorization of the board of directors of the Company and the Company Stockholders of the execution, delivery and performance of each of the Transaction Documents and the consummation of the transactions contemplated therein; and (B) the Company’s Organizational Documents, each as in effect immediately prior to the Closing; (xxi) a joinder to this Agreement, duly executed by each Non-Majority Shareholder; and (xxii) evidence satisfactory to Buyer that all Unpaid Withholding and Payroll Taxes have been paid. (b) The Buyer shall make or deliver, or cause to be made or delivered: (i) the following payments:

- 22 – (A) to the Paying Agent, the Estimated Closing Consideration Amount (less the Escrowed Amount and the Representative Reserve) for further payment to each of the Sellers in accordance with the Payment Allocation Schedule, by wire transfer of immediately available funds to the bank account designated in writing by such Seller to the Buyer prior to the Closing Date; (B) the Estimated Transaction Expenses, which shall be sent by the Buyer to the Persons entitled thereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Sellers; (C) to the Escrow Agent, the Escrowed Amount, to be placed in an account (the “Escrow Account”) that shall serve exclusively as security for, and be available to the Buyer solely to pay, amounts (if any) owed to the Buyer pursuant to the terms set forth herein; (D) to the Sellers’ Representative, the Representative Reserve, as a source of funding for the out-of-pocket fees and expenses (including legal, accounting, and other advisors’ fees and expenses, if applicable) incurred by the Sellers’ Representative in performing its duties under this Agreement and the Transaction Documents; (E) on behalf of the Company or applicable Company Subsidiary, the amounts payable to each counterparty or holder of Indebtedness identified on Schedule 2.2(b)(i)(D), in order to fully discharge such Indebtedness and terminate all applicable Encumbrances related thereto, which shall be sent by the Buyer to the Persons entitled to such payments by wire transfer of immediately available funds in accordance with wire instructions provided by the Sellers; (ii) to the Escrow Agent, the Escrowed Shares; (iii) to the Sellers, the Buyer Stock (less the Escrowed Shares) in accordance with the Payment Allocation Schedule, subject to the Lock-Up Agreement; (iv) the Escrow Agreement, duly executed by the Buyer; (v) the Employment Agreements, duly executed by the Buyer; (vi) the Restrictive Covenant Agreements, duly executed by the Buyer; (vii) the Lock-Up Agreement, duly executed by the Buyer; (viii) the Paying Agent Agreement, duly executed by the Buyer; (ix) the IP Assignment Agreement, duly executed by the Buyer; and (x) the Consulting Agreement, duly executed by the Buyer. (c) Paying Agent. Upon (i) surrender to the Paying Agent of a certificate representing shares of Company Stock (“Certificate”) or (ii) receipt by the Paying Agent of such evidence of transfer as the Paying Agent reasonably requests in the case of a book-entry transfer of uncertificated shares of Company Stock (“Uncertificated Shares”), each Seller shall be entitled to promptly receive from the Paying Agent the Estimated Closing Consideration Amount payable for each such share of Company Stock represented by such Certificate or for each such Uncertificated Share as set forth in the Payments Allocation Schedule. All consideration paid to the Paying Agent in accordance with the terms set forth herein and in the Paying Agent Agreement and Buyer’s delivery of the Buyer Stock in accordance with the Payment Allocation

- 23 – Schedule shall be deemed to be in full satisfaction by the Buyer of all rights pertaining to such shares of Company Stock. 2.3 Purchase Price Adjustment. (a) At least five (5) Business Days prior to the Closing Date, the Company shall deliver, or cause to be delivered, to the Buyer a reasonably detailed statement (the “Pre-Closing Statement”) setting forth (i) the Estimated Closing Cash, (ii) the Estimated Closing Indebtedness, (iii) the Estimated Working Capital, as well as the resulting Estimated Working Capital Excess (if any) or Estimated Working Capital Shortfall (if any), as the case may be, (iv) the Estimated Transaction Expenses and (v) the resulting calculation of the Estimated Closing Consideration Amount, together with true, correct and complete copies of all work papers and other information and documentation used in the calculations set forth therein. (b) Within one hundred twenty (120) days after the Closing Date, the Buyer shall deliver to the Sellers’ Representative a statement (the “Closing Statement”) setting forth the Buyer’s good faith calculation of (i) the Closing Cash, (ii) the Closing Indebtedness, (iii) the Closing Working Capital, and (iv) the Closing Transaction Expenses, together with true, correct and complete copies of all work papers and other information and documentation used in the calculations set forth therein. (c) The Closing Statement shall become final and binding upon the parties hereto at 5:00 p.m. Central Time on the sixtieth (60th) day following the date on which the Closing Statement was delivered to the Sellers’ Representative (the “Disagreement Deadline”) unless the Sellers’ Representative delivers written notice of its disagreement with the Closing Statement (a “Notice of Disagreement”) to the Buyer prior to such Disagreement Deadline. Any Notice of Disagreement shall specify in reasonable detail (i) the nature of any disagreement so asserted, (ii) each item subject to such disagreement (each, a “Disputed Item”), (iii) the Sellers’ Representative’s alternative calculations for each such Disputed Item, and (iv) supporting documentation therefor. If a Notice of Disagreement is not received by the Buyer by the Disagreement Deadline, then the Closing Statement (as prepared by the Buyer) shall be final and binding upon the Sellers and the Buyer. If a Notice of Disagreement is received by the Buyer by the Disagreement Deadline, then (A) the portions of the Closing Statement not subject to a Notice of Disagreement and not constituting Disputed Items shall be final and binding on the Buyer and the Sellers, and (B) the portions of the Closing Statement that are the subject of a Notice of Disagreement and constitute Disputed Items (as revised in accordance with this sentence) shall become final and binding upon the Sellers and the Buyer on the earlier of (x) the date the Sellers’ Representative and the Buyer resolve in writing any differences they have with respect to the Disputed Items and (y) the date any Disputed Items are finally resolved in writing by the Accounting Firm. During the thirty (30) day period following the delivery of a Notice of Disagreement, the Sellers’ Representative and the Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the Disputed Items specified in the Notice of Disagreement. If at the end of such thirty (30) day period the Sellers’ Representative and the Buyer have not resolved in writing the Disputed Items specified in the Notice of Disagreement, the Sellers’ Representative and the Buyer shall submit to the Accounting Firm only Disputed Items that remain in dispute from the Notice of Disagreement (“Remaining Disputed Items”). The Sellers’ Representative and the Buyer shall use reasonable efforts to cause the Accounting Firm to render a written decision resolving the Remaining Disputed Items submitted to the Accounting Firm within thirty (30) days of the receipt of such submission, including by executing such engagement letters and conflict waivers as may be reasonably required by the Accounting Firm. The scope of the disputes to be resolved by the Accounting Firm shall be limited to fixing mathematical errors and determining whether the Remaining Disputed Items were determined in accordance with the Balance Sheet Rules, to the extent applicable, and the terms of this Agreement, and no other matters. The Accounting Firm’s decision shall include the basis for its resolution of the Remaining Disputed Items and be (1) based solely on written submissions by the Sellers’ Representative and the Buyer and their respective Representatives (and it shall not permit or authorize discovery or other ex parte

- 24 – communications or hear testimony) and not by independent review, (2) made strictly in accordance with the Balance Sheet Rules, to the extent applicable, and the terms of this Agreement and (3) final and binding on all of the parties hereto absent manifest error. The Accounting Firm may not assign a value greater than the greatest value for any such Remaining Disputed Item claimed by either party or smaller than the smallest value for any such Remaining Disputed Item claimed by either party in the Closing Statement and Notice of Disagreement, respectively. In acting under this Agreement, the Accounting Firm shall function solely as an expert and not as an arbitrator; provided, however, that the Accounting Firm shall have the power to conclusively resolve differences in disputed items as specified in this Agreement. (d) The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.3 shall be borne pro rata as between the Sellers, on the one hand, and the Buyer, on the other hand, in proportion to the final allocation made by such Accounting Firm of the Disputed Items weighted in relation to the claims made by the Sellers’ Representative and the Buyer, such that the prevailing party pays the lesser proportion of such fees, costs and expenses. By way of illustration, if the Buyer’s calculation would have resulted in a $1,000,000 net payment to the Buyer, the Sellers’ Representative’s calculation would have resulted in a $1,000,000 net payment to the Sellers and the Accounting Firm’s final determination results in an aggregate net payment with respect to the Disputed Items of $500,000 to the Buyer, then the fees and expenses of the Accounting Firm shall be split as follows: the Sellers’ Representative (on behalf of the Sellers) shall be responsible for 75% and the Buyer shall be responsible for 25%. By way of further illustration, if the accounting Firm’s final determination results in an aggregate net payment with respect to the Disputed Items of $1,000,000 to the Buyer, then the Sellers’ Representative (on behalf of the Sellers) shall be responsible for one hundred percent 100% of the fees and expenses of the Accounting Firm. The fees and disbursements of the Representatives of each of the Sellers’ Representative and the Buyer incurred pursuant to this Section 2.3 shall be borne by such Party. (e) Within five (5) Business Days after the final determination of the Final Closing Cash, the Final Closing Indebtedness, the Final Transaction Expenses, the Final Working Capital, and the resulting Final Closing Consideration Amount: (i) if the Final Closing Consideration Amount is greater than the Estimated Closing Consideration Amount (such difference, the “Adjustment Surplus Amount”), (A) the Buyer shall make payment by wire transfer of immediately available funds to each of the Sellers in an amount equal to such Seller’s Pro Rata Portion of the Adjustment Surplus Amount, provided, that such payment shall not exceed the sum of $150,000 in cash plus the value of the Adjustment Escrowed Shares (on the date hereof), in the aggregate, (B) the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to release the Escrowed Adjustment Amount to the Paying Agent for further distribution ratably to the Sellers in accordance with their respective Pro Rata Portion, and (C) the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to release the Adjustment Escrowed Shares to the Sellers in accordance with the Payment Allocation Schedule; (ii) if the Final Closing Consideration Amount is less than the Estimated Closing Consideration Amount (such deficit, which shall be expressed as a positive number, the “Adjustment Deficit Amount”): (A) to the extent the Escrowed Adjustment Amount is sufficient to pay the Buyer the full amount of the Adjustment Deficit Amount: (x) the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to (1) release to the Buyer the Adjustment Deficit Amount (or such lesser amount equal to the Escrowed Adjustment Amount), by wire transfer of immediately available funds to an account designated in writing by the Buyer, and (2) deliver the remaining balance of the Escrowed Adjustment Amount, if any, after giving effect to the

- 25 – preceding clause (1), to the Paying Agent for further distribution to the Sellers in accordance with their respective Pro Rata Portion, and (y) the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to release the Adjustment Escrowed Shares to the Sellers in accordance with the Payment Allocation Schedule; (B) to the extent the Escrowed Adjustment Amount is insufficient to pay the Buyer the full amount of the Adjustment Deficit Amount (such difference, the “Share Adjustment Amount”): (x) the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to release to the Buyer the Escrowed Adjustment Amount, by wire transfer of immediately available funds to an account designated in writing by the Buyer, and (y) (1) to the extent the Share Adjustment Amount is greater than the value of the Adjustment Escrowed Shares (on the date hereof), the Buyer shall cancel the Adjustment Escrowed Shares held on behalf of the Sellers, and (2) to the extent the Share Adjustment Amount is less than the value of the Adjustment Escrowed Shares (on the date hereof), the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to (A) cancel such number of Adjustment Escrowed Shares equal to the Share Adjustment Amount and (B) release the remaining number of Adjustment Escrowed Shares to the Sellers. The Adjustment Deficit Amount shall have a cap in the amount of the Escrowed Adjustment Amount plus the value of the Adjustment Escrowed Shares (on the date hereof). (iii) if the Final Closing Consideration Amount equals the Estimated Closing Consideration Amount, (A) the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to release the Escrowed Adjustment Amount to the Paying Agent for further distribution ratably to the Sellers in accordance with their respective Pro Rata Portion and (B) the Buyer and the Sellers’ Representative shall jointly instruct the Escrow Agent in accordance with the Escrow Agreement to release the Adjustment Escrowed Shares to the Sellers in accordance with the Payment Allocation Schedule. (f) Except in instances of Fraud, each of the parties hereto acknowledges and agrees that the adjustment provisions set forth in this Section 2.3 shall be the sole and exclusive remedy of Buyer and the Sellers with respect to (i) determining whether or not any adjustment would be made to the Estimated Closing Consideration Amount pursuant to this Section 2.3 (whether or not any such adjustment was, in fact, made), and (ii) determining the amount of any such adjustment. (g) Any payment made pursuant to this Section 2.32.3(d) shall be treated by the parties, to the extent permitted by Law, for U.S. federal income tax and other applicable Tax purposes, as an adjustment to the cash proceeds received by the Sellers in the Transaction. 2.4 Withholding. Each of the Buyer, its Affiliates, the Company, the Company Subsidiaries, the Paying Agent and the Escrow Agent shall be entitled to deduct and withhold from any amounts otherwise payable to a Person pursuant to this Agreement any amounts that are required to be deducted and withheld under applicable Tax Law. To the extent that any such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. ARTICLE 3 THE CLOSING 3.1 Closing; Closing Date. The closing of the sale and purchase of the Company Stock contemplated hereby (the “Closing”) shall take place remotely by electronic exchange of documents and signatures at 10:00 a.m. Central Time, on the second (2rd) Business Day following the satisfaction (or

- 26 – waiver) of the conditions set forth in Article 8, or at such other time and dated as the parties may agree (the “Closing Date”), provided that in no event shall the Closing take place prior to September 30, 2025. All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no actions shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. The Closing shall be deemed effective for all purposes as of the Calculation Time. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLERS As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller, on a joint and several basis, represents and warrants to the Buyer as follows: 4.1 Binding Obligations. If such Seller is an entity, such Seller is duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation. Such Seller has all requisite authority and power to execute, deliver and perform this Agreement and each Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Seller of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement and each Transaction Document to which such Seller is a party has been duly executed and delivered by such Seller and, assuming that this Agreement and such Transaction Documents constitute the legal, valid and binding obligations of the Buyer, constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (b) general principles of equity (collectively, the “Equitable Exceptions”). 4.2 No Defaults or Conflicts. The execution, delivery and performance by such Seller of this Agreement and each Transaction Document to which it is a party and the consummation by such Seller of the transactions contemplated hereby and thereby (a) do not and will not result in any violation of the applicable Organizational Documents of such Seller, (b) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or give rise to any right of acceleration or cancellation of, or allow the imposition of any fees or penalties under, any Contract to which such Seller is a party or by which it is bound or to which its properties are subject, and (c) do not and will not violate any existing applicable Law or other rule, regulation or Order having jurisdiction over such Seller. 4.3 Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, and no authorization, approval, Order, permit or consent from, any Governmental Authority will be required to be obtained or made by such Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any other Transaction Document to which it is a party and the consummation by such Seller of the transactions contemplated hereby and thereby, except in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws. 4.4 Company Stock. Such Seller is the beneficial owner of all of the Company Stock set forth next to such Seller’s name on Section 5.5 of the Disclosure Schedule, and such Seller owns such Company Stock free and clear of all Encumbrances, other than restrictions on transfer arising under applicable

- 27 – securities Laws or as set forth in the Company’s Organizational Documents. Other than the Company Stock set forth next to such Seller’s name on Section 5.5 of the Disclosure Schedule, such Seller does not own any other Equity Interests of the Company. Each Seller has the right, authority and power to sell, assign and transfer the applicable Company Stock to the Buyer. At the Closing, the Buyer shall acquire good and valid title to the Company Stock set forth next to such Seller’s name on Section 5.5 of the Disclosure Schedule, free and clear of any Encumbrance other than restrictions on transfer arising under applicable securities Laws. 4.5 Litigation. There are no Actions pending, threatened in writing or, to the knowledge of such Seller, threatened orally, against such Seller before any Governmental Authority that seeks to obtain damages or other relief in connection with, or prevent, restrain or prohibit, the transactions contemplated hereby or that otherwise would reasonably be expected to have a material adverse effect on such Seller’s ability to consummate the transactions contemplated hereby. Such Seller is not subject to any unsatisfied Order that would reasonably be expected to result in a material adverse effect on such Seller’s ability to consummate the transactions contemplated hereby. 4.6 Brokers. Except as set forth on Section 5.23 of the Disclosure Schedule, no broker, finder or similar intermediary has acted for or on behalf of any Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement with any Seller or any action taken by them. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY SUBSIDIARIES As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, except as specifically disclosed in the Disclosure Schedules, which Disclosure Schedules are arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 5 (and the disclosure in any such numbered and lettered section therein shall qualify as a disclosure in any other section hereof to the extent it is reasonably apparent on the face of such disclosure that the disclosure applies to such other section hereof), the Company represents and warrants to the Buyer, as follows: 5.1 Organization and Qualification. Each of the Company and the Company Subsidiaries is duly formed, validly existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization. Each of the Company and the Company Subsidiaries is qualified, licensed or registered to transact business as a foreign entity and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, license or registration, except where the failure to be so qualified, licensed or registered or in good standing (to the extent such concept is applicable) would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and the Company Subsidiaries has full power and authority to conduct the businesses in which it is engaged, to own and use the properties and assets that it purports to own or use and to perform its obligations. The Company has made available to the Buyer true, complete and correct copies of the Organizational Documents of the Company Subsidiaries, as amended to the date hereof, which Organizational Documents are in full force and effect, and the Company is not in violation in any material respect of any of the terms thereof. 5.2 Binding Obligations.

- 28 – (a) The Company has all requisite corporate authority and power to execute, deliver and perform this Agreement and each Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Transaction Document to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and each Transaction Document to which it is a party has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Buyer, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions. (b) Each Company Subsidiary has all requisite authority and power to execute, deliver and perform each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of each Transaction Document to which it is a party by the applicable Company Subsidiary and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the applicable Company Subsidiary. Each Transaction Document to which it is a party has been duly executed and delivered by the applicable Company Subsidiary and, assuming the due execution and delivery of each such Transaction Document by each other party thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the applicable Company Subsidiary in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions. 5.3 No Defaults or Conflicts. (a) The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby (i) do not and will not result in any violation of the Organizational Documents of the Company, (ii) except as set forth on Section 5.3(a)(ii) of the Disclosure Schedules do not and will not result in a breach in any material respect of any of the terms or provisions of, or constitute a default in any material respect under, require any consent or notice under, or give rise to any right of amendment, modification, acceleration, suspension, revocation, acceleration, cancellation of, or allow the imposition of any fees or penalties under, any Material Contract or Lease, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on the Company Stock, or any of the Company’s or the Company Subsidiaries’ assets pursuant to, any Contract to which the Company, the Company Subsidiaries or the Sellers are a party, or by which it or any of its assets are bound (including, with respect to Sellers or the Company Stock). (iii) do not and will not violate in any material respect any existing applicable Law or other rule, regulation, or Order having jurisdiction over the Company, in each case of the foregoing clauses (ii) or (iii), except as would not be material to the Company and the Company Subsidiaries, as a whole. (b) The execution, delivery and performance by each Company Subsidiary of each Transaction Document to which it is a party and the consummation by the applicable Company Subsidiary of the transactions contemplated thereby (i) do not and will not result in any violation of the Organizational Documents of the applicable Company Subsidiary, (ii) except as set forth on Section 5.3(b)(ii) of the Disclosure Schedules do not and will not result in a breach in any material respect of any of the terms or provisions of, or constitute a default in any material respect under, or give rise to any right of acceleration or cancellation of, or allow the imposition of any fees or penalties under, any Material Contract or Lease, and (iii) do not and will not violate in any material respect any existing applicable Law or other rule, regulation, or Order having jurisdiction over any Company Subsidiary.

- 29 – 5.4 Governmental Authorization. Except as set forth on Section 5.4 of the Disclosure Schedules no authorization, consent or approval or other action by, and no notice to or filing with, and no Order, Permit or other authorization, approval or consent from, any Governmental Authority will be required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance by the Company or any Company Subsidiary of this Agreement and the consummation by the Company of the transactions contemplated hereby, except in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws. 5.5 Capitalization. As of the date hereof, the authorized, issued and outstanding Equity Interests of the Company are set forth on Section 5.5 of the Disclosure Schedules. The Company has not issued any currently outstanding Equity Interests other than the Company Stock, and there are no profits interests, options, warrants, convertible, exercisable or exchangeable securities or, except as set forth on Section 5.5 of the Disclosure Schedules, other rights or Contracts of any character, existing or outstanding, which relate to any Equity Interests of the Company or other rights that are linked to the value of any Equity Interests of the Company or provide for the sale or issuance of any Equity Interest by the Company. The Company directly or indirectly owns 100% of the Equity Interests in each Company Subsidiary. The Company Stock is duly authorized, validly issued, fully paid and non-assessable, and has not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar rights held by a third party, and has been issued in compliance with applicable Law. The Company does not have in effect any outstanding or authorized stock appreciation, phantom stock, stock-based performance units, profit participation or similar plans. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Company Stock. 5.6 Litigation. Except as set forth on Section 5.6 of the Disclosure Schedules there are (a) no Actions, (b) investigations by Governmental Authorities, or (c) outstanding Orders or other writs, judgments, injunctions, decrees, determinations or awards, in each case of the foregoing clauses (a) through (c), pending, threatened in writing or, to the Knowledge of the Company, threatened orally, involving the Company, any Company Subsidiary, any material property or asset of the Company or any of the Company Subsidiaries, or any of the directors (or equivalent) or officers of the Company or any of the Company Subsidiaries in regards to their actions as such, that (i) seeks to obtain damages or other relief in connection with, or prevent, restrain or prohibit, affect the legality, validity, or enforceability of, this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, or (ii) would reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole. There is no Action by the Company or any of the Company Subsidiaries pending, or which the Company or any of the Company Subsidiaries has commenced preparations to initiate, against any other Person. 5.7 Subsidiaries. Each of the Company Subsidiaries, together with their respective authorized, issued and outstanding Equity Interests, is listed and identified on Section 5.7 of the Disclosure Schedules. All of the outstanding Equity Interests of each of the Company Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar rights held by a third party, and have been issued in compliance with applicable Law. There are no options, warrants, convertible, exercisable or exchangeable securities or other rights or Contracts of any character, existing or outstanding, that relate to any Equity Interests of any of the Company Subsidiaries or other rights that are linked to the value of any Equity Interests of any of the Company Subsidiaries or provide for the sale or issuance of any Equity Interests by any of the Company Subsidiaries. No Company Subsidiary has any outstanding or authorized stock appreciation, phantom stock, stock-based performance units, profit participation or similar plans. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Equity Interests of any of the Company

- 30 – Subsidiaries. Except as provided in Section 5.7 of the Disclosure Schedules, neither the Company nor any of the Company Subsidiaries owns any Equity Interests, or has the right to acquire any Equity Interests, in any other Person. All of the outstanding Equity Interests of each Company Subsidiary are owned free and clear of any Encumbrances, other than Permitted Encumbrances. 5.8 Financial Statements. (a) Section 5.8(a) of the Disclosure Schedules sets forth a true and complete copy of each of (i) the Unaudited Financial Statements and (ii) the unaudited consolidated balance sheet of the Company Subsidiaries as of June 30, 2025 (the “Balance Sheet Date”), and the related consolidated statement of operations of the Company for the six (6)-month period then ended (the “Interim Financial Statements” and together with the Unaudited Financial Statements, the “Financial Statements”). Except as provided in Section 5.8(a) of the Disclosures Schedules, the Financial Statements have been prepared in accordance with GAAP consistently applied by the Company and the Company Subsidiaries throughout the periods presented. The Financial Statements were prepared in accordance with the books and records of the Company and the Company Subsidiaries, and fairly present, in all material respects, the consolidated financial condition of the Company and the Company Subsidiaries as of the respective dates they were prepared; provided, however, that the Interim Financial Statements shall be subject to normally recurring year-end adjustments and lack footnotes. Except as provided in Section 5.8(a) of the Disclosures Schedules, the Company and the Company Subsidiaries maintain a standard system of accounting and other controls that is established, administered and designed in conformity with GAAP throughout the periods covered thereby to provide reasonable assurance that, for the Company and the Company Subsidiaries, material transactions are recorded as necessary to permit preparation of the Financial Statements. (b) All notes and accounts receivable of the Company and the Company Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoff or counterclaims, and are current and collectible subject to the reserve for bad debts set forth on the Interim Financial Statements, in accordance with the past custom and practice of the Company and the Company Subsidiaries, as adjusted for the passage of time through the Closing Date in accordance with the same accounting methods, principles, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Unaudited Financial Statements for the fiscal year ended December 31, 2024. The accounts payable and accruals of the Company and the Company Subsidiaries (other than with respect to transactions with Related Parties that are set forth on Section 5.21 of the Disclosure Schedules) have arisen in bona fide arm’s-length transactions in the ordinary course of business, and except as set forth on Section 5.8(b), of the Disclosure Schedules, neither the Company nor the Company Subsidiaries have any accounts payable outstanding for more than sixty (60) days. (c) All accounts receivable of the Company or the Company Subsidiaries (including retainage receivables) whether shown on the balance sheets included in the Financial Statements, the Interim Financial Statements or accrued thereafter: (i) arose from sales actually made or services actually performed in the ordinary course of business consistent with past practice, (ii) are valid receivables net of reserves shown thereon and recorded in accordance with GAAP, (iii) are not subject to any valid setoffs or counterclaims and (iv) have been collected or are fully collectible when due according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Company and the Company Subsidiaries (net of reserves), assuming reasonable collection efforts (consistent with the Company’s and the Company Subsidiaries’ collection efforts prior to the Closing) by the Company and the Company Subsidiaries following the Closing. All billed and unbilled accounts receivable of the Company as of August 4, 2025 are set forth in Section 5.8(c) of the Disclosure Schedules. Neither the Company nor the Company Subsidiaries have factored or otherwise granted security in any of its accounts receivable. The accounts receivable (including retainage receivables) of the Company as of the Interim Balance Sheet Date

- 31 – provide a true and complete overview of the amount of each receivable and an aging of amounts due thereunder. 5.9 Intellectual Property. (a) Section 5.9(a) of the Disclosure Schedules sets forth a complete and accurate list of all (i) Intellectual Property registrations and applications with any Governmental Authority or domain name registrar that are owned or purported to be owned, or filed or applied for, by the Company or a Company Subsidiary (all such Intellectual Property required to be scheduled, “Registered Intellectual Property”), (ii) Company Software and its applicable Contract, other than non-exclusive licenses for commercially available software on non-negotiated terms and (iii) license or services agreements relating to Intellectual Property to which the Company or a Company Subsidiary is a party requiring annual payments to or by the Company or a Company Subsidiary in excess of $10,000, in which any Intellectual Property rights or licenses are granted to or by the Company or a Company Subsidiary, or entered into in furtherance of any Action, in each case, other than non-exclusive licenses for commercially available software on non- negotiated terms (each such license agreement, an “IP License”). Each item of Registered Intellectual Property subsisting, valid and enforceable. (b) All Owned Intellectual Property is exclusively owned by the Company or a Company Subsidiary free and clear of all Encumbrances, other than Permitted Encumbrances. None of the Owned Intellectual Property is jointly owned with any third party, and no Person other than the Company or a Company Subsidiary has any ownership interest or right to use any Owned Intellectual Property, except as expressly set forth in the IP Licenses. The Company and the Company Subsidiaries own, or have the right to use, all Intellectual Property used in the operation of their businesses as currently conducted. With respect to all IP Licenses, neither the Company nor any Company Subsidiary or, to the Knowledge of the Company, any other party to any such IP License, is in breach of or default under such IP License in any material respect. Each IP License (i) is a legal and binding obligation of the Company or such Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other relevant parties thereto, and (ii) is in full force and effect, enforceable against the Company or such Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other parties thereto, in accordance with the terms thereof, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions. The Company and the Company Subsidiaries have secured from all current and former employees, contractors, consultants, and other Persons who have created or contributed to the creation of any Intellectual Property valid and enforceable written agreements pursuant to which such Persons have validly assigned to the Company or the applicable Company Subsidiary all of their rights, title and interest in and to such Owned Intellectual Property. (c) Neither the validity of, nor the Company’s or any Company Subsidiary’s title to, any Owned Intellectual Property is currently being challenged in any litigation or other Action to which the Company or a Company Subsidiary is a party. There are no pending or, to the Knowledge of the Company, threatened Actions contesting the use, ownership, validity, enforceability, or right to register any Owned Intellectual Property. (d) The Company and the Company Subsidiaries have taken reasonable steps to enforce and protect their rights in the Owned Intellectual Property, including monitoring for third-party infringement and maintaining appropriate records of ownership, prosecution, and maintenance. (e) (i) To the Knowledge of the Company, no Person is infringing or violating any Owned Intellectual Property, in any material respect, and (ii) the operation of the business of the Company and the Company Subsidiaries, and the use by the Company and the Company Subsidiaries of any Owned Intellectual Property does not infringe or violate and has not infringed or violated the Intellectual Property

- 32 – rights of any third party since the Reference Date. The Company and the Company Subsidiaries have not received any written claim or notice (including any cease and desist letter, demand letter, or invitation to license) alleging that the operation of their business or the use of any Intellectual Property infringes, misappropriates, or otherwise violates the rights of any Person. (f) The Company and the Company Subsidiaries have taken commercially reasonable steps for businesses in the same industry to protect, preserve, and maintain the confidentiality of all material Trade Secrets used or held by the Company or the Company Subsidiaries, including requiring all Persons having access thereto to execute written non-disclosure agreements. No Person has misappropriated any Owned Intellectual Property comprising Trade Secrets. Each current and former employee, consultant, and contractor of the Company and the Company Subsidiaries who has had access to any material confidential information or Trade Secrets of the Company or the Company Subsidiaries is subject to a binding written confidentiality agreement with the Company or a Company Subsidiary that is in full force and effect. (g) The Company Software does not include, incorporate, link to, or otherwise use any Open Source Software in a manner that (i) requires or conditions the disclosure, licensing or distribution of any source code of any Company Software, (ii) grants any rights or immunities under any Owned Intellectual Property to any third party, (iii) imposes any obligation to disclose or make available to third parties any part of such Company Software or (iv) limits the Company’s or any Company Subsidiary’s freedom to license or distribute such Software on terms of its choosing (including for a fee). Section 5.9(g) of the Disclosure Schedules sets forth a complete and accurate list of all Open Source Software incorporated into, linked to, or distributed with any Company Software. For each item, the schedule identifies (A) the name of the Open Source Software component, (B) the license under which it is used, (C) the Company Software with which it is used and (D) whether it has been modified or distributed by the Company. (h) The Company is not party to any agreement or obligation to place any Software or source code in escrow or otherwise make source code available to any third party. (i) Neither the Company nor any Company Subsidiary is a party to any agreement pursuant to which it has agreed to indemnify any third party for claims alleging infringement, misappropriation, or other violation of any Intellectual Property, except (i) pursuant to IP Licenses disclosed on Section 5.9(a) of the Disclosure Schedules, (ii) indemnification obligations to customers or vendors in the ordinary course of business and (iii) Contracts disclosed on Section 5.9(i) of the Disclosure Schedules. (j) Except as set forth on Section 5.9(j) of the Disclosure Schedules, no Owned Intellectual Property was conceived, developed, or reduced to practice, in whole or in part, (i) using funding, facilities, personnel, or resources of any governmental entity or university, college, or research center, or (ii) pursuant to any government contract, subcontract, grant, or other government-sponsored agreement. Except as disclosed on such Schedule, no governmental authority or other third party has any ownership right, license right (including “march-in” rights), or other rights (whether actual or contingent) in or to any Owned Intellectual Property. (k) The computer, information technology and communication systems, including the software, hardware and networks (including any virtual private networks) (collectively, the “Systems”), currently used or owned by the Company and the Company Subsidiaries are sufficient in all material respects for the operation and continued availability, reliability, and security of the current needs of the business of the Company and the Company Subsidiaries in the ordinary course of business. Since the Reference Date, there have been no bugs in, or failures, breakdowns, or continued substandard performance of, any Systems that has caused any material disruption or interruption in or to the conduct of the businesses of the Company and the Company Subsidiaries that has not been remediated in all material respects. The Company and the Company Subsidiaries have implemented commercially reasonable (i) backup, disaster

- 33 – recovery, and business continuity plans and (ii) security measures consistent with industry practices to monitor and protect the Systems and data stored or processed thereon (including Company Data) from unauthorized access, use, or disclosure. (l) The Company and the Company Subsidiaries have not introduced, and no third party has introduced, any Malicious Software into any Company Software or any Systems owned, used, held for use, or purported to be owned or used by the Company or any Company Subsidiary. The Company and the Company Subsidiaries use commercially reasonable efforts consistent with industry standards to scan for, detect, prevent and remove Malicious Software from all Company Software and Systems. 5.10 Compliance with Laws. (a) Except as set forth on Section 5.10(a) of the Disclosure Schedules, the Company and the Company Subsidiaries are, and since the Reference Date at all times have been, in compliance in all material respects with all Laws applicable to the operation of their respective businesses. As of the date hereof, and since the Reference Date, neither the Company nor any Company Subsidiary is subject to any unsatisfied Order or other judgment, injunction, ruling, decision, award or decree of any Governmental Authority. Neither the Company, nor any of the Company Subsidiaries has since the Reference Date received any written (or, to the Knowledge of the Company, oral), nor, to the Knowledge of the Company, is there any basis for, any notice, Order, complaint or other communication from any Governmental Authority or any other Person that the Company or any of the Company Subsidiaries is not in compliance in any material respect with any Law applicable to it. (b) Since the Reference Date, the Company and the Company Subsidiaries have (i) complied with all applicable Export Control Laws; (ii) obtained and complied with the terms and conditions of all Export Control Authorizations required to lawfully conduct their activities pursuant to applicable Export Control Laws; (iii) implemented and maintained controls and systems to comply with applicable Export Control Laws; and (iv) not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings related to any actual or alleged violations of Export Control Laws, and have not been notified of any such pending or threatened actions. (c) Section 5.10(c) of the Disclosure Schedules sets forth all active Export Control Authorizations that the Company or the Company Subsidiaries have obtained, to which the Company or any Company Subsidiary is a party, or pursuant to which the Company or any Company Subsidiary is authorized do conduct activities under Export Control Laws, and identifies which of these Export Control Authorizations will be transferred, and which of these Export Control Authorizations will not be transferred, to Buyer in connect with the Transaction. 5.11 Contracts. (a) Except for Government Contracts (which are addressed in Section 5.12), Section 5.11 of the Disclosure Schedules sets forth a list of each of the following Contracts (each a “Material Contract”) to which the Company or any Company Subsidiary is a party or by which their respective assets or properties are bound or subject as of the date of this Agreement: (i) all Contracts pursuant to which the Company or a Company Subsidiary (i) made payments to any third party in the twelve (12)-month period ended May 31, 2025 in excess of $100,000 or (ii) received payments from any third party in the twelve (12)-month period ended May 31, 2025 in excess of $100,000;

- 34 – (ii) all partnership, collaboration agreements, joint venture, Tax sharing or similar agreements involving a share of profits, losses, costs or Liabilities between the Company or a Company Subsidiary and a third party; (iii) any Contract that provides for “earn-outs” or other contingent payments; (iv) any Contract with independent contractors or consultants (or similar arrangements) which is not cancelable by the Company or any Company Subsidiary (as applicable) without penalty or further payment and without more than thirty (30) days’ notice; (v) all Contracts entered into in connection with any merger, consolidation or other business combination or any acquisition or disposition of a business or any material assets and pursuant to which the Company or a Company Subsidiary has an existing obligation; provided, however, that the foregoing shall not apply to ongoing confidentiality obligations or non-disclosure agreements entered into in connection therewith; (vi) all Contracts restricting or purporting to restrict the Company or any Company Subsidiary from (A) competing in any line of business or geographic region with any Person, (B) selling to or purchasing from any Person, or (C) hiring any Person; (vii) all Contracts that grant the other party or any third person “most favored nation” status or any type of special discount rights, other than, in each case, any agreements with Related Parties that are set forth on Section 5.21 of the Disclosure Schedules; (viii) all collective bargaining or similar agreements; (ix) all Contracts pursuant to which the Company or a Company Subsidiary has incurred any Indebtedness; (x) all Contracts with any Governmental Authority (excluding any Permits); (xi) all (i) Contracts between the Company or a Company Subsidiary and an employee or consultant requiring payment of an annual base salary or consulting fee in excess of $100,000; and (ii) severance, retention or transaction or change in control agreements with a Relevant Service Provider; (xii) all Contracts pertaining to the distribution of the products of the Company and the Company Subsidiaries; (xiii) any Contract pursuant to which the Company or any of the Company Subsidiaries has provided funds to or made any loan, capital contribution or other investment in, or assumed any Liability or other obligation of, any Person, including take-or-pay contracts or keepwell agreements; (xiv) any Contract pursuant to which the Company or any of the Company Subsidiaries is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company or a subsidiary thereof) any tangible personal property that involves an anticipated liability or receivable, as the case may be, in excess of $100,000 per annum; (xv) any Contract for the sale or purchase of any real property; (xvi) any Contract for the sale or purchase of any tangible personal property in an amount in excess of $100,000 other than those Contracts that have been fully performed;

- 35 – (xvii) any Contract relating to settlement of any Action, pursuant to which the Company has (A) outstanding monetary obligations, or (B) any other outstanding restrictions or obligations of any kind; (xviii) any Contract that results in any Person holding a power of attorney from the Company or any of the Company Subsidiaries; (xix) any Contract with a Top Customer or Top Vendor; and (xx) all IP Licenses. (b) None of the Company, any Company Subsidiary or, to the Knowledge of the Company, any other party thereto is in breach of or default (with or without notice or lapse of time or both) under any Material Contract in any material respect, nor has the Company or any of the Company Subsidiaries received any written, or, to the Knowledge of the Company, oral notice of any such breach or default. Each Material Contract to which the Company or a Company Subsidiary is a party (i) is a legal and binding obligation of the Company or such Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other relevant parties thereto and (ii) is in full force and effect, enforceable against the Company or such Company Subsidiary, as applicable, and, to the Knowledge of the Company, the other parties thereto, in accordance with the terms thereof, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions. (c) Neither the Company nor any Company Subsidiary has received any written, or, to the Knowledge of the Company, oral, notice that the counterparty(ies) to any Material Contract plans or intends to terminate or otherwise materially alter the terms of any such Material Contract. (d) The Company has delivered or made available to the Buyer true and complete copies of all Material Contracts, including any amendments thereto (including, with respect to oral Material Contracts, summaries of the material terms thereof). 5.12 Government Contracts. (a) For purposes of this Section 5.12, the following terms have the following meanings: (i) The term “Government Contract” includes any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, task order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto, awarded (A) to the Company or a Company Subsidiary by the U.S. Government or a non-U.S. Governmental Authority or by a prime contractor or higher-tier subcontractor under such Government Contracts, or (B) by the Company or a Company Subsidiary under such Government Contracts to a subcontractor at any tier. (ii) The term “Other Government Contract” when used specifically means any prime contract with the U.S. Government held by another prime contractor or higher-tier subcontractor under which the Company or a Company Subsidiary is a subcontractor or lower-tier subcontractor thereto. (b) Section 5.12(b) of the Disclosure Schedules, respectively, set forth a complete and accurate record of (i) all of the Company’s and the Company Subsidiaries’ Government Contracts currently in force and active as of the date of this Agreement, and that (A) is likely to involve consideration of more than $500,000 in the aggregate during the calendar year ended December 31, 2025, or (B) is likely to involve consideration of more than $1,000,000 in the aggregate over the remaining term of such contract (each such

- 36 – Government Contract described in this Section 5.12(b), a “Material Government Contract”); and (ii) all of the Company’s and the Company Subsidiaries’ Bids outstanding as of the date of this Agreement. (c) The Company has provided or made available to Buyer true and complete copies of all Material Government Contracts and Bids listed in Section 5.12(b) of the Disclosure Schedules. (d) All of the Company’s and the Company Subsidiaries’ Government Contracts (i) were legally awarded, and are binding on the other parties thereto (subject to the Equitable Exceptions), and (ii) are binding on the Company or the applicable Company Subsidiary and are in full force and effect (subject to the Equitable Exceptions). Such Government Contracts (or, where applicable, the Other Government Contracts under which such Government Contracts were awarded) are not currently the subject of bid or award protest proceedings. (e) The Company and each Company Subsidiary have complied in all material respects with all statutory and regulatory requirements where and as applicable to each of the Company’s and the Company Subsidiaries’ Government Contracts and each of the Company’s and the Company Subsidiaries’ Bids. (f) The Company and each Company Subsidiary have complied in all materials respects with all material terms and conditions, including all clauses, provisions, specifications, and quality assurance, testing and inspection requirements of the Company’s and the Company Subsidiaries’ Government Contracts, whether incorporated expressly, by reference or by operation of law. (g) With respect to each Government Contract, there is no suspension, stop work order, cure notice or show cause notice in effect for such Government Contract nor, to the Knowledge of the Company, has any Governmental Authority threatened to issue one. (h) All material facts (but excluding, for the avoidance of doubt, any forward-looking statements) set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted during the past three (3) years by or on behalf of the Company or a Company Subsidiary in connection with each of the Company’s and the Company Subsidiaries’ Government Contracts and each of the Company’s and the Company Subsidiaries’ Bids were true and accurate as of the date of submission in all material respects. (i) All of the written past performance evaluations submitted to the Contractor Performance Assessment Reporting System which have been provided to the Company or a Company Subsidiary during the past three (3) years have been made available to Buyer. To the Knowledge of the Company, no Governmental Authority has assigned the Company or a Company Subsidiary a rating below “Satisfactory” in connection with any contractor performance assessment report, past performance questionnaire, or similar evaluation of past performance during the three (3) years immediately preceding this Agreement. (j) Neither the U.S. Government nor any prime contractor or higher-tier subcontractor under a Government Contract, nor any other Person has notified the Company or any Company Subsidiary in writing of any actual or alleged material violation or breach of any statute, regulation, representation, certification, disclosure obligation, contract term, condition, clause, provision or specification of any Government Contract. (k) None of the Company nor any Company Subsidiary has received any written notice, or to the Knowledge of the Company, any oral notice that there are any (i) outstanding Claims against the Company or a Company Subsidiary, either by a Governmental Authority or by any prime contractor, subcontractor, vendor or other third party arising under or relating to any Government Contract or Bid, or

- 37 – (ii) outstanding disputes between the Company or a Company Subsidiary, on the one hand, and any Governmental Authority, on the other hand, under the Contract Disputes Act or any other Federal statute or between the Company or a Company Subsidiary, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any such Government Contract or Bid. None of the Company nor any Company Subsidiary has any interest in any pending or potential Claim under the Contract Disputes Act against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Bid; and no money due to the Company or a Company Subsidiary pertaining to any such Government Contract has been withheld or set off other than in accordance with the withholding provisions of any such Government Contract. (l) Section 5.12(l) of the Disclosure Schedules sets forth a complete list of all organizational conflict of interest (“OCI”) mitigation plans entered into in connection with any Government Contract to the extent the Company has any continuing obligations under such OCI mitigation plan. Other than the OCI mitigation plans listed in Section 5.12(l) of the Disclosure Schedules, none of the Company nor any Company Subsidiary has performed any activities under any Government Contract, and to the Knowledge of the Company, no other facts or circumstances exist that have created, or would create or result in the Company or a Company Subsidiary having, an OCI, as defined in FAR subpart 9.5, Defense Federal Acquisition Regulation Supplement (DFARS) subpart 209.5, and the provisions of the Weapons System Acquisition Reform Act of 2009. (m) To the Knowledge of the Company, no facts exist which could give rise to a valid claim for price adjustment under the Truthful Cost or Pricing Data Act (formerly the Truth in Negotiations Act) or to any other request for a reduction in the price of any of the Company’s or the Company Subsidiaries’ Government Contracts. (n) None of the Company’s or the Company Subsidiaries’ Government Contracts has been terminated for default during the past three (3) years. (o) Neither the Company nor any Company Subsidiary has received written notice terminating any of the Government Contracts for convenience or advising of an intention to terminate any of such Government Contracts for convenience. (p) None of the Government Contracts are subject to termination by a Governmental Authority solely as a result of the consummation of the transaction contemplated by this Agreement nor, to the Knowledge of the Company, are any of the Company’s or the Company Subsidiaries’ customers reasonably expected, as a result of the consummation of the transaction contemplated hereby, to seek to terminate (in whole or in part), reduce the scope of, or elect not to exercise an option to extend the period of performance of, any of the Government Contracts. (q) The Company and the Company Subsidiaries have not been and are not now suspended, debarred or proposed for suspension or debarment from the award of any Government Contracts as a prime contractor or subcontractor. (r) To the Knowledge of the Company, the Company and the Company Subsidiaries have not undergone and are not undergoing any audit, review, inspection, investigation, survey or examination of records relating to the Government Contracts, other than in the ordinary course of business. (s) The Company and the Company Subsidiaries have not been and are not now, to the Knowledge of the Company, under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to the Company’s or the Company Subsidiaries’ Government Contracts or Bids.

- 38 – (t) The Company and the Company Subsidiaries have not been and are not now a party to any administrative or civil litigation involving alleged false statements, false claims or other improprieties relating to the Company’s or the Company Subsidiaries’ Government Contracts or Bids. There have been no document requests, subpoenas, search warrants or civil investigative demands addressed to the Company or a Company Subsidiary in connection with or related to any Government Contract or Bid. (u) The Company and the Company Subsidiaries have made no payment, directly or indirectly, to any Person in violation of applicable U.S. Government procurement Laws, including (but not limited to) Laws relating to bribes, gratuities, kickbacks, lobbying expenditures, political contributions and contingent fee payments. (v) The Company and the Company Subsidiaries have complied with and are in compliance with Sections 889(a)(1)(A) and 889(a)(1)(B) of the National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232), including compliance with the following representations: (i) none of the Company or the Company Subsidiaries have provided covered telecommunications equipment or services (as defined in FAR 52.204-25) to the U.S. Government in the performance of any contract, subcontract or other contractual instrument; and (ii) after conducting a reasonable inquiry, none of the Company or any Company Subsidiary uses covered telecommunications equipment or services (as defined in FAR 52.204- 25), or use any equipment, system, or service that uses covered telecommunications equipment or services. (w) Neither the U.S. Government nor any prime contractor or higher-tier subcontractor under a Government Contract has, during the past three (3) years, withheld or set off, or attempted to withhold or set off, monies due to the Company or a Company Subsidiary under any of the Company’s or the Company Subsidiaries’ Government Contracts, as a result of any actual or alleged breach or non-performance by the Company or a Company Subsidiary. (x) No current Government Contract has incurred or currently projects losses or cost overruns in an amount exceeding $100,000 on an annual basis. Neither the Company nor any Company Subsidiary is subject to any forward pricing rate agreements in accordance with the Federal Acquisition Regulation (“FAR”) Subpart 15.407-3 or Subpart 42.17. (y) Section 5.12(y) of the Disclosure Schedule sets forth for each Government Contract having backlog as of August 4, 2025, the dollar amounts of Funded Backlog and Unfunded Backlog of the Company and the Company Subsidiaries thereunder as of such date (calculated by the Company consistent with past practice) and the name of the customer. All of the Contracts constituting the backlog of the Company (i) were entered into in the ordinary course of business consistent with past practice and (ii) management of the Company believes in good faith that such Contracts are capable of performance in accordance with the terms and conditions of each such Contract by the Company or applicable Company Subsidiary without a contract loss. Notwithstanding the foregoing, Buyer understands that funding obligated to a Government Contract may be de-obligated by the applicable Governmental Authority to the extent permitted by the Government Contract until such time as the Company or applicable Company Subsidiary incurs costs covered by that obligation. (z) The Company’s and the Company Subsidiaries’ cost accounting systems comply in all material respects with all applicable government procurement statutes and regulations and with the requirements of all of the Company’s and the Company Subsidiaries’ Government Contracts. (aa) None of the Company or the Company Subsidiaries have submitted any certified cost or pricing data that was not current, accurate or complete in all material respects as of the certification date in connection with any Government Contract, nor in connection with any Bid.

- 39 – (bb) Within the past three (3) years, none of the Company or the Company Subsidiaries have sold a product or service to any customer at a price that has invoked the requirements of the price reductions clause under any Government Contract, except as in accordance with the terms of such Government Contract. During the past three (3) years, the Company and the Company Subsidiaries have accurately reported in all material respects all sales and paid all industrial funding fee payments required under any Federal Supply Schedule Contract or other Government Contract. (cc) No Government Contract or task order under a Government Contract has, or currently projects, fully burdened costs incurred in excess of the Government Contract or order price, or in the case of flexibly priced or cost reimbursement contracts, fully burdened costs incurred in excess of the ceiling price or funded amount of the Government Contract or order, except in either event (i) where there is an undefinitized contract modification or notice to proceed that commits to increase such Government Contract, order price, or funded amount, as applicable; or (ii) where such excess is less than $100,000. (dd) All invoices and Claims for payment, reimbursement or adjustment, including requests for progress payments and provisional payments, submitted by or on behalf of the Company or a Company Subsidiary in connection with a Government Contract were current, accurate and complete as of their applicable submission dates. (ee) There has been no (i) contracting officer’s final decision or legal proceeding by which any Governmental Authority claims that the Company or a Company Subsidiary is liable to a Governmental Authority, or (ii) circumstance in which the Company, a Company Subsidiary or any other party to a Government Contract, has terminated, cancelled or, to the Knowledge of the Company, waived any material term or condition of any Government Contract. (ff) The Company and each Company Subsidiary have complied in all material respects with all applicable requirements under each Government Contract relating to the safeguarding of and access to classified information, and to the Knowledge of the Company, no facts currently exist which are reasonably likely to give rise to the revocation of any security clearance of the Company or a Company Subsidiary or any employee of the Company or a Company Subsidiary. The Company and each Company Subsidiary have complied in all material respects with the applicable provisions of DFARS Clauses 252.204-7008 and 252.204-7012, FAR Clause 52.204-21, or other applicable Governmental Authority regulations governing the safeguarding of confidential unclassified information, including the National Industrial Security Program Operating Manual, and to the Knowledge of the Company, no facts or circumstances exist that would reasonably give rise to a material violation of any such provisions. Section 5.12(ff) of the Disclosure Schedules lists all facility security clearances held by the Company and the Company Subsidiaries, and the number of all personnel clearances of the Company’s and the Company Subsidiaries’ employees (by category only) necessary for the performance of the Company’s Government Contracts that require access to classified information. All requisite facility security clearances, and to the Knowledge of the Company, personnel security clearances, are valid and in full force in effect. Except as listed in Section 5.12(ff) of the Disclosure Schedules, since the January 1, 2022, to the Knowledge of the Company, there has been no unauthorized disclosure of classified information by any Company or Company Subsidiary employee. Since January 1, 2017, the Company and the Company Subsidiaries have held at least a “Satisfactory” rating from the Defense Counterintelligence and Security Agency (“DCSA”) (f/k/a the Defense Security Service) with respect to their respective facility clearances. (gg) None of the Company or the Company Subsidiaries are using any Intellectual Property developed under any Government Contract for purposes outside of the scope of such Government Contract without having validly obtained any necessary prior permission of the Governmental Authority involved.

- 40 – (hh) The Company and the Company Subsidiaries have complied in all material respects with FAR and DFARS restrictive legend markings requirements for all technical data and software previously delivered to a Governmental Authority with less than unlimited rights. (ii) Neither the U.S. Government nor any prime contractor or higher-tier subcontractor under a Government Contract has disallowed any costs claimed by the Company or a Company Subsidiary under any such Government Contract. (jj) The Company and the Company Subsidiaries have not made any assignments of the Government Contracts or of any interests in such Government Contracts. The Company and the Company Subsidiaries have not entered into any financing arrangements with respect to the performance of any Government Contract. (kk) Section 5.12(kk) of the Disclosure Schedules lists all material items of U.S. Government property which have been provided to the Company or a Company Subsidiary pursuant to Government Contracts and which, as of the date of this Agreement, is in the Company’s or the Company Subsidiaries’ possession. (ll) Section 5.12(ll) of the Disclosure Schedules identifies: (i) each Government Contract in which the Company or a Company Subsidiary, represented, individually or as a member of a joint venture, that it was a small business concern, a small disadvantaged business, a service-disabled, veteran-owned small business concern, a veteran-owned small business concern, a “protégé” under a mentor-protégé agreement or program, or had or qualified for any other preferential status or other “set aside” status (collectively, a “Preferred Bidder Status”); and (ii) for each such Government Contract, the applicable Preferred Bidder Status. (mm) None of the Company, the Company Subsidiaries, or any employee, or, to the Knowledge of the Company, any agent or other Person affiliated with the Company or a Company Subsidiary, has ever (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees (including school district officials or employees) or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any campaign contribution made by the Company or a Company Subsidiary (or made by any Person acting on their behalf) which is in violation of any applicable Law, or (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, any federal or state campaign finance law or regulation, any other anti-bribery law or any U.S. anti-money laundering Law. 5.13 Taxes. Except as set forth on Section 5.13 of the Disclosure Schedules: (a) All Tax Returns required to be filed by each of the Company and the Company Subsidiaries have been timely filed in accordance with applicable Laws with the appropriate Governmental Authority, and all such Tax Returns are true, correct, and complete in all material respects. All Taxes required to be paid by each of the Company and the Company Subsidiaries have been timely paid (whether or not shown on any Tax Returns). (b) The unpaid Taxes of the Company and the Company Subsidiaries did not, as of the date of the Balance Sheet Date, exceed the reserve for Taxes (but excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto).

- 41 – (c) Since the date of the Balance Sheet, neither the Company nor any of the Company Subsidiaries has (i) made, changed, rescinded, or revoked any election in respect of Taxes, (ii) changed any accounting method in respect of Taxes, (iii) prepared any Tax Returns in a manner which is not consistent with the past practice of the Company or such Company Subsidiary, as applicable, with respect to the treatment of items on such Tax Returns, (iv) filed any amendment to a Tax Return that will or may increase the Tax Liability of the Company or any of the Company Subsidiaries after the Closing, (v) incurred any Liability for Taxes other than in the ordinary course of business, (vi) settled any claim or assessment in respect of Taxes, (vii) consented to the extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Governmental Authority, or (viii) surrendered any right to claim a refund of Taxes. (d) Each of the Company and the Company Subsidiaries has withheld or collected and timely paid over to the appropriate Governmental Authorities all Taxes required by Law to be withheld or collected, including withholding of Taxes on wages paid to employees and pursuant to Sections 1441 and 1442 of the Code or other similar provisions under any state, local, or foreign Tax Laws, and each of the Company and the Company Subsidiaries has properly received and maintained any and all certificates, forms, and other documents required by Law for any exemption from withholding and remitting any Taxes and has complied with all information reporting requirements, including IRS Forms 1099 and W-2 (and any state, local, or foreign equivalent forms) that are required to have been filed with the appropriate Governmental Authorities or provided to the appropriate Persons. (e) There is not in force any extension of time with respect to the filing of any Tax Return of the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has entered into an agreement or waiver extending any statute of limitations with respect to Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, or entered into any closing agreement under applicable Tax Laws. No power of attorney granted by the Company or any of the Company Subsidiaries with respect to any Taxes is currently in force. (f) There is no audit or other Action that is commenced, ongoing, pending, or threatened in respect of any Taxes of the Company or any of the Company Subsidiaries or for which the Company or any of the Company Subsidiaries may be liable, and no written notice from any Governmental Authority indicating an intent to open an audit or other Action pertaining to Taxes of the Company or any of the Company Subsidiaries has been received by the Company or any of the Company Subsidiaries. No Governmental Authority is now asserting or threatening to assert against the Company or any of the Company Subsidiaries any claim for additional or unpaid Taxes. (g) Since January 1, 2019, no written claim has been made by any Governmental Authority in any jurisdiction where the Company or a of the Company Subsidiary does not file a particular type of Tax Returns or is not subject to a particular type of Tax that such Person is, or may be, required to file such type of Tax Return or is, or may be, subject to such type of Tax in that jurisdiction. (h) Neither the Company, nor any of the Company Subsidiaries is a party to, is bound by, or has any obligation under any Tax allocation Contract, Tax sharing Contract, Tax indemnity Contract, or other similar Contract relating to Taxes. (i) Except Encumbrances for current Taxes not yet due and payable, (i) there are no Encumbrances for unpaid Taxes on the assets or properties of the Company and the Company Subsidiaries, and (ii) no claim for unpaid Taxes has been made by any Governmental Authority that could give rise to any such Encumbrance.

- 42 – (j) Neither the Company nor any of the Company Subsidiaries has requested, is the subject of, or is bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any Governmental Authority with respect to any Taxes. (k) True, complete, and correct copies of the following have been made available to the Buyer: (i) all Income Tax Returns and material other Tax Returns of the Company or any of the Company Subsidiaries for any Tax period ending on or after December 31, 2020, and (ii) all audit or examination reports, notices of proposed adjustments, statements of deficiencies, or similar correspondence with respect to Taxes or Tax Returns of the Company or any of the Company Subsidiaries. (l) Each of the Company and the Company Subsidiaries has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income tax within the meaning of Section 6662 or Section 6662A of the Code (or any similar provision of state, local, or foreign Tax Law). Neither the Company nor any of the Company Subsidiaries has participated in, is currently participating in, or has any Liability for the payment of any Tax resulting from a Person’s participation in: (i) any “reportable transaction”, as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b), or (ii) any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign Tax Law. (m) Neither the Company nor any of the Company Subsidiaries (i) has been a member of an affiliated, aggregate, combined, consolidated, unitary, or similar Tax group for purposes of filing any Tax Return (other than a group of which the Company was the common parent), or (ii) has any Liability for the Taxes of any other Person as a result of having been a member of an affiliated, aggregate, combined, consolidated, unitary, or similar Tax group, including under Treasury Regulations Section 1.1502-6 (or any similar provision of a state, local, or foreign Tax Law), as a transferee or successor, by Contract, or otherwise. (n) Neither the Company nor any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for a Pre- Closing Tax Period; (ii) use of an improper method of accounting for a Pre-Closing Tax Period; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of a state, local, or foreign Tax Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (vi) income inclusion pursuant to Section 951 or 951A of the Code; (vii) intercompany transactions as described in Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign Tax Law) or excess loss account described in Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of state, local or foreign Income Tax Law); (viii) gain recognition agreement under Section 367 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law); or (viii) forgiveness or modification of any indebtedness prior to the Closing. Neither the Company nor any of the Company Subsidiaries has ever used the cash method of accounting for U.S. federal income tax purposes (or, where applicable, state, local, or foreign Tax purposes), and the Company is not subject to and has never made any election under Section 965(h) of the Code. (o) Neither the Company nor any of the Company Subsidiaries has a permanent establishment (within the meaning of any applicable Tax treaty or convention or other applicable Laws) or an office or fixed place of business in a country other than the country in which it is organized, and neither the Company nor any of the Company Subsidiaries is subject to Tax in any country (or political subdivision thereof) other than the country in which it is organized (or any political subdivision thereof).

- 43 – (p) Neither the Company nor any of the Company Subsidiaries has distributed the equity interests of another Person, or had its equity interests distributed by another Person, in a transaction intended or purported to be governed, in whole or in part, by Section 355 or 361 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law). (q) Neither the Company nor any of the Company Subsidiaries has claimed any employee retention credits pursuant to the CARES Act (or any similar or corresponding credits under state or local Laws). (r) The Company has not been a “United States real property holding corporation,” as defined within the meaning Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (s) Neither the Company nor any of the Company Subsidiaries is a party to any joint venture, partnership or other Contract which is treated as a partnership for U.S. federal income tax purposes, and following the Pre-Closing Spin-Out, the Company does not own any interest in any “controlled foreign corporation” (within the meaning of Section 957 of the Code). The Company has never directly or indirectly owned an interest in any “passive foreign investment company” (within the meaning of Section 1297 of the Code). (t) Each of the Company and the Company Subsidiaries is in compliance with all applicable escheat, unclaimed property, or similar Laws and has timely paid to the appropriate Governmental Authorities all amounts required to be paid thereunder. (u) The Company represents and warrants that, within the past six (6) years, all equity interests (including options, restricted stock, profits interests, or other equity-based awards) granted, issued, or paid to any current or former service provider (including employees, consultants, directors, and other independent contractors) of the Company or any of its Subsidiaries were granted, issued, and administered in compliance with applicable Laws and Contracts. To the extent any such equity interests constituted compensation for services, the Company has properly withheld and timely remitted to the appropriate taxing authorities all Taxes required to be withheld or remitted with respect to such compensation. 5.14 Permits. The Company and each Company Subsidiary have all Permits (including all Environmental Permits) necessary for the lawful (a) conduct of the Company’s and each Company Subsidiary’s respective businesses as presently conducted and (b) ownership, lease and operation of its properties, in each case, in all material respects. Section 5.14 of the Disclosure Schedules sets forth all such Permits together with the applicable expiration or renewal date thereof. All such Permits are in full force and effect, and neither the Company nor any Company Subsidiary is, or since the Reference Date has been, in breach or default under any Permit in any material respect. No suspension, cancellation, modification, revocation or nonrenewal of any such Permit is pending, threatened in writing or, to the Knowledge of the Company, threatened orally. The Company and the Company Subsidiaries will continue to have the use and benefit of all such Permits following consummation of the transactions contemplated hereby without a material change in the terms and conditions of such Permits. No such Permit is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company or any of the Company Subsidiaries. 5.15 Employee Benefit Plans. (a) Section 5.15(a) of the Disclosure Schedules contains a true and complete list of each Company Plan. No Company Plan is governed by the Laws of any jurisdiction outside of the United States.

- 44 – (b) With respect to each Company Plan, the Sellers have made available to the Buyer (i) a true, complete and correct copy of such Company Plan or, if not written, a summary of the material terms of such Company Plan, (ii) any related trust agreement, insurance contracts or documents of any other funding arrangements, and any service provider agreements, (iii) all current amendments, modifications or supplements to any such documents, (iv) the most recent IRS determination or opinion letter, if applicable, (v) the current summary plan description, if applicable, and any summaries of material modifications, (vi) the three most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto) and nondiscrimination testing results for the three (3) most recent years, if applicable, (vii) the most recent actuarial valuation report, if applicable, and (viii) any non-routine, written communications relating thereto, including all correspondence within the past three (3) years with the IRS, the Department of Labor or any other Government Authority regarding the operation or administration of any Company Plan. (c) Each Company Plan (and any related trust or other funding vehicle) (i) has been established, maintained, operated and administered in accordance with its terms in all respects, and in compliance with the terms of such Company Plan and all applicable provisions of ERISA, the Code and other applicable Laws, rules and regulations; (ii) all contributions, premiums and other payments due or required to have been paid by the Company or applicable ERISA Affiliate to (or with respect to) any Company Plan prior to the date of this Agreement have been paid or provided for in accordance with applicable Laws and the provisions of each Company Plan and GAAP; and (iii) neither the Company nor any ERISA Affiliate has (A) engaged in a nonexempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Company Plan, or (B) breached any fiduciary duty imposed upon it by ERISA with respect to any Company Plan. Each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) (i) has received a favorable determination letter from the IRS as to its qualification or is a prototype, volume submitter, or master plan that has received an opinion or advisory letter from the IRS, and no circumstances exist that would reasonably be expected to result in any such letter being revoked; and (ii) complies in form and in operation with its terms and the requirements of the Code, ERISA and all applicable Laws, and to the Company’s Knowledge nothing has occurred that would or would reasonably be expected to cause the loss of such qualification or the imposition of any penalty or Tax Liability on the Company or any Company Subsidiaries. (d) With respect to each Company Plan subject to the Patient Protection and Affordable Care Act, the Company, any ERISA Affiliates and such Company Plan have at all times complied in all respects with all provisions of the Patient Protection and Affordable Care Act, to the extent applicable, including the employer shared responsibility provisions relating to the offer of “affordable” health coverage that provides “minimum essential coverage” to “full-time” employees (as those terms are defined in Section 4980H of the Code and related regulations), and the payment of any applicable penalty, and the applicable employer information reporting provisions under Section 6055 of the Code and Section 6056 of the Code and related regulations. Neither the Company nor any ERISA Affiliate are reasonably expected to incur or be subject to, any Tax, penalty or other Liability that may be imposed under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended. (e) No Company Plan is, and neither the Company, nor any ERISA Affiliate sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has had or could have any Liability (whether direct or indirect, absolute or contingent and including on account of any ERISA Affiliate) with respect to, any employee benefit plan that (i) provides for defined benefit pension benefits or is subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or subject to Title IV of ERISA; (ii) is a “multiemployer plan” (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”); (iii) is a “multiple employer plan” (as defined in Section 413(c) of the Code); (iv) is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (v) is a voluntary employee benefit association (as defined in Section 501(a)(9) of the Code); (vi) is a tax-qualified “defined benefit plan” (as defined in Section 3(35) of ERISA); or (vii) a welfare benefit fund as defined in

- 45 – Section 419(e) of the Code. Neither the Company nor any ERISA Affiliate: (x) has withdrawn from any pension plan under circumstances resulting (or expected to result) in a Liability to the Pension Benefit Guaranty Corporation; or (iy) has engaged in any transaction which would give rise to a Liability of the Company, Company Subsidiary or Buyer under Section 4069 or Section 4212(c) of ERISA. (f) All required reports, summaries and communications (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions, and Form 1094-C and Form 1095-C, if and to the extent applicable) have been filed or distributed in compliance with the applicable requirements of ERISA, the Code and other applicable Laws with respect to each Company Plan. (g) No Proceeding or investigation (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened in writing against or with respect to any Company Plan, any trustee or fiduciaries thereof or any of the assets of any trust of any Company Plan. Neither the Company nor any ERISA Affiliate has any Liability for, and no Company Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any Relevant Service Provider (other than coverage mandated by Section 4980B(f) of the Code or any similar applicable Laws). (h) Except as specified on Section 5.15(h) of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not (either alone or in connection with any other event or transaction) (i) entitle any Relevant Service Provider to any compensatory payment or benefit (whether severance or otherwise), (ii) increase the amount of compensation of benefit due or payable to any such person set forth in the proceeding clause (i), (iii) accelerate the time of payment, vesting or funding (through a grantor trust or otherwise) of any compensation, benefit, or equity award, or increase the amount of any compensation or benefit due to any such Relevant Service Provider, (iv) otherwise give rise to any liability under or require a contribution to or under any Company Plan, (v) restrict the ability of the Company to merge, amend or terminate any Company Plan after the Closing in accordance with its terms, without material Liability to Buyer or the Company other than ordinary administrative expenses typically incurred in such a merger, amendment or termination event or (vi) result in the forgiveness of any loan to a Relevant Service Provider. (i) Each Company Plan subject to Section 409A of the Code has at all relevant times been maintained in documentary and operational compliance with the requirements of Section 409A of the Code and the Treasury Regulations thereunder in all respects, and the Company and Company Subsidiaries have complied in all respects in practice and operation with, all applicable requirements of Section 409A of the Code. (j) Neither the Company nor any ERISA Affiliate has any current or contingent obligation to gross up, indemnify, reimburse or otherwise make whole any Person for any excise taxes, interest or penalties incurred pursuant to Section 409A or 4999 of the Code or otherwise (including any corresponding provisions of state, local or foreign Tax law. (k) No payment or benefit, individually or together with any other payment or benefit, that could be received (whether in cash, property or the vesting of property), as a result of the transactions contemplated by this Agreement, either alone or in combination with another event, by any Relevant Service Provider would not be deductible by reason of Section 280G of the Code or could be subject to an excise tax under Section 4999 of the Code. 5.16 Employee and Labor Matters.

- 46 – (a) Section 5.16(a) of the Disclosure Schedules sets forth a true and complete list of the names, job titles, annual salaries or hourly wage rates, target bonus compensation opportunities, FLSA classifications (exempt or non-exempt), hire date, work permits (if applicable), and work location (including city and state) of all employees of the Company and the Company Subsidiaries. To the Knowledge of the Company, no employee of the Company or Company Subsidiaries classified as overtime exempt has any basis to claim status as overtime non-exempt. The Company and the Company Subsidiaries have not incurred, and, to the Company’s Knowledge, no circumstances exist under which the Company or the Company Subsidiaries likely would incur, any material Liability arising from the misclassification of employees as overtime exempt. (b) The Company and each Company Subsidiary is, and since the Reference Date has been, in compliance in all material respects with all applicable Laws relating to employment of labor (including employees, prospective employment of applicants and engagement of individual independent contractors), including those relating to labor management relations, wages, hours, overtime, pay equity, child labor, employee overtime classification, classification of individual consultants and independent contractors, discrimination, sexual harassment, workplace harassment, civil rights, affirmative action, work authorization, background checks, drug testing, immigration, whistleblower, retaliation, leaves of absence, paid leave, plant closings, mass layoffs, relocations, safety and health, information privacy and security, unemployment insurance, workers’ compensation, and the payment and withholding of employment- related Taxes (collectively, the “Employment Laws”). Except as set forth on Section 5.16(b) of the Disclosure Schedules, there are not, and since the Reference Date have been no, Actions or other suits, claims, charges, complaints, investigations or other legal actions against the Company or any Company Subsidiary pending or threatened in writing, or to the Knowledge of the Company, threatened orally, to be brought or filed, by or with any Governmental Authority, state or federal court, arbitrator or other alternative dispute resolution forum in connection with the employment or engagement of any current or former employee or individual service provider of the Company or any Company Subsidiary, any Employment Law or other employment related matter. (c) Except as set forth in Section 5.16(c) of the Disclosure Schedules, there is not, and since the Reference Date has been no: (i) unfair labor practice complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board or any similar agency; (ii) labor grievance pending against the Company or any Company Subsidiary; (iii) pending representation question respecting the employees of the Company or any Company Subsidiary; (iv) pending arbitration proceeding arising out of or under any collective bargaining agreement to which the Company or any Company Subsidiary is a party; (v) collective bargaining agreement or agreement between the Company or any Company Subsidiary, on the one hand, and any union, labor organization, works council or other employee representative body, on the other hand; (vi) no labor strike, work stoppage, lockout, slowdown, boycott, picketing, concerted refusal to work overtime or other material labor dispute has occurred since the Reference Date, and none is underway or, to the Knowledge of the Company, is threatened; and (vii) no employee of the Company or any Company Subsidiary is currently or has since the Reference Date been a member of a union, labor organization, works council or other employee representative body with respect to his or her employment with the Company or any Company Subsidiary or engaged in union organizing activity. (d) Section 5.16(d) of the Disclosure Schedules contains a complete and accurate list of the following information for each non-employee individual worker of the Company and each Company Subsidiary as of the date hereof: name; job title; primary work location (including city and state); compensation rate (including any bonuses, commissions, or incentive-based compensation); approximate number of hours worked per week; type of work being performed; date the current engagement began and is expected to end; and whether engaged directly or through a third party. To the Knowledge of the Company, no independent contractor has any basis to claim status as an employee of the Company or any Company Subsidiary. The Company and the Company Subsidiaries have not incurred, and, to the

- 47 – Company’s Knowledge, no circumstances exist under which the Company or the Company Subsidiaries likely would incur, any material Liability arising from the misclassification of employees as independent contractors. (e) Neither the Company nor any Company Subsidiary is a party to any Contract: (A) that provides for a term of employment or that otherwise alters the at-will employment relationship for the Company’s or any Company Subsidiary’s employees, nor is any such Contract presently being negotiated; (B) that limits the Company’s or any Company Subsidiary’s right to change employee compensation and benefits in the discretion of the Company or any Company Subsidiary; or (C) under which any employee or former employee is receiving or is to receive post-separation compensation or benefits upon a separation from employment with the Company or any Company Subsidiary. (f) Since the Reference Date, neither the Company nor any Company Subsidiary has taken any action that would constitute a mass layoff or plant closing under the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”) or any analogous state mini-WARN Act or otherwise trigger any protections or liability under the WARN ACT or any state mini-WARN Act. The Company and the Company Subsidiaries have not had any layoffs of employees within ninety (90) calendar days prior to the Closing Date. (g) All compensation, including wages, commissions, bonuses, fees, accrued vacation, paid time off, and/or holiday pay, and other compensation, payable to all employees, independent contractors, or other workers of the Company or any Company Subsidiary for services performed on or prior to the date hereof have been timely paid in full and there are no outstanding agreements, understandings, or commitments of the Company or any Company Subsidiary with respect to any compensation, commission, bonuses, or fees. There are no amounts due to any employees, individual independent contractors or other workers of the Company or any Company Subsidiary, or any former employee, independent contractor or other worker of the Company or any Company Subsidiary, including (i) Taxes, national insurance contributions, pension contributions, other levies or contributions in any jurisdiction, and (ii) severance or other similar payments that are in arrears or unpaid, and none of the employees, individual independent contractors or other workers of the Company or any Company Subsidiary have any accrued right to pay in lieu of vacation or holiday pay which has not been disclosed on Section 5.16(g) of the Disclosure Schedules. All Liability of the Company or any Company Subsidiary for workers’ compensation benefits are fully insured by a bona-fide insurance carrier. (h) Section 5.16(h)(i) of the Disclosure Schedules sets forth each employee of the Company and any Company Subsidiary who is employed pursuant to a work permit, the expiration date of such work permit and whether the Company or such Company Subsidiary has made any attempts to renew such work permit. Except as set forth on Section 5.16(h)(ii) of the Disclosure Schedules, none of the employees or individual independent contractors of the Company or any Company Subsidiary (including any individual Persons providing services to the business of the Company and the Company Subsidiaries through staffing agencies) reside in a country other than the United States. To the Knowledge of the Company, all employees working in the United States are legally authorized to work in the United States, and, to the Knowledge of the Company, all former employees working in the United States whose employment terminated, voluntarily or involuntarily within three years prior to the date of this Agreement were authorized to work in the United States. The Company and Company Subsidiaries have retained completed U.S. Citizenship and Immigration Services Form I-9s (Employment Eligibility Verification) for each current employee of the Company and the Company Subsidiaries located in the United States. (i) The Company and the Company Subsidiaries have promptly thoroughly and impartially investigated all employment discrimination and sexual harassment allegations of, or against, any employee which the Company or the Company Subsidiaries have received Knowledge. With respect to each such

- 48 – allegation with potential merit, as deemed by the Company or the Company Subsidiaries in their sole discretion, the Company and the Company Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further discrimination and/or harassment and the Company does not reasonably expect to incur any Liability with respect to any such allegation. 5.17 Environmental Compliance. Except as set forth on Section 5.17 of the Disclosure Schedules: (a) Each of the Company and the Company Subsidiaries is in compliance in all respects with all applicable Environmental Laws, and there are no facts, circumstances or conditions that would reasonably be expected to prevent compliance by the Company and the Company Subsidiaries with all Environmental Laws applicable to the Company and the Company Subsidiaries after Closing; (b) There are no pending, threatened in writing, or to Company’s Knowledge threatened orally, Environmental Claims against the Company or any Company Subsidiary, and all previous Environmental Claims have been addressed to the satisfaction of any applicable Governmental Authority or have otherwise been settled without ongoing liabilities to the Company; (c) There are no pending, threatened in writing, or to Company’s Knowledge threatened orally, Orders or other writs, judgments, awards, injunctions or decrees of any Governmental Authority involving Environmental Laws or Permits issued or required thereunder against the Company or any Company Subsidiary, and all previous Orders or other writs, judgments, awards, injunctions or decrees of any Governmental Authority involving Environmental Laws or Permits issued or required thereunder have been satisfied or otherwise addressed to the satisfaction of the Government Authority; (d) Neither the Company nor any Company Subsidiary has assumed, undertaken, or provided an indemnity with respect to Environmental Laws or any Permit issued or required thereunder, or any Environmental Claim; (e) No Hazardous Substance has been or is being generated, used, processed, treated, emitted, Released, stored, transported, or disposed of by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other person, in such a manner as has given or would give rise to any Liabilities (contingent or otherwise) or investigative, corrective or remedial obligations, pursuant to any Environmental Laws; (f) To the Knowledge of the Company, there are no underground storage tanks, sumps, landfills, dumps, burn pits, or uncontained or unlined storage, treatment or disposal areas for any Hazardous Substance or waste (whether or not permitted by any Environmental Law) located on any current or formerly leased properties of the Company; and (g) The Company has provided to Buyer true and complete copies of any and all material documents, correspondence, pleadings, reports, assessments, analytical results, audits, or other documents concerning Environmental Laws or Permits issued thereunder in its possession or control that relate to the current or former activities or operations of the Company or any Company Subsidiary at any location. 5.18 Insurance. Section 5.18 of the Disclosure Schedules sets forth a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance policies maintained with respect to the Company or any of the Company Subsidiaries, together with the carriers and liability limits for each such policy. All such policies are in full force and effect and all premiums due and payable thereon have been paid in full. As of the date hereof, neither the Company nor any Company Subsidiary has received written notice, or, to the Knowledge of the Company, oral notice

- 49 – that would reasonably be expected to be followed by a written notice, of cancellation or non-renewal of any Insurance Policy. The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not cause a cancellation or reduction in the coverage of such policies. Neither the Company nor any Company Subsidiary is in breach of or default (with or without notice or lapse of time or both) under any such insurance policy in any material respect, nor has the Company or any of the Company Subsidiaries received any written, or, to the Knowledge of the Company, oral notice of any such breach or default. To the Knowledge of the Company, there are no claims under such policies which are reasonably likely to exhaust the applicable limit of liability. 5.19 Real Property. (a) Neither the Company nor any Company Subsidiary owns any land, or any buildings, structures, improvements or fixtures located thereon, or any easement and other rights and interests appurtenant thereto owned (the “Owned Real Property”). (b) Section 5.19(b) of the Disclosure Schedules sets forth an accurate and complete list of all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held (the “Leased Real Property”) by the Company or a Company Subsidiary, together with each amendment, modification, extension, renewal, guaranty, material correspondence, subordination and non-disturbance and recognition agreement, estoppel certificates, side letters, and supplements related thereto (the Contracts pursuant to which such Leased Real Property is leased or subleased being the “Leases”). With respect to each of the Leases, (i) neither the Company nor any of the Company Subsidiaries or any other party to any such Lease, is in breach of or default under such Lease in any material respect, and no event has occurred or circumstance exists, which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification, or acceleration of rent under such Lease, (ii) except as set forth on Schedule 5.19(b), the consummation of the Transaction does not require the consent of any other party, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, and (iii) neither the Company nor any Company Subsidiary, as applicable, owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to such Lease. Each Lease to which the Company or a Company Subsidiary is a party (i) is a valid and binding obligation of the Company or such Company Subsidiary, as applicable, and the other relevant parties thereto and (ii) is in full force and effect, enforceable against the Company or such Company Subsidiary, as applicable, and the other parties thereto, in accordance with the terms thereof, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions. Neither the Company nor any Company Subsidiary has subleased, licensed, or otherwise granted any Person the right to use or occupy all or any portion of such Leased Real Property. With respect to each of the Leases, neither the Company’s nor any of the Company Subsidiaries’ possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed, and there are no disputes with respect to such Lease. The Company has not received written notice of any condemnation, expropriation or other proceeding in eminent domain pending or threatened, affecting any Leased Real Property or any portion thereof or interest therein. (c) The Owned Real Property and the Leased Real Property (collectively, the “Real Property”) comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or a Company Subsidiary. (d) The Real Property is in material compliance with all applicable building, subdivision, health and safety and other land use Laws, except as set forth on Section 5.19(d) of the Disclosure Schedules. Neither the Company nor any Company Subsidiary has received any notice of violation of any Law applicable to the Real Property.

- 50 – 5.20 Title to Assets. The Company or a Company Subsidiary has good and marketable title to, or a valid leasehold interest in or other valid right to use, all of the tangible assets and properties which are material to the operation of their respective businesses, including those that (a) are reflected in the Interim Financial Statements or (b) were acquired since the Balance Sheet Date (except in each case for assets and properties disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice). All such assets and properties (other than assets and properties disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice) are held free and clear of all Encumbrances other than Permitted Encumbrances. 5.21 Affiliate Transactions. Except for employment relationships and compensation, benefits, travel advances and employee loans completed in the ordinary course of business or as disclosed on Section 5.21 of the Disclosure Schedules: (a) Except for the Drag-Along Agreement, neither the Company nor any Company Subsidiary is a party to any agreement with (i) any Seller, (ii) any other holder of Equity Interests in the Company, (iii) any employee of the Company, or (iv) any Affiliate of any of the foregoing (the foregoing clauses (i) through (iv), collectively, “Related Parties”). (b) No Related Party: (i) owns, directly or indirectly, any Equity Interests in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or any of the Company Subsidiaries; (ii) owns, directly or indirectly, or has any interest in any property (real or personal, tangible or intangible) that the Company or any of the Company Subsidiaries uses in or pertaining to the business of the Company or any of the Company Subsidiaries; or (iii) has or has had any business dealings or a financial interest in any transaction with the Company or any of the Company Subsidiaries or involving any assets or property of the Company or any of the Company Subsidiaries; excluding, with respect to clauses (i) and (ii), any passive investment of not more than 10% of the outstanding equity securities of any Person (for the purposes hereof, “passive investment” means ownership of no more than 10% of the common voting securities of a Person, when the applicable Related Party does not have any management control or special contractual rights (other than information rights) with respect to such Person). 5.22 Absence of Certain Changes or Events. (a) Except as set forth on Section 5.22 of the Disclosure Schedules, during the period from the Balance Sheet Date through the date hereof, (i) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business (other than with respect to the sale process in connection with the transactions contemplated by this Agreement), and (ii) there has been no Material Adverse Effect. (b) Except as set forth on Section 5.22 of the Disclosure Schedules, without limitation of the foregoing, since January 1, 2024, neither the Company nor any of the Company Subsidiaries has taken any of the following actions: (i) amended or otherwise changed its Organizational Documents; (ii) issued, sold, pledged, transferred, disposed of or otherwise subjected to any Encumbrance (A) any Equity Interests of the Company or any of the Company Subsidiaries, or (B) any properties or assets of the Company or any of the Company Subsidiaries, other than sales or transfers of inventory in the ordinary course of business consistent with past practice; (iii) declared, set aside, made or paid any non-cash dividend or other distribution;

- 51 – (iv) reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its Equity Interests or made any other change with respect to its capital structure; (v) amended, waived, modified or consented to the termination of any Material Contract, or amended, waived, modified or consented to the termination of the Company’s or any of the Company Subsidiaries’ rights thereunder, or enter into any Material Contract, other than in the ordinary course of business; (vi) authorized, or made any commitment with respect to, any single capital expenditure that is in excess of $50,000 or capital expenditures that are, in the aggregate, in excess of $100,000, for the Company and the Company Subsidiaries taken as a whole; (vii) (A) granted or announced any new incentive awards, equity or equity-based compensation, bonus or similar compensation or any increase in the wages, salaries, compensation, bonuses, or incentives payable to any Relevant Service Provider, (B) adopted, established, terminated or increased or promised to increase any benefits under any Company Plan, (C) adopted, amended or terminated any employment agreement for an employee whose base salary is at least $100,000, or (iv) granted any additional rights to severance, termination, change in control, retention, or similar compensation or benefits to any Relevant Service Provider; (viii) granted, increased the rate or terms of, or accelerated the timing or vesting of any compensation, fees, benefits, incentive compensation, whether cash or equity-based, or other payments to any Relevant Service Provider or temporary employee; (ix) made any change in any method of accounting or accounting practice or policy, except as required by GAAP; (x) made, revoked or modified any material Tax election, settled or compromised any Tax Liability or file any Tax Return other than on a basis consistent with past practice; (xi) accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand, except in the ordinary course of business; or (xii) made a commitment to do any of the foregoing. 5.23 Brokers. Except as set forth on Section 5.23 of the Disclosure Schedules, no broker, finder or similar intermediary has acted for or on behalf of the Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement with the Company or any Company Subsidiary or any action taken by them. 5.24 Books and Records. The Company has heretofore furnished to the Buyer a complete and correct copy of the Organizational Documents of the Company and each of the Company Subsidiaries. Such Organizational Documents are in full force and effect. The books and minute books of each of the Company and the Company Subsidiaries that have been made available for inspection by the Buyer prior to the date hereof are true and complete.

- 52 – 5.25 Indebtedness. Section 5.25 of the Disclosure Schedules sets forth a true, correct and complete list and description of all of the Indebtedness of the Company and the Company Subsidiaries, including any amounts outstanding (detailing principal, interest and other amounts). 5.26 Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any Liabilities other than (a) Liabilities that are disclosed in Section 5.26 of the Disclosure Schedules, (b) any Liability to the extent that it is reflected (or specifically identified or reserved) on the Financial Statements as of the Balance Sheet Date, (c) Liabilities that have arisen in the ordinary course of business since the Balance Sheet Date (none of which is a Liability arising out of breach of Contract, tort or infringement, violation of applicable Law, breach of a Permit or an Action), or (d) incurred pursuant to this Agreement (including Transaction Expenses). 5.27 Certain Payments. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries (taken as a whole), neither the Company, any Company Subsidiary, any of their respective directors or officers, nor, to the Knowledge of the Company, employees or agents, has directly or indirectly given, or agreed to give, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, other payment, or anything else of value to any government official or employee, officer or employee of a public international organization, political party, or political candidate in violation of applicable Law with respect to corruption or bribery, including to (i) influence that person’s actions or decisions, (ii) induce that person o act or refrain from acting in a way that violates a lawful duty or (iii) secure an improper advantage. (b) Neither the Company nor any Company Subsidiary has, directly or indirectly, through its officers directors, administrators, or employees, violated any Anti-Corruption Laws. There is no Action by or before any Governmental Authority involving the Company, any Company Subsidiary or any of their directors, officers or employees with respect to the foregoing, that is pending or has been threatened in writing or, to the Knowledge of the Company, orally. (c) None of the Company, any Company Subsidiary, nor any of their directors or officers, employees, agents, or representative, is a Person that is, or is owned or controlled by a Person that is, and the Company and the Company Subsidiaries do not conduct any business, directly or indirectly, with any Person that is: (i) the subject of any sanctions or restrictions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including Cuba, Iran, North Korea, the temporarily occupied Crimea region of Ukraine, or the so-called Donetsk People’s Republic (DNR) or Luhansk People’s Republic (LNR) regions of Ukraine). (d) The Company and the Company Subsidiaries have not since April 24, 2019, and are not currently engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or owned or controlled by any Person who is or was the subject of Sanctions.

- 53 – 5.28 Customers and Suppliers. (a) Section 5.28(a) of the Disclosure Schedules sets forth a true and complete list of (i) the top ten (10) customers of the Company and the Company Subsidiaries (on a consolidated basis), for each of the year ended December 31, 2024 and the six (6) months ending on the Balance Sheet Date (the “Top Customers”), (ii) the amount of revenue or sales from each such Top Customer, as applicable, for the relevant periods, and (iii) the percentage of the consolidated total sales of the Company and the Company Subsidiaries represented by sales to each Top Customer during such period. Neither the Company nor any Company Subsidiary has received any written, or, to the Knowledge of the Company, oral, notice that any of such Top Customers (A) has ceased or substantially reduced, or will cease or substantially reduce, its purchase of products of the Company or the Company Subsidiaries or (B) has sought, or is seeking, to reduce the price it will pay for the products of the Company or the Company Subsidiaries. (b) Section 5.28(b) of the Disclosure Schedules sets forth a true and complete list of (i) the top ten (10) suppliers, vendors and service providers of the Company and the Company Subsidiaries (on a consolidated basis), for each of the year ended December 31, 2024 and the six (6) months ending on the Balance Sheet Date (the “Top Vendors”), (ii) the amount for which each such Top Vendor invoiced the Company or such Company Subsidiary during such period, and (iii) the percentage of the consolidated total spend of the Company and the Company Subsidiaries represented by payments or disbursements to each Top Vendor during such period. Neither the Company nor any Company Subsidiary has received any written, or, to the Knowledge of the Company, oral, notice believe that any of such Top Vendor (A) plans to materially increase the price of such supplies or services provided by any such Top Vendor or (B) will not sell supplies or services to the Company and the Company Subsidiaries at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company and the Company Subsidiaries, in each case subject to general and customary price increases. 5.29 Engineering Corporation Status and Professional Licenses. Section 5.29 of the Disclosure Schedules lists the states in which the Company is specifically authorized to provide professional engineering services by relevant professional design service Governmental Authorities, and such list references the applicable license or registration number of the Company for each such license, its expiration date, and the name of the employee or officer of the Company who is the professional engineer on record in responsible charge for the professional engineering practice in such state. 5.30 Assets. (a) The Company and the Company Subsidiaries have good, valid and marketable title to, or, in the case of leased tangible personal property, have valid leasehold interests in, all assets, properties, equipment, machinery and components that are required to operate the Company and the Company Subsidiaries’ business as it is currently operated and has been historically operated free and clear of all Encumbrances (other than Permitted Encumbrances). All such assets, properties, equipment, machinery and components are (i) in good operating condition in accordance with prudent industry standards and in a state of good maintenance and repair (excepting ordinary wear and tear that would not reasonably be expected to material to the Company and the Company Subsidiaries, as a whole) and are suitable for the purposes used, (ii) use in compliance with applicable Law and Contracts and (iii) constitute all of the rights, properties and assets necessary for, or material to the conduct of the business of the Company and the Company Subsidiaries. (b) Included within the Company’s and the Company Subsidiaries’ assets are all assets, rights and interests necessary for the Company and the Company Subsidiaries to conduct their respective businesses in the same manners as it is conducted as of the date hereof.

- 54 – 5.31 Privacy and Data Security. (a) Each of the Company and the Company Subsidiaries complies with, and has since the Reference Date complied with: (i) all Privacy Laws, (ii) all Privacy Policies of any of the Company or the Company Subsidiaries and (iii) all Contractual commitments, including any terms of use, that each of the Company and the Company Subsidiaries has entered into with respect to the Processing of Personal Information (collectively, the “Data Protection Requirements”) in each case in all material respects. The Company and the Company Subsidiaries have made available true, complete, and correct copies of all Privacy Policies. To the Knowledge of the Company, all vendors, processors, and other third parties acting for or on behalf of Company or any Company Subsidiary in connection with the acquisition, access, use, processing, storage, transfer, disclosure, modification or destruction of Personal Information or that otherwise have been authorized by Company or a Company Subsidiary to have access to Personal Information in the possession or control of Company or a Company Subsidiary complies with, and has since the Reference Date complied with, all Data Protection Requirements. (b) Except as set forth on Section 5.31(b) of the Disclosure Schedules, the execution, delivery, and performance of this Agreement, the Transaction Documents and the consummation of the Transaction do not (i) conflict with or result in a violation or breach of any Data Protection Requirements in any material respect or (ii) give rise to any right of termination or other right to impair or limit Buyer’s or any of the Company’s or the Company Subsidiaries’ rights to own and Process any Personal Information used in or necessary for the operation of the Company’s and the Company Subsidiaries’ businesses in any material respect. (c) The Company and the Company Subsidiaries have implemented and, since the Reference Date, have maintained commercially reasonable safeguards designed to protect and maintain the security of any Company Data and to protect such Company Data against any Security Incident. To Company’s knowledge, all Systems are free of any and all viruses, defects, bugs, errors, Trojan horses, worms, and other code, program, data, or mechanism that is reasonably likely or intended to (i) prevent access to, erase, damage, or corrupt any Company Data, or (ii) permit any Person to access without authorization any Company Data. (d) Except as set forth on Section 5.31(d) of the Disclosure Schedules, none of the Company or the Company Subsidiaries has, since the Reference Date: (i) to the Knowledge of the Company, experienced a Security Incident; (ii) been required to notify any customer, consumer, employee, Governmental Authority, or any other Person of any Security Incident, nor has Company or any Company Subsidiary made any such notice, and neither the Company or any Company Subsidiary plans to make any such notice; (iii) to the Knowledge of the Company, been the subject of any inquiry, investigation or enforcement Action of any Governmental Authority with respect to compliance with any Data Protection Requirement, or (iv) received any written notice, request, claim, complaint, correspondence or other communication from any Governmental Authority or other Person relating to any Security Incident or violation of any Data Protection Requirement. With respect to the Security Incident disclosed in Section 5.31(d) of the Disclosure Schedules, the Company represents and warrants that all recommended corrective actions and remediation steps were taken to restore the security of the Company’s systems, remove the threat actor from the Company’s systems, and protect against future Security Incidents. (e) To the extent required, the Company and the Company Subsidiaries are and have been since the Reference Date in material compliance with the Payment Card Industry Data Security Standards and the related card brand rules and requirements in any Contracts between any of the Company and the Company Subsidiaries, on the one hand, and any of the Company or the Company Subsidiaries’ payment processor, on the other hand.

- 55 – (f) The Company and the Company Subsidiaries may use an engineered or machine-based system that varies in its level of autonomy and that can, for explicit or implicit objectives, infer from the input it receives how to generate outputs that can influence physical or virtual environments (“AI Technologies”). If such use has or is occurring, such use of AI Technologies is in material compliance with applicable license terms, consents, agreements, and any applicable Data Protection Requirements or confidentiality obligations. The Company and the Company Subsidiaries have not included, and do not include, Personal Information or Trade Secrets in any prompts or inputs into any AI Technologies, except in cases where: (i) such AI Technologies do not use such information to train the AI Technologies or improve the services related to such tools, to otherwise benefit any third party, or for any purpose other than to provide outputs to the Company and the Company Subsidiaries, and (ii) the owner of the AI Technology is not granted any rights to do any of, and is expressly prohibited in the applicable written agreement from doing all of, the foregoing, and is obligated to maintain the confidentiality and security thereof. The Company and the Company Subsidiaries have not used AI Technologies to develop any Owned Intellectual Property in a manner that would adversely affect their ownership or rights therein. 5.32 Exclusivity of Representations. Except for the representations and warranties contained in Articles 4 and 5 of this Agreement (as modified by the Disclosure Schedules), none of the Sellers, the Company, any Company Subsidiary or any other Person has made, makes or shall be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, on behalf of the Sellers, the Company or any Company Subsidiary, or any of their respective Affiliates, including with respect to the Company Stock or their respective assets and liabilities, and the Sellers and the Company hereby disclaim all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of the Sellers, the Company, any Company Subsidiary or any other Person. The Sellers and the Company hereby disclaim all Liability and responsibility for all projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to the Buyer or any of the Buyer’s Affiliates or any Representatives of the Buyer or any of the Buyer’s Affiliates, including omissions therefrom, except (x) for the representations and warranties contained in Articles 4 and 5 of this Agreement (as modified by the Disclosure Schedules) or (y) to the extent any such information or communication constitutes Fraud. Without limiting the foregoing, except for the representations and warranties contained in Articles 4 and 5 of this Agreement (as modified by the Disclosure Schedules), neither the Sellers nor the Company makes any representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, to the Buyer or any of its Affiliates or any Representatives of the Buyer of any of its Affiliates regarding the success, profitability or value of the Company, the Company Subsidiaries, or their respective businesses. ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE BUYER The Buyer represents and warrants to the Sellers as follows: 6.1 Organization. The Buyer is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. 6.2 Binding Obligations. The Buyer has all requisite authority and power to execute, deliver and perform this Agreement and each Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement and each Transaction Document to which it is a party has been

- 56 – duly executed and delivered by the Buyer and, assuming that this Agreement and each Transaction Document constitutes the legal, valid and binding obligations of the Sellers, the Sellers’ Representative and the Company, constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions. 6.3 No Defaults or Conflicts. The execution, delivery and performance by the Buyer of this Agreement and each Transaction Document to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby (a) do not and will not result in any violation of the applicable Organizational Documents of the Buyer, (b) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any Contract to which the Buyer is a party or by which it is bound or to which its properties are subject, and (c) do not and will not violate any existing applicable Law or Order having jurisdiction over the Buyer; provided, however, that no representation or warranty is made in the foregoing clauses (b) or (c) with respect to matters that, individually or in the aggregate, would not have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated hereby. 6.4 Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby, except (a) in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws, or (b) as would not reasonably be expected to have a material adverse effect on the Buyer’s ability to effect the transactions contemplated hereby. 6.5 Litigation. There are no Actions pending or to the knowledge of the Buyer, threatened against the Buyer before any Governmental Authority which seeks to prevent the transactions contemplated hereby or that otherwise would reasonably be expected to have a material adverse effect on the Buyer’s ability to effect the transactions contemplated hereby. 6.6 Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement with the Buyer or any action taken by the Buyer. 6.7 Investment Purpose. The Buyer is purchasing the Company Stock for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable federal, state or provincial securities Laws. The Buyer acknowledges that the sale of the Company Stock hereunder has not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities Laws, and that the Company Stock may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of without registration under the Securities Act, pursuant to an exemption from the Securities Act or in a transaction not subject thereto. The Buyer represents that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act. 6.8 Non-Reliance. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges that (i) none of Sellers, the Company, nor any other Person on behalf of Sellers or the Company has made any representation or warranty, expressed or implied, as to the Company or the Company Stock, or the accuracy or completeness of any information regarding the Company or the

- 57 – Company Stock furnished or made available to Buyer and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in Article 4 or Article 5 of this Agreement (including the related portions of the Disclosure Schedules) and in any other Transaction Document, (ii) in determining to enter into this Agreement, Buyer has not relied on any representation or warranty from Sellers, the Company or any other Person on behalf of Sellers or the Company, or upon the accuracy or completeness of any information regarding the regarding the Company or the Company Stock furnished or made available to Buyer and its Representatives, other than those representations and warranties expressly set forth in Article 4 or Article 5 of this Agreement (including the related portions of the Disclosure Schedules) and any other Transaction Document, and (iii) none of Sellers, the Company or any other Person acting on behalf of Sellers or the Company shall have any liability to Buyer or any other Person with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of the Company or the future business, operations, or affairs of the Company, except as expressly set forth in Article 4 or Article 5 of this Agreement (including the related portions of the Disclosure Schedules) and any Transaction Document. Notwithstanding the foregoing, nothing in this clause shall impair or limit any claim by Buyer for Fraud. ARTICLE 7 COVENANTS 7.1 Conduct of Business Prior to the Closing. Between the date hereof and the Closing, the Sellers and the Company shall (i) use commercially reasonable efforts to conduct the business of the Company and the Company Subsidiaries in the ordinary course of business and in compliance with applicable Law, (ii) use commercially reasonable efforts to (x) maintain the assets and properties of the Company and the Company Subsidiaries in their current condition, normal wear and tear excepted, (y) keep available the services of its current officers and employees, and (z) preserve their relationships with employees, customers, vendors, suppliers, Governmental Authorities and others having material business dealings with the Company and Company Subsidiaries, and (iii) use reasonable efforts to preserve intact in all material respects the business organization of the Company and the Company Subsidiaries. Except as prescribed by the Transaction Documents, as required to comply with Law or Contract, or as provided within the Disclosure Schedules, the Sellers and the Company shall not, and shall cause the Company Subsidiaries not to, from the date hereof until the Closing Date or earlier termination of this Agreement in accordance with its terms, take or perform any actions with respect to the Company or the Company Subsidiaries, as follows, without the prior written consent of the Buyer, in its sole discretion: (a) (i) make, change, rescind, or revoke any election in respect of Taxes, (ii) change any accounting method in respect of Taxes, (iii) prepare any Tax Returns in a manner which is not consistent with the past practice of the Company or a Company Subsidiary, as applicable, with respect to the treatment of items on such Tax Returns, (iv) file any amendment to a Tax Return that will or may increase the Tax Liability of the Company after the Closing, (v) incur any Liability for Taxes other than in the ordinary course of business, (vi) settle any claim or assessment in respect of Taxes, (vii) consent to the extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Governmental Authority, or (viii) surrender any right to claim a refund of Taxes; (b) incur any Indebtedness for borrowed money in excess of $15,000 in the aggregate, including borrowings under the Company’s existing line of credit; (c) settle or compromise any material Claims of the Company or the Company Subsidiaries;

- 58 – (d) amend or restate the Drag-Along Agreement or the Organizational Documents of the Company or any Company Subsidiary; (e) grant or announce any increase in the salaries, bonuses or other benefits (including severance, pension change in control, retention or similar payments) payable by the Company or the Company Subsidiaries to any of the current or former employees, independent contractors or consultants, directors and officers of the Company or the Company Subsidiaries, other than as required by Law, pursuant to any existing Company Plans, or as required by any Contracts existing on the date hereof; (f) split, combine or reclassify any shares of its capital stock; (g) (i) issue or sell any ownership interests, capital stock, notes, bonds or other securities of the Company or a Company Subsidiary (or any option, warrant or other right to acquire the same), (ii) redeem any of the common stock, or (iii) declare, authorize, make or pay dividends or other distributions to the holders of the capital stock of the Company or the Company Subsidiaries, other than cash dividends or distributions declared, authorized, made or paid by the Company to the Stockholders in accordance with this Agreement; (h) incur, create or assume any Encumbrance on any of its assets or properties, or any Liability as guaranty or surety with respect to the obligations of any other Person; (i) defer the payment of any accounts payable other than in the ordinary course of business consistent with past practice, or in an amount in excess of $15,000 or grant any discount, accommodation or other concession in order to accelerate or induce the collection of any receivable; (j) sell, dispose of, transfer or license to any Person any rights to any Company Intellectual Property other than in the ordinary course of business consistent with past practice, or acquire or license from any Person any Intellectual Property; (k) transfer, assign, sell or otherwise dispose of any of the assets shown or reflected in the balance sheet included with the Financial Statements except in the ordinary course of business and for any sales of assets having an aggregate value of less than $15,000; (l) adopt, modify or terminate any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Company Plan, excluding the 401(k) Plan Termination (as defined in Section 7.10), provided, that, such actions are in accordance with Section 7.10, or (iii) collective bargaining or other agreement with a union, in each case whether written or oral; (m) adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (n) acquire by merger or consolidate with, or purchase a substantial portion of the assets or stock of, or by any other manner, acquire any business or any Person or any division thereof; (o) enter into any Contract or letter of intent with respect to any acquisition, sale or transfer of any asset of the Company or a Company Subsidiary or the Company Stock; (p) enter into, amend or terminate any Material Contract or Government Contract;

- 59 – (q) enter into any employment Contract or hire any employees with a base salary compensation in excess of $15,000 annually; (r) make any capital expenditure, capital addition or capital improvement (or series of related capital expenditures, additions or improvements); (s) adversely modify, terminate or cancel any insurance policies of the Company or a Company Subsidiary; (t) submit an invoice for services provided by the Company pursuant to the Contracts set forth on Schedule IV; (u) enter into any agreement, understanding, Contract or commitment to take any of the actions specified in Section 7.1(a) through (u), or take any action or omit to take any action that would result in any of the foregoing. 7.2 Public Announcements. No party to this Agreement will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer, on the one hand, and the Company (if prior to the Closing) or the Sellers’ Representative (if after the Closing), on the other hand; provided, however, that nothing herein will prohibit any party from (a) issuing or causing publication of any such press release or public announcement to the extent that such disclosure is required by applicable Law or stock exchange requirements, or (b) disclosing any information that is reasonably required to be disclosed in confidence to a party’s and its Affiliates’ respective directors, officers, employees, professional advisers, lenders, current and potential investors and other Representatives; provided, further, however, that such party shall be responsible for any breach of the terms hereof by any such Persons. Notwithstanding the foregoing or anything in this Agreement to the contrary, following Closing, the Sellers’ Representative shall be permitted to: (i) after the public announcement of the Transaction, announce that it has been engaged to serve as the Sellers’ Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof; and (ii) disclose information as required by law or to advisors and representatives of the Sellers’ Representative and to the Sellers, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto. 7.3 Retention of Books and Records. (a) From the date hereof until the Closing, the Company shall cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of Buyer reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of the Company and the Company Subsidiaries, and (ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of Buyer such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Company or the Company Subsidiaries (or legible copies thereof) as Buyer may from time to time reasonably request; provided, however, that any such access or furnishing of information shall be conducted at Buyer’s expense, during the Company’s normal business hours, under the supervision of the Company’s personnel and in such a manner as not to unduly interfere with the normal operations of the Company or the Company Subsidiaries. (b) For five (5) years following the Closing Date, unless acting with the prior written consent of the Sellers’ Representative, the Buyer shall not, and shall cause the Company, the Company Subsidiaries and Buyer’s other Affiliates not to, destroy or otherwise dispose of its books, records, files, designs, specifications, customer lists, supplier lists, information, reports, correspondence, literature and other sales

- 60 – material, computer software, and other data and similar materials relating to the operation of the Company and/or the Company Subsidiaries prior to the Closing (all such materials, the “Books and Records”) without first offering to surrender the Books and Records which are intended to be destroyed or disposed of to the Sellers’ Representative. After the Closing, the Buyer (i) shall allow the counsel, accountants, and other Representatives of the Sellers’s Representative access to such Books and Records (with the related right of examination and duplication) and (ii) shall make available the employees and other Representatives of the Company and the Company Subsidiaries to the extent such availability is reasonably required by the Sellers’ Representative in connection with the investigation, preparation, conduct, or settlement of or for any Action by or against the Sellers (or any of their Affiliates), in each case of the foregoing clauses (i) and (ii), upon reasonable request by the Sellers’ Representative and during normal business hours. Notwithstanding anything in this Section 7.3 to the contrary, in the event of an Action among the parties hereto, the normal rules of discovery shall govern and supersede with respect to this Section 7.3. 7.4 Tax Matters. (a) Allocation of Straddle Period Taxes. For purposes of this Agreement, the portion of Taxes attributable to a Straddle Period that are allocated to the Pre-Closing Tax Period of such Straddle Period will be determined as follows: (i) in the case of any real property, personal property, or similar ad valorem Taxes (“Property Tax”), the amount of such Property Tax attributable to the Pre-Closing Tax Period of such Straddle Period will be deemed to be the amount of such Property Tax for the entire Straddle Period, multiplied by a fraction, the numerator of which is the number of days in such Straddle Period ending on and including the Closing Date, and the denominator of which is the number of total days in the entire Straddle Period; and (ii) in the case of any Tax that is based on income, sales, revenue, production, or similar items, or other Taxes that are not Property Taxes, the amount of any such Tax that is attributable to the Pre-Closing Tax Period of such Straddle Period will be determined based on an interim closing of the books as of and including the Closing Date. To the extent that Taxes are payable in advance (e.g., for a privilege period) and the gross receipts, income, operations, assets, margin, or capital comprising the base of such Tax is measured during a different Tax period, such Taxes shall be apportioned to the relevant Tax period during which the base of such Tax is measured, and if the Tax period to which such Tax is so allocated is a Straddle Period, then such Tax shall be determined in the manner set forth in Section 7.4(a)(i) or (ii), as applicable. (b) Tax Returns. Prior to the Closing, the Company shall prepare and timely file, or cause to be prepared and timely filed, the Company’s Income Tax Returns for the tax year ended December 31, 2024. At least thirty (30) days prior to the earlier of (i) the due date (taking into account any valid extensions) of any such Income Tax Return and (ii) the Closing Date, the Company shall deliver a copy of such Tax Return, together with all supporting documentation and workpapers, to the Buyer for the Buyer’s review and reasonable comment, and the Company shall incorporate and include any reasonable comments in such Income Tax Return that is filed with the applicable Governmental Authority that are provided by the Buyer to the Company in writing within twenty (20) days of Buyer’s receipt of such Tax Return from the Company. Other than the Company’s Income Tax Returns for the tax year ended December 31, 2024, the Buyer shall prepare and file, or cause to be prepared and filed, any Tax Return of the Company for any Tax period ending on or before Closing Date or any Straddle Period, in any case, the due date of which (taking into account any valid extensions) is after the Closing Date. At least thirty (30) days prior to the due date (taking into account any valid extensions) of any such Tax Return that is an Income Tax Return or material non-Income Tax Return (or, in the case of any such non-Income Tax Return, such shorter time

- 61 – period as is reasonable and necessary under the circumstances), the Buyer shall deliver a copy of such Tax Return to the Sellers’ Representative for the Sellers’ Representative review and reasonable comment, and the Buyer shall consider in good faith any reasonable comments with respect to any such Tax Return that are provided in writing by the Sellers’ Representative at least ten (10) days prior to the due date (taking into account any valid extensions) of such Tax Return (or, if the Buyer did not deliver any such non-Income Tax Return at least thirty (30) days prior to the due date (taking into account any valid extensions) of such Tax Return, such period of time prior to the due date as is reasonable and necessary under the circumstances). (c) Cooperation. After the Closing, each of the Sellers, the Sellers’ Representative, and the Buyer, shall, and shall cause its Affiliates to, cooperate, as and to the extent reasonably requested by any such Person in connection with preparing and filing of Tax Returns of or with respect to the Company or any audit or other Action in respect of Taxes of or with respect to the Company. Such cooperation will include the retention and (upon the reasonable request of the other Person) the provision of records and information that are reasonably relevant to any such Tax Returns or audits or other Actions and making employees, agents, auditors, or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. After the Closing, each of the Sellers and the Sellers’ Representative will give prompt written notice to Buyer if such Person (or any Affiliate of such Person) receives any communication or notice with respect to any audit or other Action relating to the Taxes of or with respect to the Company that, if pursued successfully, could result in or give rise to, or could reasonably be expected to result in or give rise to, Liability of the Company, the Buyer, or any of their Affiliates for Taxes. (d) Transfer Taxes. Any and all sales, use, transfer, value added, documentary, filing, recordation, registration, or other similar Taxes arising from the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne and paid by the Sellers. The Person(s) required to do so by applicable law shall (at the cost and expense of the Sellers) timely file, or cause to be timely filed, all necessary Tax Returns and other documentation with respect to any Transfer Taxes. (e) Tax Contests. (i) After the Closing, the Buyer shall deliver prompt written notice to the Sellers’ Representative if Buyer or any of its Affiliates receives any written demand, claim, or notice from any Governmental Authority of the commencement of an audit or other Action with respect to Taxes of the Company for which the Sellers may be reasonably expected to provide indemnification pursuant to this Agreement (each, a “Tax Contest”); provided, however, that the failure or delay to so notify the Sellers’ Representative shall not relieve any Seller of any obligation or liability that such Seller may have pursuant to this Agreement, except to the extent that such Seller is actually prejudiced by such failure or delay. (ii) The Buyer shall have the right to control and defend any Tax Contest with counsel (including, for the avoidance of doubt, accountants) of its choice; provided, that with respect to any Tax items in any such Tax Contest for which the resulting Tax Liability the Sellers would be required to indemnify pursuant to this Agreement, (A) the Buyer shall keep the Sellers’ Representative reasonably informed regarding the progress and substantive aspects of such Tax items in such Tax Contest, (B) the Sellers’ Representative may participate (and retain separate counsel at the sole cost and expense of the Sellers to participate) in, but not control, the defense of such Tax items in such Tax Contest, including, to the extent the circumstances allow, having an opportunity to review any written materials prepared in connection with such Tax items in such Tax Contest and the right to attend any conferences relating thereto, and (C) the Buyer shall not settle or consent to the entry of any order, ruling, decision, or other similar determination or finding with respect to such Tax items in such Tax Contest without the prior written

- 62 – consent of the Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned, or delayed). (f) Tax Sharing Agreements. Prior to the Closing, the Company and the Company Subsidiaries shall terminate all Tax allocation Contracts, Tax sharing Contracts, Tax indemnity Contracts, or other similar Contracts relating to Taxes with respect to or involving the Company (for the avoidance of doubt, excluding any Contracts not primarily related to Taxes), and from and after the Closing, the Company shall not be bound thereby or have any liability or obligation thereunder. (g) Certain Pre-Closing Spin-Out Tax Items. (i) Prior to the Closing, the Company shall provide to the Buyer (A) a valuation of the fair market value of all of the NorthStar Spin-Out Stock as of the Pre-Closing Spin-Out (the “Valuation”), and (B) a schedule in reasonable detail calculating a reasonable good faith estimate of the adjusted U.S. federal income tax basis of all of the NorthStar Spin-Out Stock as of immediately prior to the contribution of all of the NorthStar Spin-Out Stock to the New Arizona Holdco pursuant to the Pre-Closing Spin-Out (the “Tax Basis Schedule”). The Buyer (and its representatives or advisors) shall be entitled to review the Valuation and Tax Basis Schedule to reasonably determine the accuracy of each and shall be entitled to confirm the accuracy and the factual and economic basis underlying the Valuation and shall be granted access to any information, records, or workpapers that were used to calculate, determine, or support the Valuation or the Tax Basis Schedule. The Valuation and the Tax Basis Schedule shall be subject to approval by the Buyer (which approval shall be unreasonably withheld, conditioned, or delayed), and the Pre-Closing Spin-Out shall not be effected until the Valuation and the Tax Basis Schedule are approved by the Buyer. Nothing in this Section 7.4(g)(i) is intended to limit or alter a Buyer Indemnified Person’s ability to seek indemnity for any Pre-Closing Spin-Out Taxes pursuant to Section 9.2(a). (ii) Prior to the Closing and in connection with the Pre-Closing Spin-Out, the Company shall enter into a written agreement (in form and substance reasonably acceptable to the Buyer) with the New Arizona Holdco and the Applicable Canadian Entities obligating the New Arizona Holdco and the Applicable Canadian Entities (and their respective Affiliates) to cooperate with the Company (and its Affiliates) and to provide the Company (and its Affiliates) with such assistance as the Company may reasonably request in connection with the preparation and filing of any Tax Return of the Company or in connection with any audit or other Action with Governmental Authority in respect of Taxes of the Company. (iii) Upon the written request of the Buyer to the Company at least thirty (30) days prior to the due date (including extensions) for filing the U.S. federal income tax return of the Company for the taxable year of the Company in which the Pre-Closing Spin-Out occurs, the New Arizona Holdco and the Company shall make an election pursuant to Treasury Regulation Section 1.245A-5(e)(3)(i) to close the taxable year of any Applicable Canadian Entity at the end of the day on the day on which the Pre-Closing Spin-Out occurs (any such timely requested election by the Buyer, a “Section 245A Election”), and each of the Buyer, the Company, and the Sellers shall cooperate to effect and preserve a valid and timely Section 245A Election, including that the Company and the New Arizona Holdco shall (and the Sellers shall cause the New Arizona Holdco to) enter into a binding written agreement to make any such Section 245A Election in compliance with the requirements set forth in Treasury Regulation Section 1.245A-5(e)(3)(i)(C)(2) (in form and substance reasonably acceptable to the Buyer) prior to the due date (including extensions) for filing the U.S. federal income tax return of the Company for the taxable year of the Company in which the Pre-Closing Spin-Out occurs. Except as otherwise required by applicable Law, to the extent that any such Section 245A Election is made, each of the Buyer, the Company and the Sellers shall (and the Sellers shall cause the New Arizona Holdco to) file all applicable Tax Returns in a manner consistent with such Section

- 63 – 245A Election and not take any position for applicable Tax purposes (whether in any Tax Action or otherwise) that is inconsistent with such Section 245A Election. (iv) For U.S. federal income tax purposes (and, where applicable, state and local Tax purposes), the distribution of all of the equity interests of the New Arizona Holdco to the Sellers pursuant to the Pre-Closing Spin-Out, which is occurring in connection with the sale of all of the Company Stock by Sellers to the Buyer pursuant to this Agreement, is intended to be treated as a redemptive distribution described in Section 302 of the Code that is treated as a sale or exchange of stock of the Company by the Sellers (and not as a distribution described in Section 301 of the Code by the Company) consistent with the principles set forth in Zenz v Quinlivan 213 F.2d 914 (6th Cir. 1954). Except as otherwise required by applicable Law, each of the Buyer, the Company and the Sellers shall (and shall cause its Affiliates to) file all applicable Tax Returns in a manner consistent with such intended treatment and not take any position for applicable Tax purposes (whether in any Tax Action or otherwise) that is inconsistent with such intended treatment. (h) Conflict. In the event of conflict between any of the provisions of this Section 7.4 and any other provision of this Agreement, the provisions of this Section 7.4 shall control. 7.5 Sellers’ Representative. (a) By virtue of the approval and execution of this Agreement, and without further action of any Seller, the Company or the Company Subsidiaries, each Seller hereby irrevocably constitutes and appoints Shareholder Representative Services LLC (who, by execution of this Agreement, hereby accepts such appointment) as of the Closing to act as the Sellers’ Representative and as the sole representative, agent and attorney-in-fact for and on behalf of the Sellers (in their capacity as such) under this Agreement for all purposes in connection with this Agreement and the agreements ancillary hereto, with full power of substitution to take all actions on behalf of the Sellers following the Closing in connection with this Agreement and the agreements ancillary hereto, including (i) to execute and deliver on behalf of the Sellers any amendment, consent or waiver under this Agreement and the other Transaction Documents (including joint release instructions under the Escrow Agreement), (ii) to assert, and to agree to resolution of, all claims and disputes hereunder or thereunder (including with respect to Section 2.3), (iii) to retain legal counsel and other professional services, at the expense of the Sellers, in connection with the performance by the Sellers’ Representative of this Agreement and the other Transaction Documents, (iv) to make and receive notices and other communications pursuant to this Agreement and the other Transaction Documents and service of process in any Action arising out of or related to this Agreement and the other Transaction Documents, (v) to negotiate, settle or compromise any Action arising out of or related to this Agreement or the other Transaction Documents or any of the transactions hereunder or thereunder, and (vi) to do or refrain from doing the foregoing and each and every other act and to exercise or refrain from exercising all rights, in each case deemed necessary or appropriate in the sole judgment of the Sellers’ Representative for the accomplishment of the foregoing or otherwise in connection with this Agreement. (b) The Sellers’ Representative may resign at any time. The power of attorney granted in this Section 7.5(b) is coupled with an interest and is irrevocable, may be delegated by the Sellers’ Representative, shall survive the death, liquidation, bankruptcy or incapacity of each Seller and shall be binding on any successor thereto. The Sellers’ Representative may be removed or replaced by Christopher Bryan, and, following the provision of written notice to the Buyer, the newly appointed representative shall be the Sellers’ Representative for all purposes hereunder, and any such successor shall succeed the Sellers’ Representative as the Sellers’ Representative hereunder. Neither the removal of, nor the appointment of a successor to, the Sellers’ Representative shall affect in any manner the validity or enforceability of any actions taken or agreements, understandings or commitments entered into by the prior Sellers’ Representative, which shall continue to be effective and binding on the Sellers and their successors and all

- 64 – of the indemnities and immunities granted to the Sellers’ Representative under this Agreement shall survive the Closing and the resignation or removal of the Sellers’ Representative and/or any termination of this Agreement. For the avoidance of doubt, any compromise or settlement of any matter by the Sellers’ Representative hereunder shall be binding on, and fully enforceable against, all Sellers. No bond shall be required of the Sellers’ Representative. (c) A decision, act, consent or instruction of the Sellers’ Representative hereunder after the Closing shall constitute a decision, act, consent or instruction of all of the Sellers and shall be final, binding and conclusive upon each of the Sellers, and the Buyer and, after the Closing, the Company may rely upon any such decision, act, consent or instruction of the Sellers’ Representative as being the decision, act, consent or instruction of each Seller. Each Seller shall promptly provide written notice to the Sellers’ Representative of any change of address of such Seller. (d) The Sellers’ Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Sellers’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Sellers shall indemnify the Sellers’ Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Sellers’ Representative, the Sellers’ Representative will reimburse the Sellers the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. Representative Losses may be recovered by the Sellers’ Representative from (i) the funds in the Representative Reserve and (ii) any other funds that become payable to the Sellers under this Agreement at such time as such amounts would otherwise be distributable to the Sellers; provided, that while the Sellers’ Representative may be paid from the aforementioned sources of funds, this does not relieve the Sellers from their obligation to promptly pay such Representative Losses as they are suffered or incurred. In no event will the Sellers’ Representative be required to advance its own funds on behalf of the Sellers or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Sellers set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Sellers’ Representative hereunder The Sellers acknowledge that the Sellers’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to the administration of its duties as the Sellers’ Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Sellers’ Representative or the termination of this Agreement. (e) The Representative Reserve will be used for any expenses incurred by the Sellers’ Representative. The Sellers will not receive any interest or earnings on the Representative Reserve and irrevocably transfer and assign to the Sellers’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Sellers’ Representative will hold these funds separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Sellers’ Representative’s responsibilities, the Sellers’ Representative will deliver any remaining balance of the Representative Reserve to the Paying Agent for further distribution to the Sellers. For tax purposes, the Representative Reserve will be treated as having been received and voluntarily set aside by the Sellers at the time of Closing. (f) Each Seller hereby acknowledges and agrees that the Buyer shall not have any Liability to any Seller with respect to, and the Sellers agree to hold the Buyer harmless from, any and all Losses incurred

- 65 – by such Buyer arising out of any breach of this Section 7.5 by the Sellers’ Representative or by any Seller, or the designation, appointment or actions of the Sellers’ Representative pursuant to the provisions hereof, including with respect to any (i) failure by the Sellers’ Representative to deliver funds received by the Sellers’ Representative on behalf of Sellers or any other actions taken by the Sellers’ Representative and (ii) reliance by the Buyer on, and actions taken by the Buyer in reliance on, the instructions of, notice given by or any other action taken or omitted by the Sellers’ Representative. 7.6 Seller Release. Effective as of the Closing, each Seller, for itself and on behalf of its Affiliates (if applicable) and its and their successors, heirs and executors (each, a “Seller Releasor”), hereby irrevocably, knowingly and voluntarily releases, discharges and forever waives and relinquishes all Liabilities and other claims, demands, obligations, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Seller Releasor has, may have or might have or may assert now or in the future, against the Company, any of the Company Subsidiaries, the Buyer and its Affiliates, or any of their respective successors, assigns, heirs, executors, officers, directors, partners or employees (in each case in their capacity as such) (each, a “Company Releasee”), arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed or was taken prior to the Closing. The Sellers shall, and shall cause each Seller Releasor to, refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting or causing to be commenced, any legal proceeding of any kind against any Company Releasee based upon any matter released pursuant to this Section 7.6. The parties hereto hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or an admission by any Seller Releasor or Company Releasee of the existence of any such claims or of Liability for any matter or precedent upon which any Liability may be asserted. Notwithstanding the foregoing, the Seller Releasors do not waive or release (a) any rights based upon, arising out of or relating to rights in favor of the Seller Releasors created pursuant to the terms of this Agreement and the Transaction Documents, (b) rights to any unpaid ordinary course employment compensation due to such Seller Releasors, or (c) except as otherwise provided in Section 9.4(a), any rights to indemnification as a result of such Seller Releasor’s service as an officer, manager or director of the Company or any Company Subsidiary pursuant to the Organizational Documents of the Company or any Company Subsidiary. 7.7 Regulatory and Other Authorizations; Notices and Consents. (a) Each party hereto shall use its commercially reasonable efforts to obtain authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and will reasonably cooperate with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Notwithstanding the foregoing, none of Buyer, the Sellers, the Company or the Company Subsidiaries or any of their Affiliates shall be required to pay any fees or make other payments to any Governmental Authorities in order to obtain any such authorization, consent, order or approval (other than required filing fees). (b) Each party to this Agreement shall promptly notify the other party(ies) of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and reasonably permit any other party to review in advance any proposed communication by such party to any Governmental Authority, to the extent legally permissible. None of Buyer, the Sellers nor the Company shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby unless such party consults with the other party(ies) in advance and, to the extent permitted by such Governmental Authority and applicable Law, gives the other party(ies) the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties hereto will

- 66 – reasonably coordinate and cooperate with each other in exchanging such information and providing such assistance as any other party(ies) may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods. (c) The Sellers and the Company shall, and shall cause the Company Subsidiaries to, promptly give such notices to third parties and use its commercially reasonable efforts to obtain such third-party consents and estoppel certificates referenced in Section 6.4 of the Disclosure Schedule in connection with the transactions contemplated by this Agreement. Buyer shall reasonably cooperate and use commercially reasonable efforts to assist the Company and the Company Subsidiaries in giving such notices and obtaining such consents and estoppel certificates.] 7.8 No Solicitation or Negotiation. The Sellers and the Company agree that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement in accordance with its terms, none of the Sellers, the Company or any of their Affiliates, officers, managers, directors, representatives or agents will (i) solicit, initiate, consider, knowingly encourage or accept any other proposals or offers from any Person (A) relating to any acquisition, transfer or purchase of all or any portion of the Company Stock or the Company’s or the Company Subsidiaries’ assets or (B) to enter into any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to the Company or a Company Subsidiary or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Sellers and the Company shall notify Buyer promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made. 7.9 Further Assurances. Each of the parties agrees that subsequent to the Closing, upon the reasonable request of any other party from time to time, it shall execute and deliver, or cause to be executed and delivered, such further instruments and take such other actions as may be necessary or desirable to carry out the Transaction. The parties shall cooperate with each other in all reasonable respects to ensure that the transactions contemplated herein are carried out in accordance with their terms. 7.10 Termination of 401(k) Plan. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date (but contingent on the Closing), the 401(k) Plan (the “401(k) Plan Termination”). The Company shall deliver to Buyer evidence that the Company has validly adopted resolutions to terminate the 401(k) Plan, accompanied by a terminating amendment as required by law (each, in a form and substance of which shall be subject to reasonable review and approval of Buyer) effective no later than the day immediately preceding the Closing Date. In connection with the 401(k) Plan Termination, all participants’ account balances under the 401(k) Plan shall become automatically vested. 7.11 Withholding and Payroll Tax Matters. (a) Within five (5) days after the date hereof, the Company shall engage, at its sole cost and expense, a nationally recognized tax advisory firm reasonably acceptable to Buyer (the “Tax Advisor”) to (i) conduct a comprehensive review of all equity issuances made by the Company within the six (6) year period prior to the date hereof in connection with the provision of services by any employee, consultant, director or other service provider, (ii) determine whether any Taxes (including the employer portion of any payroll Taxes) were required to be withheld or remitted by the Company in connection with such issuances and whether any such Taxes remain unpaid (such unpaid amount, the “Unpaid Withholding and Payroll

- 67 – Taxes”), and (iii) propose a commercially reasonable methodology for calculating and remitting any such unpaid Taxes, including the identity of the applicable payor, method of payment and required filings (the “Withholding Remediation Plan”). (b) The Company shall (i) provide Buyer with a copy of the engagement letter with the Tax Advisor, (ii) provide Buyer and its Representatives with full access to the Tax Advisor and all related documentation, including all drafts and final versions of any reports, analyses, findings, or correspondence, and (iii) permit Buyer and its Representatives to participate in all meetings, calls, and communications with the Tax Advisor. The Company shall consider in good faith and incorporate any reasonable comments or recommendations provided by Buyer or its Representatives and shall not finalize or implement the Withholding Remediation Plan without Buyer’s prior written consent. (c) At or prior to the Closing, the Company shall pay (or cause to be paid) in full all Unpaid Withholding Taxes in accordance with the Withholding Remediation Plan as approved by Buyer and shall deliver to Buyer reasonable documentation evidencing such payment, including confirmation of remittance to the applicable Taxing authorities and copies of any required filings. ARTICLE 8 CONDITIONS TO CLOSING 8.1 Conditions to Obligations of the Sellers and the Company. The obligations of the Sellers and the Company to consummate the transactions contemplated by this Agreement, shall be subject to the fulfillment or written waiver of Seller, at or prior to the Closing, of each of the following conditions: (a) Representations, Warranties and Covenants. (i) The representations and warranties of Buyer contained in Article 6 shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby, and (ii) the covenants and agreements contained in this Agreement to be complied with by Buyer on or before the Closing shall have been complied with in all material respects; (b) No Proceeding or Litigation. No Claim shall have been commenced by or before any Governmental Authority against any Seller, the Company or Buyer, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect; provided, however, that the provisions of this Section 8.1(b) shall not apply if any Seller or the Company has directly or indirectly solicited or encouraged such Claim. 8.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s written waiver, at or prior to the Closing, of each of the following conditions: (a) Representations, Warranties and Covenants. (i) the Company and the Sellers shall deliver to Buyer a certificate, duly executed by an officer of the Company certifying: (A) the Fundamental Representations shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of such specified date), and (B) all of the other representations and warranties of the Sellers and the Company contained in

- 68 – contained in Article 4 and Article 5 shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of such specified date), except to the extent that the events, changes, occurrences and circumstances that cause such representations and warranties to not be true and correct as of such dates are not and would not reasonably be expected to be material to the Company, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Sellers or the Company on or before the Closing shall have been complied with in all material respects; (b) IP License Agreement. (i) the Contract set forth on Schedule 8.2(b) (the “IP License Agreement”) shall remain in full force and effect on terms no less favorable to the Company than those in effect on the date hereof, free of any default, breach, claim of breach, or circumstance that, with notice or the passage of time, could reasonably be expected to give rise to any right of amendment, modification, termination, acceleration, additional payment, or reversion by the licensor; (ii) all notices, filings, authorizations, consents, waivers, estoppel certificates, and other instruments that are, in Buyer’s reasonable judgment, necessary to ensure that consummation of the transactions contemplated by this Agreement (including any “change of control,” direct or indirect assignment, or transfer of rights under the IP License Agreement) will not violate, conflict with, or trigger any right or obligation under the IP License Agreement shall have been duly obtained and delivered to Buyer; and (iii) Buyer shall have determined, in its reasonable discretion, that the final transaction structure, including all post-Closing ownership, operational, and intercompany arrangements, accommodates and complies with the terms and conditions of the IP License Agreement without imposing any incremental liability, encumbrance, royalty, or other obligation on Buyer or the Company (following the Closing) beyond those expressly set forth in such license on the date hereof. (c) Closing Certificate. At the Closing, the Company and the Sellers shall have delivered, in form and substance reasonable to the Buyer, a certificate of an authorized officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 8.2(a), Section 8.2(b) and Section 8.2(f) have been satisfied. (d) Closing Deliverables. Each of the Transaction Documents, certificates and other documents set forth in Section 2.2(a) shall have been delivered to the Buyer. (e) No Proceeding or Litigation. No Claim shall have been commenced by or before any Governmental Authority against Seller, the Company or Buyer, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions or which could be material to such Party; provided, however, that the provisions of this Section 8.2(d) shall not apply if Buyer has directly or indirectly solicited or encouraged such Claim. (f) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect. (g) Pre-Closing Spin-Out. The Pre-Closing Spin-Out shall have been completed in a manner satisfactory to the Buyer.

- 69 – ARTICLE 9 SURVIVAL; INDEMNIFICATION 9.1 Survival. The representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months from the Closing Date; provided, however, that (a) the Fundamental Representations (other than Section 5.13 (Taxes)) shall survive indefinitely, and (b) and the representations and warranties contained in Section 5.13 (Taxes) shall survive until ninety (90) days after the expiration of the applicable statute of limitations. The covenants and agreements contained in this Agreement that contemplate performance at or after Closing shall survive Closing for such period as shall be required for the party required to perform under such covenant or agreement to complete the performance required thereby (provided, however, that to the extent no such period for performance is specified, such covenants shall survive for the applicable statute of limitations), plus a period of three (3) months thereafter. If any party asserts a valid claim for indemnification, in good faith, prior to the expiration of the applicable survival period for any breach thereof, such claims shall survive until finally resolved. It is the express intent of the parties that, if the applicable survival period for a representation or warranty or covenant as contemplated by this Section 9.1 is shorter or longer than the statute of limitations period that would otherwise have been applicable to such representation or warranty or covenant, then by virtue of this Agreement, the applicable statute of limitations period with respect to such representation or warranty or covenant shall be reduced or extended to the shortened or longer survival period contemplated by this Section 9.1. The parties acknowledge and agree that the time period set forth in this Section 9.1 for the assertion of claims under this Agreement is the result of arm’s-length negotiations among the parties and that they intend for such time period to be enforced as agreed among the parties. Any claims based on or arising out of Fraud shall survive Closing until the expiration of the applicable statute of limitations. 9.2 Indemnification. (a) Indemnification by the Sellers. Subject to the limitations set forth in this Article 9, from and after the Closing, each Seller shall indemnify and hold harmless the Buyer and each of its Affiliates, and the Representatives, successors and assigns of each of the foregoing Persons (each, a “Buyer Indemnified Person”), on a joint and several basis, from and against and in respect of any and all Losses incurred or suffered by the Buyer Indemnified Persons or any of them as a result of, arising out of or relating to, directly or indirectly: (i) any breach of, or inaccuracy in, the Fundamental Representations contained in Article 4 and Article 5 of this Agreement (for the purposes of determining the amount of Losses arising therefrom, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom); (ii) any breach of, or inaccuracy in, the representations and warranties (other than the Fundamental Representations) contained in Article 4 and Article 5 of this Agreement (for the purposes of determining the amount of Losses arising therefrom, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom); (iii) any breach or violation of any covenant or agreement of the Company or the Sellers to the extent required to be performed or complied with by the Company or such Seller at or prior to the Closing in or pursuant to this Agreement; (iv) any Pre-Closing Taxes (including all Pre-Closing Spin-Out Taxes);

- 70 – (v) any Liabilities related to the Pre-Closing Spin-Out; and (vi) any and all omissions or inaccuracies in the Payment Allocation Schedule. (b) Indemnification by the Buyer. Subject to the limitations set forth in this Article 9 from and after the Closing, the Buyer shall indemnify and hold harmless each Seller and each of its respective Affiliates and the Representatives, Affiliates, successors and assigns of each of the foregoing Persons (each, a “Seller Indemnified Person” and together with the Buyer Indemnified Persons, the “Indemnified Persons”) from and against and in respect of any and all Losses incurred by the Seller Indemnified Persons as a result of, arising out of or relating to, directly or indirectly: (i) any breach or inaccuracy of any representation or warranty made by the Buyer contained in Article 6; or (ii) any breach or nonfulfillment of any covenant or agreement of the Buyer that is required to be performed pursuant to this Agreement. 9.3 Indemnification Procedure. (a) Each claim for which an Indemnified Person may seek indemnity under this Article 9 (each such claim, an “Indemnification Claim”) shall be brought and resolved exclusively in accordance with this Section 9.3. The Indemnified Person shall promptly give written notice of an Indemnification Claim (each such notice, a “Claim Notice”) to the party indemnifying such Indemnified Person pursuant to Section 9.2(a) or Section 9.2(b), as applicable (the “Indemnifying Person”). Each Claim Notice shall describe the Indemnification Claim in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent possible) of the Loss that has been or may be suffered by the Indemnified Person. No delay in or failure to give a Claim Notice or the giving of an incomplete or inaccurate Claim Notice pursuant to this Section 9.3(a) shall adversely affect any of the other rights or remedies which the Indemnified Person has under this Agreement, or alter or relieve any Indemnifying Person of its obligation to indemnify the Indemnified Person, except and only to the extent that such delay or failure results in actual prejudice to the Indemnifying Person. The Indemnifying Person shall have thirty (30) days after its receipt of such Claim Notice to respond in writing to such Indemnification Claim. If the Indemnifying Person does not so respond within such 30-day period, the Indemnifying Person shall be deemed to have agreed to such claim and the Indemnifying Person’s obligation to indemnify the Indemnified Person for the full amount of all Losses related to or resulting therefrom. If the Indemnifying Person timely delivers a written objection to the Indemnification Claim within such 30-day period, the Indemnifying Person and the Indemnified Person (or, if applicable, the Sellers’ Representative) shall work in good faith to resolve the dispute for a period of thirty (30) days following delivery of such objection. If the parties are unable to resolve such dispute within such period (or such longer period as they may mutually agree), the dispute shall be resolved in accordance with the dispute resolution procedures set forth in this Agreement. For purposes of this Section 9.3, (i) if the Sellers comprise the Indemnifying Person, any references to the Indemnifying Person (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Sellers’ Representative and (ii) if the Sellers comprise the Indemnified Person, any references to the Indemnified Person (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Sellers’ Representative. (b) An Indemnifying Person shall have the right, exercisable by written notice to the Indemnified Person within fifteen (15) Business Days of receipt of a Claim Notice which relates to Losses arising or relating to a claim brought by a third party (each, a “Third Party Claim”), to assume and conduct the defense of any such Third Party Claim, in accordance with the limits set forth in this Agreement, with counsel selected by the Indemnifying Person and reasonably acceptable to the Indemnified Person;

- 71 – provided, however, that the Indemnifying Person shall have the right to assume and conduct the defense of any such Third Party Claim only if (i) the defense of such Third Party Claim by the Indemnifying Person does not, and will not, in the reasonable judgment of the Indemnified Person, be materially detrimental to or materially injure the Indemnified Person’s relationships with any material business relation of the Indemnified Person, (ii) the Indemnified Person reasonably believes the Losses relating to such Third Party Claim would exceed the maximum amount the Indemnifying Person may be liable for hereunder or that the Indemnifying Person does not have sufficient financial resources to satisfy the amount of any adverse monetary judgement that is reasonably likely to result, (iii) the Third Party Claim solely seeks monetary damages, and (iv) the Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement Action (the conditions set forth in clauses (i) through (iv) are collectively referred to as the “Litigation Conditions”). If the Indemnifying Person does not assume the defense of a Third Party Claim in accordance with this Section 9.3(b), the Indemnified Person may continue to defend the Third Party Claim and the costs and expenses of such defense shall be additional Losses. If the Indemnifying Person has assumed the defense of a Third Party Claim as provided in this Section 9.3(b), the Indemnifying Person shall not be liable for any legal expenses subsequently incurred by the Indemnified Person in connection with the defense of the Third Party Claim; provided, however, that if (A) any of the Litigation Conditions cease to be met, (B) the Indemnifying Person fails to take reasonable steps necessary to defend diligently such Third-Party Claim or (C) the Indemnifying Person has been advised by its counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Person and the Indemnified Person, the Indemnified Person may assume its own defense, and the Indemnifying Person shall be liable for all reasonable costs or expenses paid or incurred by the Indemnified Person in connection with such defense. The Indemnifying Person or the Indemnified Person, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement. The Indemnifying Person, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Person, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim which (x) does not include as a term thereof the giving by the claimant or the plaintiff to the Indemnified Person a complete, unconditional release from all Liability in respect of such Third Party Claim, (y) grants any injunctive or equitable relief or includes an amount to be paid by any Person other than the Indemnifying Person, or (z) may reasonably be expected to have a material adverse effect on the business of the Indemnified Person. The Indemnified Person shall have the right to settle any Third Party Claim in its sole discretion, but only to the extent the defense of such Third Party Claim has not been assumed by the Indemnifying Person; provided, however, that any such settlement entered into without the prior written consent of the Indemnifying Person shall not be binding on such Indemnifying Person. For the avoidance of doubt, the procedures set forth in this Section 9.3(b) shall not apply to any Tax Contest, which shall be governed by Section 7.4(e) (c) Any payment that the Sellers are obligated to make to any Buyer Indemnified Person pursuant to this Article 9 will be made (i) first, from the funds then remaining in the Escrow Account, by release of funds to such Buyer Indemnified Person from the Escrow Account by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, (ii) second, by offset against any Indemnity Escrowed Shares (valued on the date hereof), and (iii) thereafter, by the direct payment of the amount of the applicable Losses from the Sellers, on a joint and several basis. Notwithstanding the foregoing, any payment that the Sellers are obligated to make to any Buyer Indemnified Person pursuant to this Article 9 in respect of Pre- Closing Spin-Out Taxes will be made (A) first, from the remaining Escrowed Spin-Out Amount, by release of funds to such Buyer Indemnified Person from the Escrow Account by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, (B) second, by offset against any Spin-Out Escrowed Shares (valued on the date hereof), (C) third, from the remaining Escrowed Amount, by release of funds to such Buyer Indemnified Person from the Escrow Account by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, (D) by offset against any Indemnity Escrowed Shares (valued on the

- 72 – date hereof) and (E) thereafter, by the direct payment of the amount of the applicable Losses from the Sellers, on a joint and several basis. 9.4 Certain Limitations. (a) Except in the case of Fraud, in no event shall the aggregate indemnification obligations of the Seller Indemnifying Persons under Section 9.2(a)(i) exceed, in the aggregate, the sum of (i) Final Closing Consideration Amount and (ii) the aggregate value of the shares of Buyer Stock on the Closing Date. (b) Except in the case of Fraud, the Seller Indemnifying Persons shall not be liable to the Buyer Indemnified Persons for indemnification under Section 9.2(a)(ii) if the aggregate amount of all Losses in respect of indemnification under Section 9.2(a)(ii), exceeds $4,500,000. (c) If any Indemnified Person recovers any amounts in respect of Losses from any third party at any time after any Indemnifying Person has paid all or a portion of such Losses to the Indemnified Person pursuant to the provisions of this Article 9, and such Indemnified Person has therefore recovered from the Indemnifying Person and any relevant third party an amount which is greater than the Losses suffered or incurred by the Indemnifying Person (such amount being an “Excess Recovery”), then the Indemnified Person shall repay to the Indemnifying Person an amount (in aggregate) equal to the lesser of (i) the Excess Recovery; and (ii) the amount the Indemnifying Person has paid to the Indemnitee in respect of the relevant Losses. (d) The amount of any Losses that any Indemnified Person will be entitled to recover hereunder will be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty or covenant. 9.5 Knowledge and Investigation. The right of any Indemnified Person to indemnification pursuant to this Article 9 will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy of any representation or warranty, or performance of or compliance with any covenant or agreement. The waiver of any condition contained in this Agreement or in any Transaction Document based on the breach of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right of any Indemnified Person to indemnification pursuant to this Article 9 based on such representation, warranty, covenant or agreement. 9.6 Escrow Release. (a) Indemnity Escrow Release. (i) Any Escrowed Indemnity Amount and Indemnity Escrowed Shares (valued on the date hereof) in excess of $200,000 remaining as of the date that is twelve (12) months following the Closing Date (minus the aggregate amount claimed by the Buyer Indemnified Persons pursuant to a Claim Notice delivered prior to such date that are not fully resolved prior to such date) shall be released to the Paying Agent for distribution to the Sellers in accordance with their respective Pro Rata Portion as set forth on the Payment Allocation Schedule. At any time following such release, to the extent that the remaining Escrowed Indemnity Amount and Indemnity Escrowed Shares (valued on the date hereof) exceeds the aggregate amount claimed by the Buyer Indemnified Persons pursuant to a Claim Notice delivered prior to the date that is twelve (12) months following the Closing Date, the excess funds shall be promptly released

- 73 – to the Paying Agent for distribution to the Sellers in accordance with their respective Pro Rata Portion as set forth on the Payment Allocation Schedule. (ii) Any Escrowed Indemnity Amount and Indemnity Escrowed Shares in remaining, after giving effect to any release pursuant to Section 9.6(a)(i) above, as of the date that is two (2) years following the Closing Date (minus the aggregate amount claimed by the Buyer Indemnified Persons pursuant to a Claim Notice delivered prior to such date that are not fully resolved prior to such date) shall be released to the Paying Agent for distribution to the Sellers in accordance with their respective Pro Rata Portion as set forth on the Payment Allocation Schedule. At any time following such release, to the extent that the remaining Escrowed Indemnity Amount and Indemnity Escrowed Shares (valued on the date hereof) exceeds the aggregate amount claimed by the Buyer Indemnified Persons pursuant to a Claim Notice delivered prior to the date that is two (2) years following the Closing Date, the excess funds shall be promptly released to the Paying Agent for distribution to the Sellers in accordance with their respective Pro Rata Portion as set forth on the Payment Allocation Schedule. (b) Spin-Out Escrow Release. Any Escrowed Spin-Out Amount and Spin-Out Escrowed Shares remaining as of the date that is thirty (30) days following the date that the Pre-Closing Spin-Out Return is filed (minus the aggregate amount claimed by the Buyer Indemnified Persons pursuant to a Claim Notice delivered prior to such date that are not fully resolved prior to such date) shall be released to the Paying Agent for distribution to the Sellers in accordance with their respective Pro Rata Portion as set forth on the Payment Allocation Schedule. At any time following such release, to the extent that the remaining Escrowed Indemnity Amount and Indemnity Escrowed Shares (valued on the date hereof) exceeds the aggregate amount claimed by the Buyer Indemnified Persons pursuant to a Claim Notice delivered prior to the date that is twelve (12) months following the Closing Date, the excess funds shall be promptly released to the Paying Agent for distribution to the Sellers in accordance with their respective Pro Rata Portion as set forth on the Payment Allocation Schedule 9.7 Exclusive Remedies. Subject to and except for Section 2.3 (Purchase Price Adjustment), Section 7.5 (with respect to the Sellers’ Representative’s rights thereunder) and Section 11.14 (Specific Performance), the parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims of Fraud against a party hereto committing Fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 9. In furtherance of the foregoing, except with respect to Section 2.3, Section 7.5 (with respect to the Sellers’ Representative’s rights thereunder) and Section 11.14, and except with respect to claims of Fraud, each party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article 9. Nothing in this Section 9.7 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 11.14 or to pursue a claim of Fraud against a party hereto committing Fraud outside of the indemnification provisions set forth in this Article 9. ARTICLE 10 TERMINATION 10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

- 74 – (a) by either the Company or Buyer, if the Closing shall not have occurred by October 1, 2025 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available to any party whose material breach of any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; (b) by either the Company or Buyer, in the event that any Governmental Authority shall have issued a Governmental Order, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order or other action shall have become final and non-appealable; (c) by the Company (if neither the Sellers nor the Company are then in breach of this Agreement in any material respect), if Buyer shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 8.1, which breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by the Company to Buyer specifying such breach; (d) by Buyer (if Buyer is not then in breach of this Agreement in any material respect), if Seller or the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 8.2, which breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Buyer to Seller specifying such breach; or (e) by the mutual written consent of the Company and Buyer. 10.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no Liability or obligation on the part of Buyer, the Sellers, or the Company or their respective officers, managers or directors, except (a) as set forth in Sections 10.1, 11.1, 11.11, and 11.13, which shall remain in full force and effect, and (b) that nothing herein shall relieve either party hereto from liability for any breach of this Agreement prior to such termination. ARTICLE 11 MISCELLANEOUS 11.1 Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with the preparation, negotiation and execution and performance of this Agreement and the transactions contemplated hereby (including legal and advisory fees and expenses) shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, the costs of the Escrow Agent and the costs of the Paying Agent will each be borne 50% by each of the Buyer, on the one hand, and the Sellers, on the other hand. 11.2 Amendment. Prior to the Closing Date, this Agreement may not be amended except by an instrument in writing signed by the Buyer, the Sellers’ Representative, the Company, and the Sellers holding at least a majority of the issued and outstanding shares of Company Stock. Following the Closing Date, this Agreement may not be amended except by an instrument in writing signed by the Buyer and the Sellers’ Representative. 11.3 Entire Agreement. This Agreement, including the Disclosure Schedules and the other Schedules and Exhibits attached hereto which are deemed for all purposes to be part of this Agreement, the Confidentiality Agreement, and the Transaction Documents contemplated hereby, contain all of the terms,

- 75 – conditions and representations and warranties agreed upon or made by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties or their Representatives, oral or written, respecting such subject matter. 11.4 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement. 11.5 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (a) in writing and served by personal delivery upon the party for whom it is intended, (b) if delivered by e-mail of a .pdf or other electronic transmission document (with confirmation of transmission; provided, however, that an “out of office,” “undeliverable” or similar automatic responder shall not constitute confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (c) if delivered by certified mail, registered mail, courier service, return-receipt received to the party at the address set forth below, with copies sent to the Persons indicated: If to the Sellers’ Representative, or after the Closing, to the Sellers: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: deals@srsacquiom.com Telephone: (303) 648-4085 If to the Buyer: Intuitive Machines, Inc. 13467 Columbia Shuttle Street Houston, TX 77059 Attn: Pete McGrath; Anna Jones Email: pmcgrath@intuitivemachines.com; ajones@intuitivemachines.com With a copy to (which copy shall not constitute notice): Reed Smith LLP 2850 N. Harwood Street, Suite 1500 Dallas, TX 75201 Attn: Lynwood Reinhardt; Jennifer Riso Email: lreinhardt@reedsmith.com; jriso@reedsmith.com If to the Company or, prior to Closing, to the Sellers: KinetX, Inc. 950 W Elliot Road, Suite 220 Tempe, AZ 85284 Attn: Christopher Bryan Email: chris@kinetx.com With a copy to (which copy shall not constitute notice):

- 76 – Spencer Fane LLP 2415 East Camelback Road, Suite 600 Phoenix, AZ 85016 Attn: Michael Patterson; Andy Anderson Email: mpatterson@spencerfane.com; aanderson@spencerfane.com Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 11.5. 11.6 Exhibits and Disclosure Schedules. (a) Any matter, information, or item disclosed in the Disclosure Schedules shall be deemed to have been disclosed only in response to the specific representation, warranty, or covenant to which such disclosure expressly relates and is specifically referenced, and shall not be deemed disclosed with respect to any other representation, warranty, or covenant unless there is an explicit cross-reference. The inclusion of any item, information, matter, or document in the Disclosure Schedules shall not be construed to (i) limit or qualify the meaning of “material,” “Material Adverse Effect,” or any similar term in this Agreement, (ii) create any presumption that such item is required to be disclosed, (iii) expand or limit the scope of the Sellers’ or the Company’s representations, warranties, covenants, obligations, conditions, or agreements contained herein, (iv) constitute an admission of liability or obligation by the Sellers or the Company, (v) be deemed to cure any breach of any representation, warranty, or covenant, or (vi) limit or otherwise affect any rights or remedies available to the Buyer under this Agreement or applicable law. No reference in the Disclosure Schedules to any Contract or document shall be construed as an admission or indication that such Contract or document is enforceable, currently in effect, or that any obligations remain to be performed or any rights may be exercised under such Contract or document. (b) The Disclosure Schedules, the Exhibits and the other Schedules hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. 11.7 Waiver. A waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. 11.8 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or other Liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void. 11.9 No Third Party Beneficiary. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement, except for (a) the Persons set forth in Section 9.4(a), who are intended third party beneficiaries of such provisions, and (b) the Company Releasees are intended third party beneficiaries of Section 7.6. 11.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Delivery of an executed counterpart of a signature page by facsimile or other means of electronic transmission (including .pdf or any electronic signature

- 77 – complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be as effective as delivery of a manually executed counterpart thereof. 11.11 Governing Law. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. 11.12 Consent to Jurisdiction and Service of Process. Any Action arising out of or relating to this Agreement or the transactions contemplated hereby may only be instituted in the Chancery Court of the State of Delaware, and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such Action and irrevocably submits to the exclusive jurisdiction of any such court in any such Action. 11.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 11.14 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions hereof and to specific performance of the terms hereof, in addition to any other remedy at law or equity. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. 11.15 Severability. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible. 11.16 Conflict Waiver. Spencer Fane LLP has acted as counsel to the Company, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. In any dispute or proceeding arising under or in connection with this Agreement after Closing, the Sellers’ Representative will have the right, at its election, to retain Spencer Fane LLP to represent it in such matter. Buyer, for itself and the Company and for their respective successors and assigns, hereby waives any conflicts of interest arising from such representation and consents to any such representation in any such matter. Buyer shall not, and shall cause the Company not

- 78 – to, seek or have Spencer Fane LLP disqualified from any such representation based on the prior representation of the Company. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 11.16 shall not be deemed exclusive of any other rights to which Spencer Fane LLP is entitled whether pursuant to law, contract, or otherwise. 11.17 Attorney-Client Privilege. All communications prior to Closing between the Company, on the one hand, and Spencer Fane LLP, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall survive Closing, and from and after Closing shall belong solely to Christopher Bryan, Bobby Williams, Craig Cigich, and Kjell Stakkestad (the “Privilege Holders”) and shall not pass to or be claimed by Buyer or the Company. Accordingly, from and after Closing, Buyer and the Company shall neither request nor have access to any Privileged Communications or to the files of Spencer Fane LLP relating to such engagement. Without limiting the generality of the foregoing, from and after the Closing, (i) the Privilege Holders (and not Buyer or the Company) shall be the sole holders of the attorney- client privilege with respect to such engagement, and none of Buyer or the Company shall be a holder thereof, (ii) to the extent that files of Spencer Fane LLP in respect of such engagement constitute property of the client, only the Privilege Holders (and not Buyer nor the Company) shall hold such property rights and (iii) Spencer Fane LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Company by reason of any attorney-client relationship between Spencer Fane LLP and the Company. The above-stated restrictions pertain not only to documents but to their existence, substance, and contents, all of which shall be and remain in the complete and unfettered custody and control of the Privilege Holders. In the event that after Closing a dispute arises between Buyer or its Affiliates (including the Company), on the one hand, and a third party other than any of the Privilege Holders, on the other hand, neither Buyer nor any of its Affiliates (including the Company) may waive the attorney-client privilege held by the Privilege Holders without the prior written consent of a majority of the Privilege Holders. In the event that Buyer or any of its Affiliates (including the Company) is legally required by Governmental Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Buyer’s counsel, then Buyer shall immediately (and, in any event, within five (5) Business Days) notify Privilege Holders in writing so that Privilege Holders can seek a protective order. In furtherance of the foregoing, each of the parties agrees that (A) no waiver is intended by failing to remove all Privileged Communications from the Company’s files and computer systems, (B) after Closing the parties will use commercially reasonable efforts to take the steps necessary to ensure the Privileged Communications are held and controlled by the Privilege Holders, and (C) at the Privilege Holders’ written request, Buyer shall, at the Privilege Holders’ discretion, promptly return to the Privilege Holders all copies, whether in written, electronic, or other form or media, of the Privileged Communications, or destroy all such copies and certify in writing to the Privilege Holders that such Privileged Communications have been destroyed. Buyer agrees that after Closing none of Buyer, the Company, or their Affiliates will (1) access or review the Privileged Communications in connection with any action, litigation, claim, or dispute against or involving the Sellers or (2) use or assert the Privileged Communications against the Sellers in any action, litigation, claim, or dispute against or involving the Sellers. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. BUYER: INTUITIVE MACHINES, INC. By: /s/ Stephen Altemus Name: Stephen Altemus Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. SELLERS’ REPRESENTATIVE SHAREHOLDER REPRESENTATIVE SERVICES LLC By: /s/ Sam Riffe Name: Sam Riffe Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. COMPANY: KINETX, INC. By: /s/ Christopher Bryan Name: Christopher Bryan Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. SELLERS: CHRISTOPHER BRYAN By: /s/ Christopher Bryan Name: Christopher Bryan

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. SELLERS: CRAIG CIGICH By: /s/ Craig Cigich Name: Craig Cigich

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. SELLERS: ANTHONY YARKOSKY By: /s/ Anthony Yarkosky Name: Anthony Yarkosky

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. SELLERS: KJELL STAKKESTAD By: /s/ Kjell Stakkestad Name: Kjell Stakkestad

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. SELLERS: BOBBY WILLIAMS By: /s/ Bobby Williams Name: Bobby Williams

EXHIBIT A Company Subsidiaries

EXHIBIT B Balance Sheet Rules (See attached)

SCHEDULE C Escrow Agreement

Final Form ESCROW AGREEMENT THIS ESCROW AGREEMENT (the “Escrow Agreement”) is entered into and effective as of this [__] day of [______], 2025 (“Agreement Date”), by and among PNC Bank, National Association, a national banking association (the “Escrow Agent”), [BUYER], a [Delaware] corporation (“Buyer”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Sellers (the “Sellers’ Representative” and together with Buyer and the Escrow Agent, sometimes referred to individually as “Party” and collectively as the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined below). WHEREAS, Buyer, KinetX, Inc., a California corporation (the “Company”), the shareholders of the Company signatory thereto (each a “Seller” and collectively, the “Sellers”), and the Sellers’ Representative have entered into that certain Stock Purchase Agreement, dated August [●], 2025 (the “Purchase Agreement”), pursuant to which Buyer will purchase all of the issued and outstanding capital stock of the Company (the “Stock Purchase”); WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to deposit certain funds into two escrow accounts (the “Escrow Accounts”) at the Closing by wire transfer of immediately available cash funds, with such funds to be held, invested and disbursed by the Escrow Agent, which funds shall be available to satisfy any amounts owed to Buyer pursuant to Section 2.3 and Article 9 of the Purchase Agreement in accordance with the terms and conditions of this Escrow Agreement; WHEREAS, Buyer, the Sellers’ Representative and PNC Bank, National Association (the “Paying Agent”) have entered into that certain Paying Agent Agreement of even date herewith (the “Paying Agent Agreement”) pursuant to which the Paying Agent has established an account (the “Paying Account”) for the purpose of receiving certain funds payable under the Purchase Agreement, including amounts to be disbursed pursuant to this Escrow Agreement; WHEREAS, pursuant to the Purchase Agreement, Buyer shall cause its transfer agent (the “Transfer Agent”) to deposit certain Escrow Shares (defined below) into the Escrow Accounts at the Closing, with such Escrow Shares to be held and disbursed at the direction of the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement; and WHEREAS, the Parties desire to set forth their understandings with regard to the Escrow Accounts established by this Escrow Agreement. NOW, THEREFORE, in consideration of the premises herein, the parties hereto agree as follows: I. Terms and Conditions 1.1. Appointment of and Acceptance by Escrow Agent. Buyer and the Sellers’ Representative hereby appoint PNC Bank, National Association to act as the escrow agent for the purposes set forth herein, and PNC Bank, National Association hereby accepts such appointment and agrees to perform its duties as provided herein. 1.2. Establishment of Escrow. On the Closing Date, Buyer will deposit (or cause to be deposited) into the Escrow Accounts (a) in one account, (i) pursuant to the wire instructions set forth on Schedule A hereto, in immediately available funds, US$[______], representing the Escrowed Adjustment Amount referred to in the Purchase Agreement (together with all interest and earnings thereon, and less any disbursements hereunder, the “Adjustment Escrow Cash”) and (ii) the share portion of [______] shares of Buyer stock and including any additional shares of Buyer stock subsequently issued or distributed by the

2 Buyer in respect of any shares then held in the Escrow Account while such account remains outstanding (the “Adjustment Escrow Shares” which will be specified by the Buyer if in book entry or certificated form, and together with the Adjustment Escrow Cash, the “Adjustment Escrow Funds”) and (b) in the second account, (i) pursuant to the wire instructions set forth on Schedule A hereto, in immediately available funds, US$[______], representing the Escrowed Indemnity Amount referred to in the Purchase Agreement (together with all interest and earnings thereon, and less any disbursements hereunder, the “Indemnity Escrow Cash” and together with the Adjustment Escrow Cash, the “Escrow Cash”) and (ii) the share portion of [______] shares of Buyer stock and including any additional shares of Buyer stock subsequently issued or distributed by the Buyer in respect of any shares then held in the Escrow Account while such account remains outstanding (the “Indemnity Escrow Shares” which will be specified by the Buyer if in book entry or certificated form, and together with the Indemnity Escrow Cash, the “Indemnity Escrow Funds”) (the Adjustment Escrow Shares together with the Indemnity Escrow Shares, the “Escrow Shares”) (the Indemnity Escrow Funds together with the Adjustment Escrow Funds, the “Escrow Funds”). 1.3. Escrow Shares. (a) The Escrow Agent shall hold the Escrow Shares as a book position registered by the Buyer in the name PNC Bank, National Association, as Escrow Agent for the benefit of the Sellers. The Transfer Agent shall maintain the Escrow Shares as a book-entry position registered in the name of “PNC Bank, National Association, as Escrow Agent for the benefit of the Sellers”. Transfer Agent will provide evidence to the Escrow Agent by electronic mail confirming the total Escrow Shares. The Escrow Shares shall not be liquidated or otherwise reinvested, provided that any cash, stock, property or rights therefor, distributed or paid or payable in respect of the Escrow Shares shall constitute part of the Escrow Funds. Subject to Section 1.4 below, any amounts received by the Escrow Agent on account of holding the Escrow Shares as nominee for the Sellers shall be held in the form received. Until such time as the Escrow Shares are delivered to the Sellers in accordance with Section 1.4 below (or returned or otherwise transferred to, cancelled or redeemed by Buyer), the applicable Seller shall be the beneficial owner of the applicable portion of the Escrow Shares that are held pursuant to this Escrow Agreement, and shall possess during the period of time in which such Escrow Shares are held or retained by the Escrow Agent as nominee for the Sellers all rights with respect to such Escrow Shares, except the right of possession or transfer thereof. The Escrow Agent shall not be required to vote any of the shares comprising the Escrow Shares. (b) Buyer will cause the Transfer Agent to not require a Medallion Signature Guarantee to transfer the book-entry Escrow Shares from PNC Bank, National Association to the respective Seller accounts. In lieu of a Medallion Signature Guarantee, a spreadsheet is to be provided by Escrow Agent to the Transfer Agent to include the total number of Escrow Shares to be issued to each Seller. Buyer will give Transfer Agent precise and clear direction via email correspondence excluding the need for a Medallion Signature Guarantee and accepting the detailed spreadsheet as direction in which to transfer the Escrow Shares. (c) Any dividends made with respect to the Escrow Shares that are held pursuant to this Escrow Agreement shall be held by the Escrow Agent on behalf of the Sellers as part of the Escrow Funds for further distribution to the Sellers holding the applicable Escrow Shares to which such dividends relate pursuant to a Joint Written Instruction (as defined below), except that any cash dividends made with respect to such Escrow Shares shall be promptly paid to the Paying Agent upon receipt of a Joint Written Instruction to the Escrow Agent for further distribution to the applicable Sellers. 1.4. Disbursements of the Escrow Funds. (a) The Escrow Agent shall only disburse amounts from the Escrow Funds upon receipt of a Joint Written Instruction (as defined below). Following receipt of such Joint Written

3 Instruction, the Escrow Agent shall promptly disburse all or part of the Escrow Funds in accordance with such Joint Written Instruction and take any other actions specified in respect of the Escrow Shares (including execute any documents required to transfer the shares). If Escrow Shares are held by Escrow Agent in physical, certificated form, Escrow Agent shall deliver such certificated Escrow Shares pursuant to a Joint Written Instruction: (i) in the event of a transfer of the relevant shares to a Seller, for cancellation and the preparation of a new share certificate in favor of the relevant Seller; (ii) in the event of a redemption or cancellation of the relevant shares by Buyer, for cancellation; and (iii) in the event of a transfer of the relevant shares to another transferee designated by Buyer, for cancellation and the preparation of new share certificates in the name of the relevant transferee. Following receipt of the share certificates from the Escrow Agent, Transfer Agent shall issue a new share certificate to the Escrow Agent for the number of Escrow Shares that remain in the Escrow Account (if any) following the release of the Escrow Shares in accordance with the Joint Written Instruction. “Joint Written Instruction” shall mean a written notification, in the form of Exhibit B hereto, delivered to the Escrow Agent and signed by an authorized representative of each of Buyer and the Sellers’ Representative (a list of whom are provided in Exhibit A-1 and Exhibit A-2) (“Authorized Representative”). Each Joint Written Instruction shall include the Escrow Cash amount and/or number of Escrow Shares to be disbursed and shall identify the party to whom the disbursement shall be made, which shall be either of the Parties, the Paying Account (solely with respect to the cash portion thereof), or the Sellers to be issued by the Transfer Agent (in the case of shares only). (b) To facilitate any distributions of Escrow Shares to the Sellers pursuant to the terms hereof, Transfer Agent will make or cause to be made appropriate entries on the books and records of the Buyer and the obligations of the Buyer to distribute or deposit shares in the Escrow Account shall be satisfied by the Buyer making or causing to be made such entries on the books and records of the Buyer. The Escrow Agent shall have no duty or responsibility for calculating the value of such distribution, and for the purposes of distribution of Escrow Shares hereunder, the Escrow Agent shall be entitled to conclusively rely on the value/or number of Escrow Shares to be distributed as set forth in any Joint Written Instruction delivered hereunder. II. Provisions as to the Escrow Agent 2.1. Limited Duties of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Escrow Agreement. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. This Escrow Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to determine, make inquiry into or consider, any term or provision of any agreement between the Sellers’ Representative, Buyer and/or any other third party or as to which the escrow relationship created by this Escrow Agreement relates, including without limitation the Purchase Agreement or any other documents referenced in this Escrow Agreement. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Escrow Agreement shall control the actions of Escrow Agent. 2.2. Limitations on Liability of Escrow Agent. (a) In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action in which such damages are sought. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and shall only be liable to Buyer and Sellers’ Representative for actual, direct

4 damages that are directly attributable to the Escrow Agent’s fraud, gross negligence, bad faith or willful misconduct in performing duties as outlined in this Escrow Agreement. (b) The Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith provided by the Sellers’ Representative or Buyer with respect to such Party’s information and reasonably believed by the Escrow Agent to be genuine, (ii) in assuming in good faith that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Escrow Agreement or the Escrow Agent’s duties has been duly authorized to do so and (iii) in acting or failing act in good faith in accordance with the terms of this Escrow Agreement on the advice of outside counsel retained by the Escrow Agent, provided that the Escrow Agent shall remain liable where the actions taken or omitted by the Escrow Agent in reliance upon clauses (i), (ii), and (iii) herein are determined to constitute the Escrow Agent’s fraud, bad faith, willful misconduct, or gross negligence. (c) The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided in a Joint Written Instruction to the Escrow Agent in accordance with the provisions of this Escrow Agreement. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by the applicable Authorized Representative of each of Buyer and the Sellers’ Representative set forth on Exhibit A-1 and Exhibit A-2 in a Joint Written Instruction. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions except as set forth in Section 2.3 below, but it may do so in its discretion on any occasion without incurring any liability to any party for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions; provided, however, that the Escrow Agent shall use commercially reasonable efforts to review such wire transfer instructions for inconsistencies that would reasonably be expected to result in erroneous wire transfers. The Escrow Agent shall use commercially reasonable efforts to resolve any such inconsistencies by using verifying or confirming such wire transfer instructions with the applicable Authorized Representative of Buyer or Sellers’ Representative. In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) the Sellers’ Representative, Buyer or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (ii) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent. Any wire transfers of funds made by the Escrow Agent pursuant to this Escrow Agreement will be made subject to and in accordance with the Escrow Agent’s usual and ordinary wire transfer procedures in effect from time to time. (d) No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Escrow Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings. (e) Buyer understands and acknowledges that The PNC Financial Services Group, Inc., a Pennsylvania corporation (“PNC”) offers a diversified set of financial products and services, and may currently, or in the future, have relationships with parties whose interest may conflict with those of the Buyer.

5 2.3. Security Procedure For Funds Transfers. The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by telephone call-back to an Authorized Representative specified on Exhibit A-1 or Exhibit A-2 at the telephone number specified for such Authorized Representative on Exhibit A-1 or Exhibit A-2, as applicable. The Parties acknowledge that the security procedures set forth herein are commercially reasonable. Once delivered to the Escrow Agent, Exhibit A- 1 or Exhibit A-2 may be revised or rescinded only by a writing signed by an Authorized Representative of the applicable Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit A-1 or Exhibit A-2 or a rescission of an existing Exhibit A-1or Exhibit A-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable Authorized Representative of each of Buyer and the Sellers’ Representative under this Escrow Agreement. Buyer and the Sellers’ Representative understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the above security procedure may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay. 2.4. Depository Role. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or of any person executing or depositing such subject matter. 2.5. No Duty to Notify. The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify any Party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited therewith unless such notice is explicitly provided for in this Escrow Agreement. 2.6. Other Relationships. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent and its affiliates, and any of their respective directors, officers or employees may become pecuniarily interested in any transaction in which any of the other parties hereto may be interested and may contract and lend money to any such party and otherwise act as fully and freely as though it were not escrow agent under this Escrow Agreement. Nothing herein shall preclude the Escrow Agent or its affiliates from acting in any other capacity for any such party. 2.7. Disputes. In the event of any disagreement between Buyer and the Sellers’ Representative, or between either of them and any other party, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until directed by (i) an order of a court of competent jurisdiction, or (ii) directed otherwise by a Joint Written Instruction. 2.8. Indemnification. Buyer and the Sellers’ Representative jointly and severally agree to defend, indemnify and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents and employees (the “Indemnitee”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, reasonable and documented out of pocket costs or expenses (including, without limitation, reasonable and documented out of pocket fees and expenses of outside counsel and experts and their staffs) (collectively, the “Indemnitee Losses”), arising out of or in

6 connection with (a) Escrow Agent’s performance of this Escrow Agreement, except to the extent that such Indemnitee Losses have been finally adjudicated by a court of competent jurisdiction to have been caused by fraud, gross negligence, willful misconduct or bad faith of any Indemnitee; and (b) Escrow Agent’s following, accepting or acting upon any instructions or directions from the Parties, whether joint or singular, received in accordance with this Escrow Agreement. Solely as between Buyer and Sellers’ Representative, any indemnity paid to any Indemnitee hereunder shall be borne by Buyer and Sellers’ Representative severally and not jointly as determined by a court of competent jurisdiction to be responsible for causing Indemnitee Losses against which the Escrow Agent is entitled to indemnification, or if no such determination is made, then one-half (1/2) by Buyer and one-half (1/2) by Sellers’ Representative, and Buyer and Sellers’ Representative shall each have a right of contribution against the other to the extent that they pay more than their one-half (1/2) share of such indemnification obligations. The provisions of this section shall survive the termination of this Escrow Agreement and any resignation or removal of the Escrow Agent. 2.9. Mergers, Consolidations, Etc. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, in each case without the execution or filing of any instrument or paper or the performance of any further act (other than prompt due notice to Buyer and the Sellers’ Representative). 2.10. Resignation; Removal. (a) The Escrow Agent may resign and be discharged from its duties and obligations at any time under this Escrow Agreement by providing written notice to Buyer and the Sellers’ Representative. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been provided to Buyer and the Sellers’ Representative. Thereafter, the Escrow Agent shall have no further obligation except to hold the Escrow Funds as depository and cooperate reasonably in the transfer of the Escrow Funds to a successor escrow agent. Buyer and the Sellers’ Representative shall promptly appoint a successor escrow agent. The Escrow Agent shall refrain from taking any action until it shall receive a Joint Written Instruction designating the successor escrow agent. However, in the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds, equity and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Escrow Agreement. (b) Buyer and the Sellers’ Representative acting together shall have the right to terminate the appointment of the Escrow Agent upon thirty (30) days’ joint written notice to the Escrow Agent specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation except to hold the Escrow Funds as depository and cooperate reasonably in the transfer of the Escrow Funds to a successor escrow agent. The Escrow Agent shall refrain from taking any action until it shall receive a Joint Written Instruction designating the successor escrow agent. However, in the event no successor escrow agent has been appointed on or prior to the date such termination is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds, equity and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Escrow Agreement. (c) In the case of a resignation or removal of the Escrow Agent, the Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. The successor escrow agent appointed by Buyer and the Sellers’ Representative shall execute, acknowledge and deliver to the Escrow

7 Agent and the other parties an instrument in writing accepting its appointment hereunder, and thereafter, the Escrow Agent shall deliver all of the then-remaining balance of the Escrow Funds, less any fees and expenses then incurred by and unpaid to the Escrow Agent, to such successor escrow agent in accordance with the Joint Written Instruction of Buyer and the Sellers’ Representative and upon receipt of the Escrow Funds, the successor escrow agent shall be bound by all of the provisions of this Escrow Agreement. 2.11. Compensation of the Escrow Agent. The Parties agree that upon the execution of this Escrow Agreement, Buyer and the Sellers’ Representative will pay the Escrow Agent as stated in the fee schedule attached hereto as Schedule B. III. Tax Matters 3.1 Tax Matters. The Escrow Funds shall be treated as owned by Buyer for U.S. federal income tax purposes. All Escrow Account income earned under this Escrow Agreement shall be allocated to Buyer (for U.S. federal income tax purposes only) and timely reported by Escrow Agent to Buyer, the IRS or other applicable taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Funds by Buyer (for U.S. federal income tax purposes only) whether said income has been distributed during such year. Buyer shall duly complete such tax documentation or other procedural formalities necessary for Escrow Agent to complete required tax reporting and for Buyer to receive interest or other income without withholding or deduction of tax in any jurisdiction (for U.S. federal income tax purposes only). Should any information supplied in such tax documentation change, Buyer shall promptly notify Escrow Agent. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, including without limitation, the Foreign Account Tax Compliance Act (“FATCA”), and shall remit such taxes to the appropriate authorities. IV. Miscellaneous 4.1 Disbursements. The Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. The Escrow Agent shall not be liable for collection items until such proceeds have been received or the Federal Reserve has given the Escrow Agent credit for the funds. 4.2 Permitted Investments. The Escrow Agent shall invest the Escrow Funds in a PNC Non- Interest Bearing Deposit Account, unless Schedule C is completed to provide direction for investment in the Money Market Deposit Account. Information relating to investment of Escrow Funds in the Money Market Deposit Account, or if elected PNC Non-Interest Bearing Deposit Account are set forth on Schedule C. Any changes to the investment of the Escrow Funds shall be directed in writing by the Buyer and the Sellers’ Representative and accepted by the Escrow Agent. Buyer and the Sellers’ Representative recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to the investment of moneys held hereunder or the purchase, sale, retention or other disposition of any investment, and the Escrow Agent shall not be liable to Buyer or the Sellers’ Representative or any other person or entity for any loss incurred in connection with any such investment, including, without limitation, any loss due to interest rate fluctuation, early withdrawal penalty or the decline in value of any investment. Any investment earnings and income on the funds held in each Escrow Account shall become part of the respective Escrow Account and shall be disbursed in accordance with this Escrow Agreement. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits or investments made pursuant to this Section 4.2. 4.3 Accounting. The Escrow Agent shall provide monthly reports of transactions and holdings to Buyer and the Sellers’ Representative as of the end of each month. Buyer authorizes Escrow Agent to grant Buyer and the Sellers’ Representative (or counsel acting on behalf of either Buyer or the Sellers’ Representative) (each an “Authorized Individual”) access to the Escrow Agent’s online portal (“PNC

8 PAID”). Each Authorized Individual must agree to comply with the PNC PAID terms and conditions and any other provisions required by Escrow Agent to access PNC PAID. The Parties acknowledge any changes, modifications or additions to existing Authorized Individuals with PNC PAID access should be made in writing to the Escrow Agent. 4.4 Notices. Any notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given (a) when delivered if delivered in person, (b) on the third Business Day after dispatch by registered certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained). If to the Escrow Agent: PNC Bank, National Association 80 South Eighth Street, Suite 3715 Minneapolis, MN 55402 Attn: M&A Team Email: pncpaidadmin@pnc.com; david.dugas@pnc.com Phone: (617) 912-5041 If to Buyer: [BUYER] [__] Email: Attention: with a copy (which shall not constitute notice) to: Reed Smith LLP 2850 N. Harwood Street Suite 1500 Dallas, TX, 75201 Email: LReinhardt@reedsmith.com; JRiso@reedsmith.com Attention: Lynwood Reinhardt and Jennifer Riso If to the Sellers’ Representative: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Email: deals@srsacquiom.com Attention: Managing Director Any Party may unilaterally designate a different address by giving notice of each change in the manner specified above to each other Party. In all cases, the Escrow Agent shall be entitled to rely on a copy or electronic transmission of any document with the same legal effect as if it were the original of such document. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed. The Parties acknowledge that there are certain security, corruption, transmission

9 error and access availability risks associated with using open networks such as the internet and Buyer the Sellers’ Representative each assume such risks. 4.5 Governing Law. This Escrow Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to principles of conflicts of law. The Parties consent to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware and consent to personal jurisdiction of and venue in such courts with respect to any and all matters or disputes arising out of this Escrow Agreement. 4.6 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. 4.7 Assignment; Binding Effect. Except as permitted in Section 2.9, neither this Escrow Agreement nor any rights or obligations hereunder may be assigned by any Party hereto without the express written consent of each of the other Parties hereto. This Escrow Agreement shall inure to and be binding upon the Parties and their respective successors, heirs and permitted assigns. 4.8 Amendment and Waiver. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the Parties. No course of conduct shall constitute a waiver of any terms or conditions of this Escrow Agreement, unless such waiver is specified in writing by the party against whom enforcement is sought, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. 4.9 Severability. If any provision of this Escrow Agreement shall be held or deemed to be or shall in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever. 4.10 Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Escrow Agreement and the transactions contemplated by this Escrow Agreement, the Parties shall execute and deliver any and all such agreements or other documents and do all things reasonably necessary or appropriate to carry out fully the provisions of this Escrow Agreement. 4.11 No Third-Party Beneficiaries. This Escrow Agreement is for the sole benefit of the Parties hereto, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement. 4.12 Force Majeure. No Party to this Escrow Agreement shall be liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission

10 failure, interruption or malfunctions of communications or power supplies, labor difficulties, actions of public authorities or other similar causes reasonably beyond its control. 4.13 Termination. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent in accordance with this Escrow Agreement of all funds, equity and property held under this Escrow Agreement or upon the earlier Joint Written Instruction. 4.14 Titles and Headings. All titles and headings in this Escrow Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof. 4.15 Counterparts; Facsimile Execution. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Escrow Agreement and agreements, certificates, instruments and documents entered into in connection herewith by facsimile or other electronic transmission (including Adobe PDF format) will be effective as delivery of a manually executed counterpart to this Escrow Agreement or such agreements, certificates, instruments and documents. 4.16 Entire Agreement; Effect of Purchase Agreement and Paying Agent Agreement. This Escrow Agreement constitutes the entire agreement between the Escrow Agent, Buyer and the Sellers’ Representative in connection with the subject matter of this Escrow Agreement, and no other agreement entered into between Buyer and the Sellers’ Representative, or either of them, to which the Escrow Agent is not a party, including, without limitation, the Purchase Agreement, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof. The Parties acknowledge and agree that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under the Purchase Agreement, that all references in this Escrow Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement. 4.17 Procedures for Opening a New Account. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: in accordance with Section 326 of the USA Patriot Act, to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When a party opens an account, the Escrow Agent must obtain each party’s name, address, date of birth (as applicable), taxpayer or other government identification number or other appropriate information that will allow the Escrow Agent to identify such party. The Escrow Agent may also ask to see each party’s driver’s license, passport or other identifying documents. For parties that are business or other legal entities, the Escrow Agent may require such documents as it deems necessary to confirm the legal existence of the entity. The parties to this Escrow Agreement agree to provide all such information as Escrow Agent may reasonably request in order to satisfy the requirements of the USA Patriot Act or any other regulatory requirements, and any policy or procedure implemented by the Escrow Agent to comply therewith. 4.18 Compliance with Laws. Each of Buyer and Sellers’ Representative hereby represents that (i) it is not a person that is the target of any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“Sanctioned Person”) and (ii) it is not directly or indirectly controlled by, or acting hereunder for or on behalf of, any Sanctioned Person; provided, that with respect to the foregoing clause (ii), the Sellers’ Representative is not making any representation regarding the Sellers or whether any Sellers are Sanctioned Persons or not, notwithstanding that the Sellers’ Representative acts on behalf of the Sellers pursuant to the Purchase Agreement. Further, Buyer hereby

11 represents that none of the funds used to make any payments contemplated under this Escrow Agreement are derived from any illegal activity. 4.19. Compliance with Court Orders. In the event that a legal garnishment, attachment, levy, restraining notice or court order is served with respect to any of the Escrow Funds, or the delivery thereof shall be stayed or enjoined by an order of a court of competent jurisdiction, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated. [Signature Page Follows]

12 IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written. PNC BANK, NATIONAL ASSOCIATION, as the Escrow Agent By: Name: David M. Dugas Title: Vice President [BUYER], as the Buyer By: Name: Title: SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Sellers’ Representative By: Name: Title:

SCHEDULE A Escrow Agent Wire Instructions PNC Bank, National Association ABA: [_____] Account: [____] Account Name: [Escrow Services] Reference: [ ] Attention: [______]

SCHEDULE B

Escrow Agent Fee

CONTRACTED SERVICES	DESCRIPTIO N	FEES (USD)
Paying Agent Administration Fee (one-time fee)	Transaction setup, agreement review/negotiation and ongoing payments administration for the life of the deal.	**$6,500**
Closing Payment Fees	Payments made at closing. Fee is inclusive of the web-based online solicitation of a Letter of Transmittal, Payment Information for payee and the collection of a Tax Form.	**$65** per payment/holder at closing **Tax reporting included**
Post-Closing Payment Fee	Subsequent payments made after initial/ closing payments (i.e. escrow releases, milestone releases, etc.).	**$55** per post-closing payment per holder **Tax reporting included**
1099 Tax Reporting	Administration of standard 1099-B Tax Reporting (alternative tax reporting available at additional cost)	**Included within the above pricing**
Additional Document Solicitation (available upon request)	Solicitation, review of documents, shareholder follow up and reporting (i.e. AIQ's, shareholder agreements, consents, joinders, 280Gs, etc.)	**$50** per document per holder
Escrow Administration Fee	Account set up, agreement negotiation, and account administration for duration of account	***Waived ****

Administration fee includes the electronic solicitation of required documents, review & approval, addressing deficiencies, payment and tax reporting for the payees, set up of the account(s), agreement negotiation, and associated 1099B reporting.

Out-of-pocket expenses (when applicable) will be billed at cost at the sole discretion of PNC. Fees for services not specifically covered in this schedule will be billed in accordance with our prevailing rates. These costs may include, but are not limited to, review of IRS Form W-8IMY for foreign holders, stockholder presentment status updates, stockholder record adjustments, electronic copies of stockholder presentments and non-standard stockholder records.

Assumptions:

* PNC will be Escrow and Paying Agent
* Holders in scope: about 64
* Release(s): about three (at closing, purchase price adjustment, and indemnity)
* Escrow(s): adjustment $TBD for about 3 months; indemnity $TBD for about 18 months
* Pricing assumes employee based Option Holders will be paid through the company payroll, *if applicable*
  * *Escrow Fees are waived for deposits in a non-interest bearing deposit account; otherwise the annual escrow fee of $2,500 will apply.*

Disclosures: • Escrow and Paying Agent fees are payable upon closing • Change in deal details may cause changes to the fee schedule

SCHEDULE C Investment Direction [X] As of the date of this Escrow Agreement, the Parties authorize and direct the Escrow Agent to invest the Escrow Funds, pursuant to this Escrow Agreement, into a PNC Money Market Deposit Account (“MMDA”). [ ] As of the date of this Escrow Agreement, the Parties authorize and direct the Escrow Agent to hold un-invested the Escrow Funds pursuant to this Escrow Agreement, into a PNC Money Non Interest Bearing Deposit Account. The MMDA is an interest-bearing account and is insured by the Federal Deposit Insurance Corporation, to the standard maximum deposit insurance amount, (including principal and interest), for all deposits held in the same ownership capacity with the Escrow Agent. The MMDA has monthly withdrawal/disbursement restrictions of a maximum of six (6) per month and in the event the maximum is reached in any one calendar month, the funds will be moved to a PNC non-interest-bearing deposit option until the beginning of the following month. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. PNC Money Market Deposit Account has rates of interest or compensation that may vary from time to time as determined by the Escrow Agent based upon market conditions.

EXHIBIT A-1 Certificate of Incumbency (List of Authorized Representatives of Buyer) Buyer: [________] As an Authorized Representative of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity and is authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the above referenced entity, and that the title, signature and contact number appearing beside each name is true and correct. Name Title Signature Email Address Contact Number IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on: Date By:__________________________ Its: __________________________

EXHIBIT A-2

Certificate of Incumbency
(List of Authorized Representatives of Sellers' Representative)

Sellers' Representative: Shareholder Representative Services LLC

As an Authorized Representative of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity and is authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of the above referenced entity, and that the title, signature and contact number appearing beside each name is true and correct.

NAME	TITLE	SIGNATURE	TELEPHONE and EMAIL ADDRESS
Casey McTigue	Managing Director	____________________ ________	(415) 363-6081 cmctigue@srsacquiom.com
Aline Curtin	Senior Director	____________________ ________	(720) 966-1820 lcurtin@srsacquiom.com
Michelle Kirkpatrick	Executive Director	____________________ ________	(720) 799-8614 mkirkpatrick@srsacquiom.com

The below individuals are authorized to perform a confirmation via telephone callback (in the order listed below):

NAME	TELEPHONE
Greg Johnson	(720) 681-6638
Aline Curtin	(720) 966-1820
Casey McTigue	(415) 363-6081
Michelle Kirkpatrick	(720) 799-8614

*Please complete call-backs in the order indicated above (i.e., call Greg Johnson first, Aline Curtin second, etc.).

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on: Date SHAREHOLDER REPRESENTATIVE SERVICES LLC _____________________________ By:__________________________ Its: __________________________

EXHIBIT B JOINT WRITTEN INSTRUCTION Pursuant to that certain Escrow Agreement dated as of [●], 2025, by and among [BUYER], a [Delaware] corporation (“Buyer”), Shareholder Representative Services LLC, a Colorado limited liability company (the “Sellers’ Representative”), and PNC Bank, National Association, a national banking association (the “Escrow Agent”), Buyer and the Sellers’ Representative hereby instruct the Escrow Agent to release funds from the [Adjustment][Indemnity] Escrow Funds in accordance with the following instructions: $ [_______________] to Buyer: Wire Instructions: Account Name: _______________________ Account Number: _______________________ Bank Name: _______________________ Bank ABA Number: _______________________ Bank Address: _______________________ For credit to: _______________________ Special Instructions: _______________________ Bank Check: Payee Name: _______________________ Mailing Address: _______________________ $ [_______________] to Paying Agent: Wire Instructions: Account Name: _______________________ Account Number: _______________________ Bank Name: _______________________ Bank ABA Number: _______________________ Bank Address: _______________________ For credit to: _______________________ Special Instructions: _______________________ Bank Check: Payee Name: _______________________ Mailing Address: _______________________ IN WITNESS WHEREOF, the parties hereto have caused this Joint Written Instruction to be executed as of the date first above written. [BUYER] By: ____________________________ Name: ____________________________ Title: ____________________________ SHAREHOLDERS REPRESENTATIVE SERVICES LLC, solely in its capacity as the Sellers’ Representative By: ____________________________ Name: ____________________________ Title: ____________________________

EXHIBIT D Example New Working Capital Calculation

SCHEDULE E Lock Up Agreement

FORM OF LOCK-UP AGREEMENT THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [__], 2025 by and between [BUYER], a [Delaware] corporation (“Buyer”), and the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement (as defined below). WHEREAS, on [__], 2025, Buyer, KinetX, Inc., a California corporation (“KinetX”), the shareholders of KinetX (collectively, the “Sellers”), and [___], solely in its capacity as the Sellers’ Representative, entered into that certain Stock Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”); WHEREAS, pursuant to the Purchase Agreement, subject to the terms and conditions thereof, among other matters, pursuant to and in accordance with applicable laws and in connection with the consummation of the transactions contemplated by the Purchase Agreement (the “Closing Date”), Buyer will issue to Holder shares of Class A common stock, par value $0.0001 per share, of Buyer (the “Buyer Stock”); WHEREAS, as of the Closing Date, Holder will hold a certain number of shares of Buyer Stock; and WHEREAS, pursuant to the Purchase Agreement and the transactions contemplated thereby and the Transaction Documents, and in view of the valuable consideration to be received by Holder thereunder, the receipt and sufficiency of which is hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which the shares of Buyer Stock received by Holder pursuant to the terms of the Purchase Agreement (all such securities, including, without limitation, any securities into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein. NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows: 1. Lock-Up Provisions. (a) Holder hereby agrees not to, without the prior written consent of Buyer, during the period (the “Lock-Up Period”) commencing from the Closing Date and ending on the earlier of (A) the date that is six (6) months following the Closing Date and (B) the date on which Buyer consummates a subsequent liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of the stockholders of Buyer having the right to exchange their shares of Buyer Stock for cash, securities or other property: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce the intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (each, a “Permitted Transferee”): (I) in the case of an entity, transfers (A) to another entity that is an Affiliate of the Holder, (B) as part of a distribution to members, partners or stockholders of Holder and (C) to officers or directors of Holder, any Affiliate or family member of any of Holder’s officers or directors, or to any members, officers, directors or employees of Holder or any of its Affiliates; (II) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an Affiliate of such person; (III) to a charitable organization; (IV) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (V) in the case of an individual, transfers pursuant to a qualified domestic relations order; (VI) in the case of an entity, transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (VII) transfers to satisfy any U.S. federal, state or local income tax obligations of Holder (or its direct or indirect owners) to the extent necessary to cover any tax liability as a direct result of the transactions contemplated by the Purchase Agreement; (VIII) by private sales or transfers made in connection with the consummation of the transactions contemplated by the Purchase Agreement at prices no greater than the price at which the Restricted Securities were originally purchased; or (IX) in the form of a pledge of Restricted Securities in a bona fide transaction as collateral to secure obligations pursuant to lending or other financing arrangements between a Holder (or its Affiliates), on the one hand, and a third party, on the other hand, for the benefit of such Holder and/or its Affiliates; provided, however, that during the Lock-Up Period such third party shall not be permitted to foreclose upon such Restricted Securities or otherwise be entitled to enforce its rights or remedies with respect to the Restricted Securities, including, without limitation, the right to vote, transfer or take title to or ownership of such Restricted Securities; provided, however, that it shall be a condition to any transfer pursuant to clauses (I) through (IX) above that the Permitted Transferee executes and delivers to Buyer an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. Holder further agrees to execute such agreements as may be reasonably requested by Buyer that are consistent with the foregoing or that are necessary to give further effect thereto. The restrictions set forth herein shall not restrict Holder from making a request for inclusion of its Restricted Securities in any registration statement pursuant to any registration rights agreement between Buyer and the Holder, provided that no public filing or public disclosure relating to such sale of securities is made during the Lock-Up Period. (b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Buyer shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Buyer may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock- Up Period. (c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [__], 2025, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Buyer during the Lock-Up Period, including the right to vote any Restricted Securities. 2. Miscellaneous. (a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Buyer, except in accordance with the procedures set forth for transfers of Restricted Securities to Permitted Transferees in Section 1(a), and any such purported transfer shall be null and void. Buyer may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. (b) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party. (c) Governing Law; Jurisdiction; Waiver of Jury Trial; Specific Performance. Sections 11.11 through 11.14 of the Purchase Agreement shall apply to this Agreement mutatis mutandis. (d) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. (e) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer, to: [__] Attn: Email: With copies to (which shall not constitute notice): Reed Smith LLP [___] [___] Attn: Email: If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement. (f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Buyer and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision. (g) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. (h) Entire Agreement. This Agreement, together with the Purchase Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Purchase Agreement or any Transaction Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Buyer or any of the rights, remedies or obligations of Holder under any other agreement between Holder and Buyer or any certificate or instrument executed by Holder in favor of Buyer, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of Buyer or any of the rights, remedies or obligations of Holder under this Agreement. (i) Further Assurances. From time to time, at another party’s reasonable request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement. (j) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above. Buyer: [__], INC. By: Name: Title:

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above. Holder: Name of Holder: By: Name: Title: Address for Notice: Address: Facsimile No.: Telephone No.: Email:

SCHEDULE F Employment Agreement

Employment Agreement This Employment Agreement (the “Agreement”) is entered into as of the date of the last signature affixed hereto, by and between Kinetx, LLC (“Company”), a wholly-owned subsidiary of Intuitive Machines, LLC, and [__] (“Employee”). WHEREAS, In consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows: 1. Position of Employment. The Company will employ the Employee as [__]. The Company retains the right to change Employee’s title, duties, and reporting relationships as may be determined to be in the best interests of the Company or Intuitive Machines, provided that any change in duties shall be consistent with Employee’s training, experience, and qualifications. The terms and conditions of Employee’s employment shall, to the extent not addressed in this Agreement, be governed by the Company’s Policies and Procedures and existing practices. In the event of a conflict, the terms of this Agreement shall govern. 2. Term of Employment. Employee’s employment with the Company shall begin on [__], 2025, and shall continue for a period of one (1) year, after which employment shall be on an “at will” basis, unless terminated or modified as provided in Section 5 or extended/shortened by a subsequent written agreement. \. 3. Compensation and Benefits. 3.1 Base Salary. Employee shall be paid a base salary of $[__] biweekly, equivalent to $[__] annually (“Base Salary”), subject to applicable federal, state, and local withholding. Such Base Salary shall be paid in accordance with the Company’s standard payroll schedule for all employees. Any increases in Base Salary beyond the first year shall be at the Company’s sole discretion. 3.2 Retention Bonus. Employee shall be eligible for a sign-on/retention bonus of up to [__] (“Retention Bonus”), payable within 30 days of the Agreement’s effective date, subject to the following terms: (a) If the Company terminates Employee’s employment without Cause (Section 5.2) or Employee resigns for Good Reason (Section 5.5) before the one-year anniversary of [__], 2025,, Employee shall be deemed vested in any portion of the Retention Bonus already paid, and no additional payment shall be made or repayment owed to the Company. (b) If Employee resigns without Good Reason or is terminated for Cause (Section 5.3) before the one-year anniversary of [__], 2025,, Employee shall repay to the Company any portion of the Retention Bonus paid, in full, within 60 days of termination. No portion of the Retention Bonus shall be deemed vested. (c) “Good Reason” shall mean, without Employee’s consent: (i) a material reduction in Employee’s Base Salary; (ii) a material reduction in Employee’s duties or responsibilities or (iii) a requirement to relocate Employee’s principal place of work more than 50 miles from [Tempe, AZ.] Employee must provide written notice to the Company within 30 days of the event constituting Good Reason and allow the Company 30 days to cure such event. Resignation must occur within 30 days after the cure period ends. 3.3 Incentive Compensation.

Employee shall be eligible to participate in the Company’s incentive compensation programs, including annual performance bonuses, under the same terms as other eligible employees. Eligibility and award amounts shall be determined by the Company, based on performance metrics such as project milestones or financial targets. Nothing herein requires the payment of incentive compensation unless approved under the program’s terms. 3.4 Employee Benefits. Employee shall participate in KinetX, LLC’s employee benefit plans, and any other programs available to Company executives, subject to each plan’s terms. Upon transition to Intuitive Machines, LLC’s employment structure, Employee shall be eligible for Intuitive Machines’ benefit plans. 4. Duties and Performance. Employee acknowledges that he possesses a unique set of skills, abilities, and experiences that benefit the Company, and his continued employment is contingent upon successful performance of duties as [__] or other assigned roles. 4.1 General Duties. Employee shall render services to the best of his ability, diligently undertaking all assigned duties. 4.2 Commitment. Employee shall devote his full time, energy, and skill to the Company’s services, at such time and place as directed. Employee shall not perform compensated services for any other entity without the express written consent of the Company. 4.3 Responsibilities. Employee shall faithfully and industriously perform all responsibilities with skill, care, diligence, and attention. 4.4 Authority. Employee shall have no authority to enter contracts or create obligations on behalf of the Company, except as specifically authorized by the Company. 5. Termination of Employment. Employee’s employment may be terminated prior to the expiration of the one-year term in accordance with the following provisions: 5.1 Termination by Employee. Employee may terminate employment by providing six (6) weeks’ written notice to the Company. During the notice period, Employee shall fulfill all duties and support training of a replacement, if any. Salary, benefits, and the Retention Bonus (per Section 3.2) shall continue unchanged, subject to plan terms, unless Employee fails to comply, which may result in Termination for Cause (Section 5.3). 5.2 Termination by the Company Without Cause. The Company may terminate Employee’s employment without cause by providing six (6) weeks’ written notice. During the notice period, Employee shall fulfill all duties and support training of a replacement, if any. Salary, benefits, and the Retention Bonus (per Section 3.2) shall continue unchanged, subject to plan terms. The Company may, at its discretion, provide severance pay equivalent to six weeks’ Base Salary ($10,192.31) in lieu of active employment, with COBRA eligibility. 5.3 Termination by the Company For Cause.

The Company may terminate Employee for “cause” without notice, including for: (a) failure to perform duties satisfactorily; (b) fraud, misappropriation, or embezzlement; (c) conviction of a felony involving moral turpitude; (d) illegal drug use or excessive alcohol use in the workplace; (e) intentional misconduct subjecting the Company to liability; (f) breach of duty of loyalty; (g) willful disregard of Company policies; (h) breach of material terms of this Agreement; or (i) insubordination or refusal to follow instructions of the Company shall repay the Retention Bonus per Section 3.2(b). 5.4 Termination By Death or Disability. Employee’s employment and rights to compensation shall terminate if Employee is unable to perform duties due to death or disability lasting more than 90 days. Employee’s heirs, beneficiaries, successors, or assigns shall not be entitled to compensation or benefits, except as provided by this Agreement, required by law, or specified in applicable benefit plans. 5.5 Termination by Employee for Good Reason. Employee may terminate employment for Good Reason, as defined in Section 3.2(c), by providing six (6) weeks’ written notice to the Company, specifying the event constituting Good Reason. During the notice period, Employee shall fulfill all duties and support training of a replacement, if any. Salary, benefits, and the Retention Bonus (per Section 3.2) shall continue unchanged, subject to plan terms. Failure to comply may result in Termination for Cause (Section 5.3). 6. Confidentiality. Employee shall hold in strictest confidence and not disclose Confidential Information (as defined below) to anyone outside the Company or to employees without access, without written authorization from the Company. This obligation applies during and after employment, including information related to the acquisition of KinetX, Inc. Employee agrees to sign NDA agreement. 6.1 Definition. “Confidential Information” includes trade secrets, proprietary information (e.g., manufacturing techniques, customer lists, inventions, research projects, financial data, acquisition-related data), and third-party confidential data. Employee shall not use Confidential Information for personal benefit or to the Company’s detriment. Employee certifies that employment with the Company does not breach any prior confidentiality obligations. 6.2 Non-Disclosure Agreement. Employee shall execute the Company’s standard Non-Disclosure Agreement (NDA), attached as Appendix A, within five (5) business days of this Agreement’s effective date. 6.3 Immunity for Trade Secret Disclosure. An individual shall not be held liable under federal or state trade secret law for disclosure of a trade secret that: (A) is made in confidence to a government official or attorney solely for reporting or investigating a suspected violation of law; or (B) is made in a sealed court filing. In anti-retaliation lawsuits, trade secrets may be disclosed to the individual’s attorney or used in sealed court filings, per court order. 7. Expenses. The Company shall reimburse Employee for reasonable expenses incurred in furtherance of his duties (e.g., travel, meals, accommodations), upon submission of vouchers or receipts in compliance with the Company’s policies.

8. General Provisions. 8.1 Notices. Notices shall be delivered in writing to: Company: Intuitive Machines, LLC 13467 Columbia Shuttle Street, Houston TX 77059 Attn: Jade Marcantel Employee: [__] Notices shall be delivered personally, by facsimile, or by registered, certified, or express mail, and deemed received upon personal delivery, the first business day after facsimile, or the date on the return receipt. 8.2 Amendments and Termination. This Agreement may not be amended or terminated except by a writing executed by all parties. It constitutes the entire agreement, superseding all prior understandings. 8.3 Successors and Assigns. The rights and obligations hereunder are not assignable without prior written consent, except that the Company may assign its rights to a wholly-owned subsidiary or an entity purchasing substantially all of the Company’s assets. 8.4 Severability. Provisions of this Agreement shall apply to the extent they do not violate applicable law. If any provision is invalid, illegal, or unenforceable, other provisions shall remain unaffected. 8.5 Waiver. No waiver of a right or remedy shall waive other or subsequent rights. 8.6 Definitions and Headings. Terms defined herein apply throughout. Headings are for reference and do not affect interpretation. Singular includes plural where appropriate. 8.7 Counterparts. This Agreement may be executed in counterparts, each deemed an original but together constituting one instrument. 9. Governing Law and Forum. This Agreement shall be governed by the laws of the State of Texas, without regard to conflict of law principles. Any action to enforce this Agreement, if not resolved through arbitration per Section 10, shall be subject to the exclusive jurisdiction of Texas state or federal courts in Houston, Texas. 10. Arbitration. Any claims or disputes arising from this Agreement or Employee’s employment shall be resolved through binding arbitration administered by the American Arbitration Association under its Commercial Arbitration

Rules, conducted in Houston, Texas. The Company shall bear arbitration costs, with each party responsible for its own legal expenses. IN WITNESS WHEREOF, KinetX, ILLC, and Employee have executed this Agreement as of the date written below. _________________________ [__] KinetX, LLC. By: ___________________________ Name: _________________________ Title: __________________________ Date: _________________________ Date: _________________________ Appendix A: KinetX, Inc. Non-Disclosure Agreement (to be attached).

SCHEDULE G Consulting Agreement

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 PROFESSIONAL SERVICES AGREEMENT This Professional Services Agreement (PSA), effective [__] 2025, between Intuitive Machines, Inc. (IM) located at 13467 Columbia Shuttle St. in Houston, TX 77059 (hereinafter referred to as “Buyer”) and ([__]) located at [__] (hereinafter referred to as “Seller”). The effort to be performed by Seller under this Agreement is defined in Section 1.0 “Description of Professional Services” of this Agreement and will be performed on a Time and Materials (T&M) basis in accordance with the terms and conditions and any referenced document set forth herein. 1.0 DESCRIPTION OF PROFESSIONAL SERVICES Seller shall provide IM the Professional Services ("Services") described below. The Services shall be provided subject to the following Terms and Conditions. A. STATEMENT OF WORK (SOW) The Seller shall provide IM with Services pursuant to Exhibit A SOW, entitled KinetX Support Services. B. DELIVERABLES The Seller shall provide IM with deliverables as directed by IM and approved by Peter McGrath. C. ACCEPTANCE CRITERIA Final acceptance of Seller’s deliverables and products will be approved by Peter McGrath or his designee. D. PERIOD OF PERFORMANCE The period of performance is from 09/01/2025 to 09/01/2026 unless amended in writing by mutual agreement of the parties. E. PAYMENT RATE (S) AND COMPENSATION 1. Time and Materials For tasks and hours approved by Peter McGrath in advance and subject to receipt of an acceptable invoice, IM will pay an hourly rate of $ [__] United States dollars ($USD) for Professional Services to be rendered hereunder. The labor rate reflects direct costs burdened through G&A and profit and shall remain fixed for the term of this PSA. If, during the term of this Order, Buyer desires to increase the specified maximum number of labor hours, Seller agrees to promptly enter into negotiations, and any modification of this order resulting from such negotiations will provide for alterations in the not-to-exceed price based on the difference between the maximum number of labor hours specified in Paragraph, F,

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 Ceiling Price and the negotiated revised maximum number of labor hours. F. CEILING PRICE The following presents the estimated allotment of the total Ceiling Price to the various labor and material categories involved in the performance of this T&M Agreement. Labor Category Hourly Rate Hours Value Seller $ 1[__] [__] $[__] Monthly Stipend to Offset Benefits Transition $[__] MATERIALS $ CEILING PRICE $ [__] 2.0 ADMINISTRATIVE/TECHNICAL CONTACTS Buyer Seller Contractual Contractual Name: Intuitive Machines LLC Name: Address: 13467 Columbia Shuttle St Address: Houston, TX 77059 Attn: Laura Sanchez Attn: Title: Sr. Subcontracts Specialist Title: Phone: 281-813-7181 Phone Email: lsanchez@intuitivemachines.com Email:

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 Technical Technical 13467 Columbia Shuttle St Address: Houston, TX 77059 Attn: Peter McGrath Attn: Title: Chief Financial Officer Title: Phone: Phone: Email: pmcgrath@intuitivemachines.com Email: In consideration of the mutual obligations assumed under this Agreement, Buyer and Seller agree to the Terms and Conditions attached hereto and incorporated by reference and represent that this Agreement is executed by duly authorized representatives as of the dates below. Buyer Intuitive Machines, LLC Seller [__] Sign/Date: __________________________ Name: Laura Sanchez Title: Sr. Subcontracts Specialist Sign/Date: __________________________ Name: [__] Title:

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 TERMS AND CONDITIONS 1. Services. (a) Seller shall perform the Services described in the Exhibit A, Statement of Work or subsequent task orders. (b) Seller services shall be on a time and materials basis as requested and agreed by both parties. Seller shall use reasonable efforts to accomplish the Services within the total estimated price set forth in the task orders. (c) IM shall have no obligation to make any payment to Seller in excess of the total estimated price, and Seller shall have no obligation to continue to perform work beyond the total estimated price, even if the Services have not been completed. The parties may, by mutual written agreement, increase the total estimated price. (d) Seller may take the following actions, in its discretion, so long as Seller does not exceed the total estimated price: (i) Use fewer hours of one labor category and more hours of another labor category or categories, and (ii) vary the expenditures between the estimated labor amounts and the other direct cost expenditures (for example, use more labor and less travel). 2. Place of Performance. Seller shall perform work under this Agreement at the IM Facility or at such other substitute or supplemental locations as may be agreed to in writing by the parties. 3. Effective Date; Term. (a) This Agreement shall be effective as of the date first above written (the "Effective Date") and shall continue in full force and effect until the Services have been completed, the total estimated price has been reached, or the Agreement has been terminated in accordance with subparagraph (b) hereof. (b) The term of this Agreement shall commence on the date first above written and remain valid through the established NTE hours (Section 1.0 Subpart F) or the acceptance of the established work products delivered on a TM. unless otherwise amended by the parties and reflected in a written modification. 4. Invoicing & Payment Terms. Invoices shall be submitted by Seller to Buyer once a month, by the 3rd of the month or as set forth in task orders for Services performed and expenses incurred by Seller pursuant to this Agreement. Each invoice shall include the following information: (1) contract number, (2) invoice amount, (3) description work accomplished, (4) total cumulative charges to date, (5) Taxpayer Identification Number (TIN). If providing a personal Social Security Number, all but the last four digits may be redacted, provided that a current W-9 form has been submitted. Seller shall submit invoices to Accounts Payable, at ap@intuitivemachines.com.

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 a. The current cumulative charges for the billing period, with hours and dollars provided for each authorized individual by labor category at the rates provided in this Agreement or the deliverables as defined by the fixed price task order. b. IM shall reimburse Seller at cost for all materials purchased exclusively for use in performing the Services, as well as for all reasonable travel expenses and miscellaneous out-of-pocket expenses incurred in connection with performing the Services. These types of expenses shall be approved by IM prior to incurring them and must be substantiated by valid receipts or acknowledgements. c. A statement, signed by a responsible official of the Seller, substantially similar if not identical to the following: d. “I certify that the items included in this invoice have been delivered in accordance with the subcontract, and all charges are true, correct, and have not been previously billed.” e. The amount to be paid to Seller for labor is set forth in task orders issued. Fractional parts of an hour shall be payable on a prorated basis. The labor hour billing rates will be defined in task orders when required. f. Invoiced amounts are due and payable by IM no later than Fifteen (15) days after receipt of a complete and accurate invoice. 5. Resources to be Provided by IM. IM shall provide, maintain, and make available to Seller, at IM's expense and in a timely manner, the following resources, and such other additional resources, as Seller may from time-to-time reasonably request in connection with Seller's performance of the Services: (a) Qualified Customer personnel or representatives who will be designated by IM to consult with Seller on a regular basis in connection with the Services, as well as documentation or other information necessary to perform the Services. (b) Access to IM's premises and appropriate workspace for Seller personnel at IM's premises as necessary for performance of those portions of the Services to be performed at IM' s premises. 6. Agreement Direction (a) Only the IM Supply Chain Representative has authority on behalf of IM to amend this Agreement. All amendments must be identified as such in writing and executed by the parties. (b) IM engineering and technical personnel may from time to time render assistance or give technical advice or discuss or effect an exchange of information with Seller's personnel concerning the Services hereunder. No such action shall be deemed to be a change under the "Changes" clause of this Agreement and shall not be the basis for equitable adjustment. (c) Except as otherwise provided herein, all notices to be furnished by Seller shall be in writing and sent to the IM Supply Chain Representative.

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 7. Confidentiality. In the event either party determines that it is necessary to provide confidential, proprietary, or trade secret information to the other party with respect to the Services performed under this Agreement, such disclosure will be made only after advanced written notice, and only under the terms of a separate non-disclosure agreement. 7.1 Each party hereby acknowledges that certain information concerning the matters that are the subject matter of this Agreement may constitute material non - public information under U.S. federal securities laws, and that U.S. federal securities laws prohibit any person who has received material non-public information relating to IM from purchasing or selling securities of IM, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of IM. 7.2 U.S. Government classified information, if any, disclosed by one Party to the other shall be handled in accordance with the National Industrial Security Program Operating Manual (NISPOM), its supplements, and other applicable U.S. Government security laws and regulations. Federal Contract Information (“FCI”) shall be handled pursuant to FAR 54.204-21. Controlled unclassified information” (“CUI”) shall be handled pursuant to DFARS 252.204-7012, -7019, -7020, -7021, and -7024. 8. Intellectual Property. (a) IM and Seller shall each retain ownership of, and all right, title, and interest in and to, their respective, preexisting intellectual property (IP), and no license therein, whether express or implied, is granted by this Agreement or as a result of the Services performed hereunder. To the extent the parties wish to grant to the other rights or interests in pre-existing IP, separate license agreements on mutually acceptable terms will be executed. (b) IM shall take title to, and ownership of all deliverable items listed in Exhibit A or subsequent task orders. (c) Any invention (whether patentable or not), work of authorship, or other IP created by Seller in connection with performing the Services hereunder shall be owned by IM, and all right, title and interest therein shall be retained by IM. (d) If Seller elects to use their pre-existing IP as an essential element for the proper use and enjoyment of their deliverable item, the Seller grants to IM and non-exclusive, non-transferrable, world-wide, royalty-free perpetual license to use such IP for business purposes associated with the deliverables. (e) Intellectual Property developed independently by either Party, either before or during the term of this contract, is and shall remain the exclusive property of said Party. IP developed jointly shall be owned equally by both parties, so long as each party shares equally in the cost of pursuing and maintaining IP protection appropriate for said IP. In case a Party declines to participate in sharing the costs and effort of pursuing and maintaining such shared IP, it shall quit-claim the IP in favor of the other Party, and allow the other Party exclusive ownership and control, including executing relevant required documentation assisting the other Party in transferring ownership and control. 9. Export Control Compliance for Foreign Persons. (a) The subject technology of this Agreement (together including data, services, and hardware provided hereunder) may be controlled for export purposes under the International Traffic in Arms Regulations (ITAR) controlled by the U.S. Department of State or the Export Administration Regulations (“EAR”) controlled by the U.S.

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 Department of Commerce. ITAR controlled technology may not be exported without prior written authorization and certain EAR technology requires a prior license depending upon its categorization, destination, end-user, and end-use. Exports or re-exports of any U.S. technology to any destination under U.S. sanction or embargo are forbidden. (b) Access to certain technology (“Controlled Technology”) by Foreign Persons (working legally in the U.S.), as defined below, may require an export license if the Controlled Technology would require a license prior to delivery to the Foreign Person’s country of origin. Seller is bound by U.S. export statutes and regulations and shall comply with all U.S. export laws. Seller shall have full responsibility for obtaining any export licenses or authorization required to fulfill its obligations under this contract. 10. Taxes. Seller shall be solely responsible for the collection and payment of any and all sales, use, value added, excise, import, privilege or other similar taxes or payments in lieu thereof, including interest and penalties thereon, imposed by any authority, government or governmental agency arising out of or in connection with the performance of the Services by Seller (other than those levied on Seller's income), and Seller shall make such withholdings and payments, and timely file any return or information required by treaty, law, rule or regulation. 11. Personnel. Personnel will at all times be considered employees or agents of the party providing such personnel and will not for any purpose be considered employees or agents of the other party. Each party shall assume full responsibility for the actions or inactions of the personnel it provides, and shall be solely responsible for the supervision, direction, control, salaries, workers' compensation coverage, disability and other insurance, benefits, and all other obligations required by law relating to its personnel. 12. Changes (a) The IM Supply Chain Representative may at any time, by written notice, and without notice to sureties or assignees, make changes within the general scope of this Agreement in any one or more of the following: (i) description of services; (ii) drawings, designs, or specifications; (iii) method of shipping or packing; (iv) place of inspection, acceptance, or point of delivery; (v) time of performance; and (vi) place of performance. (b) If any such change causes an increase or decrease in the cost of, or the time required for, performance of any part of this Agreement, IM shall make an equitable adjustment in this Agreement price and/or delivery schedule and modify this Agreement accordingly. Changes to the time of performance will be subject to a price adjustment only. (c) Seller must request any equitable adjustment under this clause within thirty (30) days from the date of receipt of the written change order from IM. If Seller’s proposed equitable adjustment includes the cost of property made obsolete or excess by the change, IM shall have the right to prescribe the manner of disposition of the property. (d) Failure to agree to any adjustment shall be resolved in accordance with the "Disputes" clause of this Contract. However, nothing contained in this "Changes" clause shall excuse Seller from proceeding without delay in the performance of this Contract as changed. 13. Termination. Either party may terminate this Agreement for any reason upon thirty (30) days' written notice to the other party. Termination under this paragraph will not affect payment obligations incurred under this Agreement for Services performed prior to the effective date of termination, and for any costs incurred, including without limitation commitments to purchase products or services from third parties that were entered into by Seller in the course of performance hereunder prior to the effective date of termination. Such reimbursable costs may include, but

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 are not limited to, cancellation fees, minimum consulting fees, and non-refundable charges or fees for third party products or services. For services provided under a Firm Fixed Price arrangement. Seller shall repay Intuitive Machines on a prorated basis as follows: Dollar value divided by the Period of Performance (months / days) minus actual month/days of services performed. 14. Effect of Termination. Upon termination of this Agreement, each party shall promptly return to the other any and all personal property of the other held by such party; provided, that if, and so long as, any fees required to be paid by IM to Seller have not been paid, then Seller shall not be required to return to IM any personal property of IM held by Seller, and Seller shall have a lien on such property, to the extent of the amounts unpaid by IM. 15. Warranties. (a) Seller warrants that the Services provided under this Agreement shall be performed with that degree of skill and judgment normally exercised by recognized professional firms performing services of the same or substantially similar nature. The exclusive remedy for any breach of the foregoing warranty shall be that Seller, at its own expense, and in response to written notice of a warranty claim by IM within ninety (90) days after performance of the Services at issue, shall, at its own option, either (1) re-perform the Services to conform to this standard; or (2) refund to IM amounts paid for nonconforming Services. (b) SELLER SPECIFICALLY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED STANDARDS, GUARANTEES, OR WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES THAT MAY BE ALLEGED TO ARISE AS A RESULT OF CUSTOM OR USAGE. (c) IM represents and warrants to Seller that it has the right to use, disclose and disseminate the information, specifications, and data that it has provided or will provide to Seller in order for Seller to perform the Services and to create the deliverables, if any, identified in the Exhibits. IM further represents and warrants that possession and use of that information, specifications, and data by Seller under the terms and conditions of this Agreement will not constitute an infringement upon any patent, copyright, trade secret, or other intellectual property right of any third party. 16. Limitation of Liability. (a) In no event shall either Seller or IM be liable to the other for any special, indirect, incidental or consequential damages (including, but not limited to, lost profits, lost business opportunities, loss of use or equipment down time, and loss of or corruption to data) arising out of or relating to this Agreement, regardless of the legal theory under which such damages are sought, and even if the parties have been advised of the possibility of such damages or loss. (b) Seller agrees, to the extent permitted by law, to indemnify and hold harmless but shall have no obligation to defend IM and its officers, directors and employees (collectively “IM”) from and against liability for damages to the extent actually caused by the negligent acts, errors or omissions of Seller and its subcontractors, or anyone for whom the Seller is legally liable, in the performance of professional services under this Agreement. Seller's obligation to indemnify IM shall continue for a period of one year following the termination of the Agreement. (c) IM agrees, to the extent permitted by law, to indemnify and hold harmless but shall have no obligation to defend the Seller and its officers, directors, employees and subcontractors (collectively “Seller”) from and against

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 liability for damages to the extent actually caused by the negligent acts, errors or omissions of IM and its Sellers, subcontractors, Consultants, or anyone for whom IM is legally liable, in connection with this Agreement. IM's obligation to indemnify Seller shall continue for a period of one year following the termination of the Agreement. (d) Neither IM nor Seller shall be obligated to indemnify the other party in any manner whatsoever for the other party's own negligence or for the negligence of others. (e) Any claim by IM against Seller relating to this Agreement, other than in warranty, must be made in writing and presented to Seller within one year after the earlier of: (1) the date on which the IM accepts the deliverable(s) at issue; or (2) the date on which Seller completes performance of the Services specified in this Agreement. 17. Non-Waiver of Rights. The failure of either party to insist upon performance of any provision of this Agreement, or to exercise any right, remedy or option provided herein, shall neither be construed as a waiver of the right to assert any of the same or to rely on any such terms or conditions at any time thereafter, nor in any way affect the validity of this Agreement. 18. Severability. If any covenant, condition, term, or provision contained in this Agreement is held or finally determined to be invalid, illegal, or unenforceable in any respect, in whole or in part, such covenant, condition, term, or provision shall be severed from this Agreement, and the remaining covenants, conditions, terms and provisions contained herein shall continue in force and effect, and shall in no way be affected, prejudiced or disturbed thereby. 19. Conflicting Provisions. This Agreement and all of the exhibits, schedules, and documents attached hereto are intended to be read and construed in harmony with each other, but in the event any provision in any attachment conflicts with any provision of this Agreement, then this Agreement shall be deemed to control, and such conflicting provision shall be deemed removed and replaced with the governing provision herein. 20. Assignment. Neither party may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld. Notwithstanding the foregoing, Seller may without violation of this paragraph engage the services of independent CONSULTANTs to assist in the performance of its duties hereunder. 21. Change in Control of Seller. Prior to a potential change in control of Seller and at least ninety (90) days prior to the proposed effectiveness of such change in control, Seller will promptly notify IM in writing thereof, and provide the identity of the potential new controlling party and information on such party and the transaction as IM may request, consistent with applicable law and confidentiality restrictions. 22. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its laws relating to conflict or choice of laws. 23. Interpretation. The captions and headings used in this Agreement are solely for the convenience of the parties, and the text of the Agreement shall govern in the event of any conflict or ambiguity. Each party has read and agreed to the specific language of this Agreement; therefore, no conflict, ambiguity, or doubtful interpretation shall be construed against the drafter.

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 24. Disputes. IM and Seller agree to first enter into negotiations to resolve any controversy, claim or dispute ("dispute") arising under or relating to this Agreement. The parties agree to negotiate in good faith to reach a mutually agreeable resolution of such dispute within a reasonable period of time. If good faith negotiations are unsuccessful, IM and Seller agree to resolve the dispute by binding and final arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitration shall take place in the County of Harris, State of Texas. The arbitrator(s) shall be bound to follow the provisions of this Agreement in resolving the dispute and may not award punitive damages. The decision of the arbitrator(s) shall be final and binding on the parties, and any award of the arbitrator(s) may be entered or enforced in any court of competent jurisdiction. 25. Force Majeure. Neither party shall be liable for any failure of or delay in performance of its obligations under this Agreement to the extent such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of God, epidemics, acts of a public enemy, fires, floods, wars, civil disturbances, sabotage, accidents, insurrections, blockades, embargoes, storms, explosions, labor disputes (whether or not the employees' demands are reasonable and within the party's power to satisfy), acts of any governmental body, failure or delay of third parties or governmental bodies from whom a party is obtaining or must obtain approvals, authorizations, licenses, franchises or permits, or inability to obtain labor, materials, equipment, or transportation (collectively referred to herein as "Force Majeure"). Each party shall use its reasonable efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a Force Majeure event. 26. Multiple Copies or Counterparts of Agreement. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such an event, all such executed copies shall have the same force and effect as the executed original. 27. Notices. All notices or other written communication required or permitted to be given under any provision of this Agreement shall be deemed to have been given by the notifying party if mailed by certified mail, return receipt requested, to the receiving party addressed to its or his mailing address set forth in the first paragraph of this Agreement, or such other address as the parties may designate in writing to the other parties. Additionally, notices sent by any other means (i.e., facsimile, overnight delivery, courier, etc.) may be acceptable subject to written confirmation of both the transmission and receipt of the notice. 28. Relationship of Parties. Seller is an independent Seller in all respects with regard to this Agreement. Nothing contained in this Agreement shall: (1) authorize or empower either party to act as partner or agent of the other party in any manner; (2) authorize, or empower or deem one party to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of any other party; or (3) authorize, empower or deem a party to bind any other party in any manner or make any representation, warranty, covenant, agreement, or commitment on behalf of any other party. 29. Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights or interests enforceable by any person not a party to this Agreement. 30. Waiver or Modification. This Agreement may be modified, or part or parts hereof waived, only by an instrument in writing specifically referencing this Agreement and signed by an authorized representative of the party against whom enforcement of the purported modification or waiver is sought.

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 31. Entire Agreement. This Agreement, including Exhibits, which are hereby incorporated by reference, constitutes the entire agreement and understanding between the parties and supersedes and replaces any and all prior or contemporaneous proposals, agreements, understandings, commitments or representations of any kind, whether written or oral, relating to the subject matter hereof or the Services to be performed hereunder. In the event of an inconsistency or conflict between or among the provisions of this PSA, the inconsistency shall be resolved by giving precedence in the following order: 1. This PSA with attached Terms and Conditions 2. Exhibit A (Statement of Work or Individual Task Order Awards)

IM-QMS-FRM-BUS-002 Professional Services Agreement Revision: Issue 4 Final Effective Date: 9/01/2023 Exhibit A Statement of Work Business Support Services IM/KinetX Transition Project Support (to be defined) IM Furnished Property / Access to IM Assets o IM-provided laptop o Access to IM networks

EXHIBIT H Paying Agent Agreement

SCHEDULE I Payment Allocation Schedule

1 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT This Proprietary Information and Inventions Agreement (the “Agreement”) between KinetX, Inc. (“Company”), and the individual identified on the signature page to this Agreement (“Assignor” or “I”) is effective as of the first day of Assignor’s employment or engagement by the Company and confirms and memorializes the agreement that (regardless of the execution date hereof) the Company and I have had since the commencement of my employment or engagement (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee or becoming otherwise engaged by the Company). I acknowledge and agree that this Agreement is a material condition of my employment or continued employment, or my engagement or continued engagement (as applicable), with the Company. In exchange for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including but not limited to: (i) access to and use of the Company’s Proprietary Information and Inventions (each as defined below) in the course of performing my duties; (ii) specialized training, support, and exposure to the Company’s methods, processes, and technologies; (iii) the opportunity to contribute to and participate in the development of intellectual property; and (iv) continued at-will employment or engagement by the Company, I agree to the terms and conditions set forth in this Agreement, as further described below: 1. No Conflicts. I have not made, and agree not to make, any agreement, oral or written, that is in conflict with this Agreement or my employment with or engagement by the Company. I will not violate any agreement with, or the rights of, any third party. When acting within the scope of my employment or engagement (or otherwise on behalf of the Company), I will not use or disclose my own or any third party’s confidential information or intellectual property (collectively, “Restricted Materials”), except as expressly authorized by the Company in writing. Further, I have not retained anything containing or reflecting any confidential information or intellectual property of a prior employer or other third party, whether or not created by me. 2. Inventions. a. Definitions. “Assigned Inventions” means all Inventions (together with any and all Intellectual Property Rights therein, related thereto, or embodied therein) that were or are Created by me, whether solely or jointly with others, at any time during the term of my employment with or engagement by the Company, that either: (i) arose or arise out of any use of Company Assets or any research or other activity conducted by, for, or under the direction of the Company (whether or not conducted (A) at the Company’s facilities; (B) during working hours; or (C) using Company Assets), or (ii) are useful with or in or relate directly or indirectly to any Company Interest. “Company Interest” means the actual or anticipated business, research, or development activities of the Company, including, without limitation, the development and implementation of expert systems engineering, advanced software and hardware design, and spacecraft navigation and flight dynamics services for commercial, civil, and governmental customers operating in the spaceflight, aerospace, or related technology sectors., as well as any product, service, other Invention or Intellectual Property Rights (defined below) that is sold, leased, used, licensed, provided or under development by the Company. “Company Assets” means the Company’s facilities, equipment, Proprietary Information (as defined below), or any other tangible or intangible resources, data, or property of the Company. “Create” or “Created” means to collect, make, conceive, develop, reduce to practice, set out in any tangible medium of expression, or otherwise bring into existence, whether in whole or in part and whether alone or with others. “Intellectual Property Rights” means any and all patent rights, copyright rights, trademark rights, mask work rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any kind throughout the world (including any application therefor and any rights to apply therefor, as well as all rights to pursue any and all remedies for any past, present or future infringements, misappropriations or other violations thereof). “Invention” means any idea, concept, discovery, learning, invention, development, research, technology, work of authorship, trade secret, software, firmware, content, audio-visual material, tool, process, technique, know-how, data, plan, device, apparatus, specification, design, prototype, circuit, layout, mask work, algorithm, program, code, documentation or other material or information, tangible or intangible, and all versions, modifications, enhancements and derivative works thereof, whether or not it may be patented, copyrighted, trademarked or otherwise protected. b. Ownership. The Company shall own all right, title, and interest in and to all Assigned Inventions (including, for the avoidance of doubt, all Intellectual Property Rights therein, related thereto, or embodied therein). To the fullest extent permitted by applicable law, any copyrightable work included in the Assigned Inventions shall be deemed a “work made for hire” (as defined in 17 U.S.C. § 101), with authorship and ownership vested exclusively in the Company. To the extent that, for any reason, any such copyrightable work does not qualify as a “work made for hire” or to the extent that any Assigned Invention is not a copyrightable work, I hereby irrevocably assign and agree to assign to the Company all right, title, and interest in and to such Assigned Invention (including, for the avoidance of doubt, all Intellectual Property Rights therein, related thereto, or embodied therein). I will promptly disclose and provide all Assigned Inventions to the Company. However, the foregoing does not purport to assign to the Company (and Assigned Inventions shall not include) any Invention that: (1) by law (including, without limitation, the applicable statutory provision for my state of employment or engagement set forth in Appendix A, if any) I cannot be required to so assign; or (2) otherwise meets all of the following requirements: (I) the Invention is Created entirely on my own time; (II) the Invention is Created entirely without use of any Company Assets and (III) the Invention is not useful with or related to any Company Interest. Nevertheless, if I believe any Invention Created by me during the term of my employment or engagement is not within the definition of Assigned Inventions, I will nevertheless disclose it to the Company so that the Company may make its assessment. c. Assurances. I hereby make and agree to make all assignments to the Company necessary to effectuate and accomplish the Company’s ownership in and to all Assigned Inventions. I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company and its officers as my agents and attorneys-in-fact, coupled with an interest, to act for and on my behalf to execute and file any document and to perform all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. d. Other Inventions. If (i) I use or disclose any Restricted Materials when acting within the scope of my employment or engagement (or otherwise to or on behalf of the Company) or (ii) any Assigned Invention cannot be fully made, used, reproduced, sold, distributed, modified, commercialized or otherwise exploited (collectively, “Exploited”) without using, misappropriating, infringing or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive, assignable, transferable, sublicensable right and license to use, disclose, fully Exploit and exercise all rights in such Restricted Materials and all Intellectual Property Rights embodied therein or related thereto. I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license. e. Moral Rights. To the extent allowed by applicable law, the terms of this Section 2 include all rights of paternity, integrity, disclosure, withdrawal and any other rights that may be known or referred to as moral rights, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company, and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratification, consent or agreement from time to time as requested by the Company. Furthermore, I agree that

2 notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, the Company may and is hereby authorized to use my name, likeness and voice in connection with promotion of its business, products and services, and to allow others to do the same. 3. Proprietary Information. a. Definition; Restrictions on Use. I agree that all Assigned Inventions (and all other financial, business, legal and technical information regarding or relevant to any Company Interest that is not generally publicly known), including the identity of and any other information relating to the Company’s employees, Affiliates and Business Partners (as such terms are defined below), that I develop, learn or obtain during my employment or engagement, or that are received by or for the Company in confidence, constitute “Proprietary Information.” I will hold in strict confidence and not directly or indirectly disclose or use any Proprietary Information, except as required within the scope of my employment or engagement. My obligation of nondisclosure and nonuse of Proprietary Information under this Section shall continue until I can document that it is or becomes readily generally available to the public without restriction through no fault of mine (understanding that breach of this Agreement would be such a fault) or, if a court requires a shorter duration, then the maximum time allowable by law will control. Furthermore, I understand that this Agreement does not affect my immunity under 18 USC Sections 1833(b) (1) or (2), which read as follows: (1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. b. Upon Termination. Upon termination of my employment or engagement (for any or no reason, whether voluntary or involuntary), I will promptly identify and, as directed by the Company, destroy, delete or return to the Company all items containing or embodying Proprietary Information, except that I may keep my personal copies of (i) my compensation records; (ii) materials distributed to shareholders generally and (iii) this Agreement. c. Company Systems. I also recognize and agree that I have no expectation of privacy with respect to the Company’s networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, email messages and voicemail messages or other devices (including personal devices)) in which Company Proprietary Information resides, is stored or is passed through (collectively, “Company Systems”), and in order to ensure compliance with work rules and safety concerns, the Company or its agents may monitor, at any time and without further notice to me, any Company Systems and any of my activity, files or messages on or using any Company Systems, regardless of whether such activity occurs on equipment owned by me or the Company. I further agree that any property situated on the Company’s premises and owned, leased or otherwise possessed by the Company, including computers, computer files, email, voicemail, storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I understand and acknowledge that (A) any such searches or monitoring efforts are not formal accusations of wrongdoing but rather part of the procedure of an investigation and (B) refusal to consent to such a search may be grounds for discipline. 4. Employment at Will. I agree that this Agreement is not a contract for any particular term. I have the right to resign and the Company has the right to terminate my employment or other engagement at will, at any time, for any or no reason, with or without cause. This Agreement does not purport to set forth all of the terms and conditions of my employment or other engagement, and as an employee or consultant of the Company, I have obligations to the Company which are not described in this Agreement. However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement and supersede the terms of any similar form that I may have previously signed. This Agreement can only be changed by a subsequent written agreement signed by the Chief Executive Officer or President of the Company, or an officer designee authorized in writing by the foregoing or the Company’s Board of Directors. 5. Protected Activity Not Prohibited. I understand that nothing in this Agreement limits or prohibits me from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the National Labor Relations Board, the state division of human rights, a local commission on human rights, or law enforcement (“Government Agencies”), or from communicating with my attorney, including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Proprietary Information to any parties other than the Government Agencies or my attorney. 6. Survival. I agree that any change or changes in my title, duties, compensation, or equity interest, in each case, associated with my employment or other engagement, after the signing of this Agreement shall not affect the validity or scope of this Agreement. I agree that the terms of this Agreement, and any obligations I have hereunder, shall continue in effect after termination of my employment or other engagement, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers. I will provide a copy of this Agreement to any potential or future employers of mine, so that they are aware of my obligations hereunder. This Agreement, and any obligations I have hereunder, also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns. This Agreement and any rights and obligations of the Company hereunder may be freely assigned and transferred by the Company, in whole or part, to any third party. 7. Miscellaneous. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Delaware (provided that if I am a resident of California, any disputes shall be resolved in accordance with the laws of the State of California), without regard to the conflict of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in or with jurisdiction over Texas (provided that if I am a resident of California, any legal action or proceeding shall be brought exclusively in the state or federal courts located in or with jurisdiction over San Francisco County, California), and each party consents to the jurisdiction thereof; however, the Company may seek injunctive relief and specific performance in any court of competent jurisdiction. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. If one or more provisions of this Agreement is held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable. I acknowledge and agree that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.

SIGNATURE PAGE TO PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT I EITHER (1) HAVE RETAINED A COPY OF THIS AGREEMENT OR (2) MAY REQUEST A COPY OF THIS AGREEMENT FROM THE COMPANY AT ANY TIME. By signing below, I acknowledge that I have received and accept the consideration described above as adequate and sufficient to support this Agreement: KINETX, INC. ASSIGNOR By: By: Name: Name: Title: Address: Dated: Dated:

A - 1 of 3 Appendix A If I am employed by the Company in the State of California, the following provision applies: CALIFORNIA LABOR CODE § 2870 Inventions Made by an Employee (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for his employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. If I am employed by the Company in the State of Delaware, the following provision applies: DELAWARE CODE, TITLE 19 § 805 Employee's right to certain inventions. Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee's rights in an invention to the employee's employer shall not apply to an invention that the employee developed entirely on the employee's own time without using the employer's equipment, supplies, facility or trade secret information, except for those inventions that: (1) relate to the employer's business or actual or demonstrably anticipated research or development, or (2) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment. If I am employed by the Company in the State of Illinois, the following provision applies: ILLINOIS COMPILED STATUTES 765 § 1060/2 Employee rights to inventions - conditions. (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection. (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement. (3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. If I am employed by the Company in the State of Kansas, the following provision applies: KANSAS CODE § 44-130 Employment agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure. (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless: (1) The invention relates to the business of the employer or to the employer's actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by the employee for the employer. (b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment. (c) If an employment agreement contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless: (1) The invention relates directly to the business of the employer or to the employer's actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by the employee for the employer.

A - 2 of 3 (d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention. If I am employed by the Company in the State of Minnesota, the following provision applies: MINNESOTA STATUTES § 181.78 Agreements; Terms Relating to Inventions. Subdivision 1. Inventions not related to employment. — Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable. Subdivision 2. Effect of subdivision 1. — No employer shall require a provision made void and unenforceable by subdivision 1 as a condition of employment or continuing employment. Subdivision 3. Notice to employee. — If an employment agreement entered into after August 1, 1977 contains a provision requiring the employee to assign or offer to assign any of the employee’s rights in any invention to an employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. If I am employed by the Company in the State of New Jersey, the following provision applies: NEW JERSEY STATUTES § 34:1B-265 Employee rights to certain inventions. Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee’s rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee’s own time, and without using the employer’s equipment, supplies, facilities or information, including any trade secret information, except for those inventions that: (a) relate to the employer’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by the employee on behalf of the employer. If I am employed by the Company in the State of North Carolina, the following provision applies: NORTH CAROLINA GENERAL STATUTES § 66-57.1 Employee’s right to certain inventions. Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer's equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer's business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and in unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section. If I am employed by the Company in the State of Utah, the following provisions apply: UTAH CODE, §§ 34-39-2, 34-39-3 34-39-2. Definitions. As used in this chapter: (1) "Employment invention" means any invention or part thereof conceived, developed, reduced to practice, or created by an employee which is: (a) conceived, developed, reduced to practice, or created by the employee: (i) within the scope of his employment; (ii) on his employer's time; or (iii) with the aid, assistance, or use of any of his employer's property, equipment, facilities, supplies, resources, or intellectual property; (b) the result of any work, services, or duties performed by an employee for his employer; (c) related to the industry or trade of the employer; or (d) related to the current or demonstrably anticipated business, research, or development of the employer. (2) "Intellectual property" means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them. 34-39-3.

A - 3 of 3 Scope of act — When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions — Exceptions. (1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is: (a) created by the employee entirely on his own time; and (b) not an employment invention. (2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention. (3) Subsection (1) does not apply to: (a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or (b) an agreement between an employee and his employer which is not an employment agreement. (4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee's employment or continuation of employment is not conditioned on the employee's acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment. (5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration. (6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment. (7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment. (8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions. If I am employed by the Company in the State of Washington, the following provision applies: REVISED CODE OF WASHINGTON § 49.44.140 Requiring Assignment of Employees’ Rights to Inventions – Conditions. (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable. (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment. (3) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.